                                                                     Exhibit 2.1


                               PURCHASE AGREEMENT



                                  BY AND AMONG



                       CENTERAMERICA PROPERTY TRUST, L.P.

                                    CFP, INC.

                               CFP VENTURE I, L.P.

                                HHC FINANCE, INC.

                                HHC FINANCE, L.P.

                    CENTERAMERICA DEVELOPMENT COMPANY, INC.

                                       AND

                        NEW PLAN EXCEL REALTY TRUST, INC.





                             Dated January 13, 2002

                                TABLE OF CONTENTS

                                                                                                         PAGE
I.       PURCHASE OF REAL ESTATE BUSINESS.............................................................    2

         1.1.     Sale and Transfer of Purchased Assets...............................................    2

         1.2.     Excluded Assets.....................................................................    5

         1.3.     No Assumption of Certain Liabilities................................................    5

         1.4.     No Representations..................................................................    7

         1.5.     Release of Seller...................................................................    9

         1.6.     Indivisible Economic Package........................................................   10

         1.7.     Nonassignable Contracts and Permits.................................................   10

II.      CONSIDERATION................................................................................   11

         2.1.     Purchase Price......................................................................   11

         2.2.     Assumption of Liabilities...........................................................   11

         2.3.     Earnest Money.......................................................................   12

         2.4.     Prorations..........................................................................   13

         2.5.     Preparation of Final Statement......................................................   21

         2.6.     Audit...............................................................................   22

         2.7.     Tenant Deposits.....................................................................   22

         2.8.     Certiorari..........................................................................   23

         2.9.     Effect of Closing...................................................................   23

III.     TITLE AND OTHER PROPERTY RELATED MATTERS.....................................................   23

         3.1.     Purchaser's Inspections and Due Diligence...........................................   23

         3.2.     Site Visits.........................................................................   24

         3.3.     Due Diligence Indemnity.............................................................   25

         3.4.     Title...............................................................................   25

IV.      REPRESENTATIONS AND WARRANTIES OF SELLER.....................................................   28

         4.1.     Organization and Power of Seller....................................................   28

         4.2.     Authority; Noncontravention; Consents...............................................   28

         4.3.     Litigation..........................................................................   29

         4.4.     Partnership Interests...............................................................   29

         4.5.     Properties..........................................................................   31

         4.6.     Environmental Matters...............................................................   33

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
         4.7.     Labor Matters.......................................................................   33

         4.8.     Taxes...............................................................................   33

         4.9.     Compliance with Laws................................................................   34

         4.10.    Brokers.............................................................................   34

         4.11.    Assumed Indebtedness................................................................   34

         4.12.    JV Indebtedness and PPM Indebtedness................................................   35

         4.13.    Assumed Liabilities.................................................................   35

         4.14.    Contracts...........................................................................   36

         4.15.    Ground Leases.......................................................................   36

         4.16.    REAs................................................................................   37

         4.17.    Loans to Employees..................................................................   37

         4.18.    Purchased Assets....................................................................   37

         4.19.    Intellectual Property...............................................................   37

         4.20.    Financial Statements................................................................   37

         4.21.    Budgets.............................................................................   38

         4.22.    Insolvency..........................................................................   38

         4.23.    United States Person................................................................   38

         4.24.    ERISA...............................................................................   38

         4.25.    Definition of Knowledge of Seller...................................................   39

         4.26.    Schedule References.................................................................   39

         4.27.    Right to Amend Representations......................................................   39

         4.28.    Seller's Representations Deemed Modified............................................   39

V.       REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................................   40

         5.1.     Organization, Standing and Power of Purchaser.......................................   40

         5.2.     Authority; Noncontravention; Consents...............................................   40

         5.3.     Brokers.............................................................................   41

         5.4.     Funding.............................................................................   41

         5.5.     Investment Representation...........................................................   41

         5.6.     Title Commitments...................................................................   41

         5.7.     Right to Amend Representations......................................................   41

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
VI.      COVENANTS....................................................................................   41

         6.1.     Conduct of Seller's Business Pending Transfer.......................................   41

         6.2.     Leasing.............................................................................   45

         6.3.     Tenant Estoppels....................................................................   45

         6.4.     Assumption of Obligations...........................................................   46

         6.5.     Other Actions.......................................................................   46

         6.6.     No Solicitation.....................................................................   47

         6.7.     Discharge of Indebtedness...........................................................   47

         6.8.     Tenant Litigation...................................................................   47

         6.9.     No Application to Excluded Properties or Assets.....................................   47

VII.     ADDITIONAL AGREEMENTS........................................................................   48

         7.1.     Access to Information; Confidentiality..............................................   48

         7.2.     Reasonable Efforts..................................................................   48

         7.3.     Public Announcements................................................................   49

         7.4.     Conveyance Taxes....................................................................   49

         7.5.     Excluded Properties.................................................................   49

         7.6.     Redevelopment Properties............................................................   49

         7.7.     Allocation of Purchase Price........................................................   50

         7.8.     Employee Matters....................................................................   50

         7.9.     Release of Seller...................................................................   51

         7.10.    Transitional Services...............................................................   51

         7.11.    Litigation Support..................................................................   52

         7.12.    Tax Matters.........................................................................   52

         7.13.    Post-Closing Access.................................................................   53

         7.14.    Matters Relating to Assumed Indebtedness, JV Properties and PPM Indebtedness........   53

         7.15.    Violations..........................................................................   55

         7.16.    Dropped Properties..................................................................   55

         7.17.    Delivery of Financial Statements....................................................   56

         7.18.    Insurance and Other Matters.........................................................   56

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
         7.19.    Keegan's and Inwood.................................................................   57

         7.20.    License.............................................................................   58

VIII.    CASUALTY AND CONDEMNATION....................................................................   58

         8.1.     In General..........................................................................   58

         8.2.     Minor Loss..........................................................................   58

         8.3.     Major Loss..........................................................................   58

         8.4.     Additional Matters..................................................................   59

IX.      CLOSING......................................................................................   60

         9.1.     Closing.............................................................................   60

         9.2.     Conditions To Each Party's Obligation To Effect the Transfer........................   60

         9.3.     Conditions To Obligations of Seller.................................................   61

         9.4.     Conditions To Obligations of Purchaser..............................................   62

X.       TERMINATION, DEFAULT, AMENDMENT AND WAIVER...................................................   66

         10.1.    Termination.........................................................................   66

         10.2.    Pre-Closing Breaches................................................................   67

         10.3.    Defaults and Remedies...............................................................   68

         10.4.    Effect of Termination...............................................................   69

         10.5.    Amendment...........................................................................   70

         10.6.    Extension; Waiver...................................................................   70

XI.      SURVIVAL; INDEMNIFICATION....................................................................   70

         11.1.    Survival of Representations and Warranties..........................................   70

         11.2.    Indemnification by Seller...........................................................   70

         11.3.    Indemnification by Purchaser........................................................   71

         11.4.    Notice and Resolution of Claims.....................................................   72

         11.5.    Limitations on Liability............................................................   72

         11.6.    Exclusive Remedy....................................................................   73

         11.7.    Closing Escrow......................................................................   73

XII.     GENERAL PROVISIONS...........................................................................   74

         12.1.    Notices.............................................................................   74

         12.2.    Interpretation......................................................................   75

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
         12.3.    Counterparts........................................................................   75

         12.4.    Entire Agreement; No Third-Party Beneficiaries......................................   75

         12.5.    Governing Law.......................................................................   75

         12.6.    Assignment..........................................................................   76

         12.7.    Enforcement.........................................................................   76

         12.8.    Severability........................................................................   76

         12.9.    Expenses............................................................................   76

         12.10.   No Recordation......................................................................   77

         12.11.   Limitation of Trust Liability.......................................................   77

                             EXHIBITS AND SCHEDULES

Exhibit A-1                 -  Properties
Exhibit A-2                 -  Excluded Properties
Exhibit A-3                 -  Fee Properties
Exhibit A-4                 -  Properties Owned by the Partnerships (excluding
                               CenterAmerica Venture Properties)
Exhibit A-5                 -  JV Properties
Exhibit B                   -  Definitions
Exhibit 6.1(p)              -  Title Affidavits
Exhibit 6.3-1               -  Tenant Estoppel Certificates
Exhibit 6.3-2               -  Seller Estoppel Certificates
Exhibit 6.4                 -  Guaranty Indemnity Agreement
Exhibit 7.3                 -  Press Release
Exhibit 7.5                 -  Property Management and Leasing Agreement
Exhibit 7.10                -  Transitional Services Agreement
Exhibit 9.3(c)(iv)          -  Tenant Notice Letters
Exhibit 9.4(d)(i)           -  Deed
Exhibit 9.4(d)(ii)          -  Bill of Sale
Exhibit 9.4(d)(iii)         -  Lease Assignment
Exhibit 9.4(d)(iv)          -  Contract Assignment
Exhibit 9.4(d)(vi)          -  Foreign Person Certificate
Exhibit 9.4(d)(xii)         -  Partnership Interest Assignment
Exhibit 9.4(d)(xxii)        -  Tenant Loan Assignment
Exhibit 11.7-1              -  Closing Escrow Agreement
Exhibit 11.7-2              -  MSREF II Guaranty

Schedule 1.1(a)(i)(A)       -  Real Property
Schedule 1.1(a)(iii)(A)     -  Company Leases
Schedule 1.1(a)(iii)(D)     -  Trademarks
Schedule 1.1(a)(iii)(H)     -  Vehicles
Schedule 1.2                -  Excluded Assets
Schedule 1.3                -  Assumed Liabilities
Schedule 2.1                -  Purchase Price Adjustment
Schedule 2.4(a)(i)(J)       -  Reserves Not Prorated
Schedule 2.4(e)             -  Purchaser Lease Expenses
Schedule 2.7                -  Tenant Deposits in Form of Letters of Credit
Schedule 3.4(a)(i)          -  Title Matters Not Approved by Purchaser
Schedule 3.4(a)(ii)         -  Title Commitments
Schedule 3.4(a)(iii)        -  Surveys
Schedule 4.1                -  CenterAmerica Entities
Schedule 4.2(a)             -  Exceptions to Authority
Schedule 4.2(b)             -  Exceptions to Noncontravention
Schedule 4.2(c)             -  Seller Consents
Schedule 4.3                -  Litigation
Schedule 4.4(a)             -  Permitted Exceptions to Partnership Interests
Schedule 4.4(b)             -  Partnership Agreements
Schedule 4.4(c)             -  Outstanding Partnership Loans or Capital Contributions
Schedule 4.4(e)             -  Partnerships' Ownership Interest in Other Persons

                             EXHIBITS AND SCHEDULES
                                   (continued)

Schedule 4.4(f)             -  Outside Partners of Partnerships
Schedule 4.5(a)             -  Condemnation and Rezoning Proceedings
Schedule 4.5(b)             -  Defaults Under Leases
Schedule 4.5(c)-1           -  Leases Not Included on Rent Roll
Schedule 4.5(c)-2           -  Lease Terminations
Schedule 4.5(d)             -  Purchase Options and Rights of First Refusal
Schedule 4.5(e)             -  Tenant Loans
Schedule 4.5(f)             -  Insurance on Properties
Schedule 4.5(g)             -  Real Property of Partnerships Not Included in Properties
Schedule 4.6                -  Environmental Studies
Schedule 4.8                -  Taxes
Schedule 4.9                -  Exceptions to Compliance with Laws
Schedule 4.11(a)            -  Assumed Indebtedness
Schedule 4.12(a)            -  JV Indebtedness and PPM Indebtedness
Schedule 4.12(b)            -  Loan Exceptions
Schedule 4.12(c)            -  Capital Contributions to CenterAmerica Venture
Schedule 4.14               -  Material Contracts
Schedule 4.19               -  Intellectual Property of Seller and the Subsidiaries
Schedule 4.25               -  Inquiry Parties
Schedule 5.2(c)             -  Purchaser Consents
Schedule 6.1                -  Purchaser Representative and Seller Representative
Schedule 6.1(b)             -  Prohibited Actions by CenterAmerica Venture REIT
Schedule 6.1(h)             -  Exceptions to Modifications of Existing Agreements
Schedule 6.1(bb)            -  Prohibited Actions by Keegan's and Inwood
Schedule 6.2                -  Leasing Guidelines
Schedule 6.3                -  Tenants Providing Estoppel Certificates
Schedule 6.4-1              -  Proposed Debt Modifications
Schedule 6.4-2              -  Guaranty Agreements
Schedule 7.5                -  Substituted Properties
Schedule 7.6                -  Redevelopment Plans and Budgets
Schedule 9.2(b)             -  Third Party Consents Required by Seller and Purchaser
Schedule 9.4(g)             -  Third Party Consents Required by Purchaser

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement"), dated as of January 13, 2002 by and among CenterAmerica Property Trust, L.P., a Delaware limited partnership, CFP, Inc., a Delaware corporation, CFP Venture I, L.P., a Delaware limited partnership, HHC Finance, Inc., a Delaware corporation, HHC Finance, L.P., a Delaware limited partnership, and CenterAmerica Development Company, Inc., a Delaware corporation (collectively, "Seller"), and New Plan Excel Realty Trust, Inc., a Maryland corporation ("Purchaser").

                                    RECITALS:

         A. Seller is engaged in the business of owning, managing, developing, marketing, leasing, financing and operating a portfolio of 114 shopping center properties and one office building described on Exhibit A-1 (the "Properties") and certain associated ancillary businesses, directly or indirectly through Subsidiaries (collectively, the "Real Estate Business").

         B. Seller owns directly or indirectly through Subsidiaries a 100% fee simple interest in 100 of the Properties, and owns through direct or indirect Subsidiaries a partial interest in 15 of the Properties.

         C. In addition to the Properties, Seller currently owns directly or indirectly through Subsidiaries 10 shopping center properties to be excluded from the transactions contemplated by this Agreement and which are described as "Excluded Properties" on Exhibit A-2.

         D. Seller desires to sell, transfer, assign, convey and deliver to Purchaser, by selling, transferring, assigning and conveying to Purchaser or causing the same to be done through its Subsidiaries and Affiliates (i) fee simple title to the Properties described on Exhibit A-3 as the "Fee Properties,"
(ii) 100% of its general and limited partner interests as described in Section 1.1(a)(ii) in the limited partnerships owning the Properties described on Exhibit A-4 as the "Partnership Properties" and 100% of its limited liability company interests as described in Section 1.1(a)(ii) in the limited liability company directly or indirectly owning the Properties described on Exhibit A-5 as the "JV Properties" together with any new properties acquired by such limited liability company or its subsidiaries (the partnership and limited liability company interests, together with the partnership and limited liability company interests described in Section 1.1(b) if Purchaser makes the election described therein being collectively referred to as the "Partnership Interests" and the underlying partnerships and limited liability companies are herein collectively referred to as the "Partnerships"), and (iii) all other assets, rights, business, goodwill and other properties comprising the Real Estate Business other than the Excluded Assets set forth on Schedule 1.2 ((i), (ii) and (iii) being collectively referred to as the "Purchased Assets"), and Purchaser desires to purchase and acquire from Seller, the Real Estate Business as set forth above.

         E. The terms used in this Agreement with initial capital letters are defined in Exhibit B.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereto hereby agree as follows:

                      I. PURCHASE OF REAL ESTATE BUSINESS

         1.1. Sale and Transfer of Purchased Assets. (a) Subject to and upon the terms and conditions of this Agreement, at the Closing Seller will sell, transfer, convey and assign, and will cause the Assigning Subsidiaries to sell, transfer, convey and assign, to Purchaser, and Purchaser will purchase and acquire from Seller or the applicable Assigning Subsidiary (the "Transfer") all of their right, title and interest in the Purchased Assets, free and clear of all liens, charges, claims, security interests, pledges, rights of first refusal, restrictions and other encumbrances ("Liens"), other than the Permitted Encumbrances. The Purchased Assets consist of the following:

                  (i)      With respect to the Fee Properties, the following:

                           (A)      the Real Property;

                           (B)      the Improvements;

                           (C) all of Seller's and any applicable Assigning Subsidiary's right, title and interest in and to the Personal Property related to each Fee Property; and

                           (D) all of Seller's and any applicable Assigning Subsidiary's right, title and interest as lessor in and to the Leases and, subject to the terms of the Leases, the Tenant Deposits, and guarantees and other documents and agreements executed by a Tenant or guarantor related thereto.

                  (ii) With respect to the Partnership Interests, the following:

                           (A) all of CenterAmerica Venture REIT's interest in CenterAmerica Venture, including without limitation, its 10% membership interest in CenterAmerica Venture;

                           (B) all of Seller's and any applicable Assigning Subsidiary's interest in and to the property management agreement with CenterAmerica Venture and its subsidiaries, and other ancillary agreements related to the CenterAmerica Venture (including without limitation, the Capital Support Agreement by and among Long-Term Investment Trust, Sunbelt Retail LLC, Sunbelt Retail Group Trust, CenterAmerica Venture REIT and CenterAmerica Property Trust, L.P. (the "Capital Support Agreement"));

                           (C) all of CFP Venture's interest in CFP, including without limitation, its 99.5% limited partner interest in CFP;

                           (D)      all of CFP, Inc.'s interest in CFP,
                  including without limitation, its 0.5% general partner interest;

                           (E)      all of HHC Finance's interest in
                  CenterAmerica Capital, including without limitation, its 99.5% limited partner interest in CenterAmerica Capital;

                           (F) all of HHC Finance, Inc.'s interest in CenterAmerica Capital, including without limitation, its 0.5% general partner interest in CenterAmerica Capital;

                           (G) all of CA Inwood, L.P.'s interest in Inwood or New Inwood, including without limitation, its 71.2% general partner interest in Inwood or New Inwood; and

                           (H) all of CA Keegan's, L.P.'s interest in Keegan's or New Keegan's, including without limitation, its 52.5252% general partner interest in Keegan's or New Keegan's.

                  (iii) To the extent that any of the following was not otherwise covered in (i) and (ii) above, with respect to the Real Estate Business:

                           (A) all of Seller's and any applicable Assigning Subsidiary's right, title and interest as lessee in and to the Company Leases described in Schedule 1.1(a)(iii)(A);

                           (B) all of Seller's and any applicable Assigning Subsidiary's right, title and interest in and to the Personal Property owned or used in connection with the Real Estate Business;

                           (C) all of Seller's and any applicable Assigning Subsidiary's right, title and interest, if any, in, to and under to the extent assignable or transferable, Licenses and Permits and the Contracts and all rights (including rights of refund and offset), privileges, deposits, claims, causes of action and options relating or pertaining thereto;

                           (D) all of Seller's and any applicable Assigning Subsidiary's right, title and interest, to the extent assignable or transferable, in and to the trademarks listed on
                  Schedule 1.1(a)(iii)(D) and all other Intellectual Property owned or used by Seller or an Assigning Subsidiary in connection with the Real Estate Business;

                           (E) all of Seller's and any applicable Assigning Subsidiary's right, title and interest, to the extent assignable or transferable, in and to all warranties, guaranties, other intangible rights, titles, interests, privileges and appurtenances owned by Seller or an Assigning Subsidiary and related to or used in connection with the ownership, use or operation of the Real Property or Improvements or the Real Estate Business;

                           (F) the Records and Plans, but only to the extent the Records and Plans are in the possession or control of Seller or an Assigning Subsidiary, provided that Seller at its sole cost and expense will have the right at any time as provided in Section 7.13 to make copies of the Records and Plans which relate to the period prior to the Closing Date to be used for reasonable purposes;

                           (G) the goodwill of the Real Estate Business associated with the Intellectual Property or which is connected with the use of and symbolized by any of the Intellectual Property;

                           (H) all automobiles, trucks, trailers, vans and other certificated vehicles of Seller and any applicable Assigning Subsidiary whether owned or leased (the "Vehicles") which are related to the Real Estate Business, including those Vehicles set forth on Schedule 1.1(a)(iii)(H);

                           (I) to the extent transferable, all right, title and interest of Seller and any applicable Assigning Subsidiary in computer equipment, hardware and software used in connection with the Real Estate Business, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, together with all Intellectual Property used in the operation of that computer equipment and hardware, including, without limitation, all software (including all information, documentation and other communication whether in paper or electronic format relating to any custom developed software), all file layouts, all data files, all of Seller's and any applicable Assigning Subsidiary's rights under any licenses related to Seller's and any applicable Assigning Subsidiary's use, at any time, of such computer equipment, hardware or software, and all of Seller's and any applicable Assigning Subsidiary's right, title and interest as lessee under all leases pursuant to which Seller or an Assigning Subsidiary leases any computer equipment, hardware or software;

                           (J) to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Seller or any Assigning Subsidiary is entitled to enforce with respect to the Purchased Assets or the Real Estate Business;

                           (K) subject to Sections 6.8 and 7.18, all right, title and interest of Seller or any Assigning Subsidiary in, to and under all rights, privileges, claims, causes of action and options relating or pertaining to the Real Estate Business or the Purchased Assets;

                           (L) to the extent transferable, all right, title and interest of Seller and any applicable Assigning Subsidiary in and to any performance bonds or other bonds and security provided to it by any contractor pursuant to any construction or other contracts; and

                           (M) all other or additional privileges, rights, interests or properties and assets of every kind and description and wherever located, that are used or intended for use in connection with or that are necessary to the continued conduct of, the Real Estate Business.

         (b) At Purchaser's sole election made by notice to Seller on or before 30 days prior to Closing, Purchaser may require Seller to contribute, and to cause its Assigning Subsidiaries to contribute, some or all of the Fee Properties (including without limitation the Purchased Assets and Assumed Liabilities related to such Fee Properties but excluding any Fee Property securing any Assumed Indebtedness and also excluding any Excluded Liability) to new limited partnerships or limited liability companies which shall be formed in a manner so as to be an entity disregarded (for federal income tax purposes) from its federal income tax owner, and provided that such contributions (as opposed to Transfer of fee title to Purchaser) do not result in additional Tax liability to any Person holding a direct or indirect interest in Seller or any Subsidiary unless Purchaser indemnifies each such Person for that Tax liability in a manner satisfactory to Seller. In that event, (i) Seller will sell, transfer, convey and assign to Purchaser, and Purchaser will purchase and accept from Seller, at the Closing and subject to the terms and conditions of this Agreement, all of the partnership interests or limited liability company interests in those limited partnerships or limited liability companies and those interests will be deemed Partnership Interests for purposes of Article IX and
(ii) Seller will represent and warrant to Purchaser at Closing and deliver a certificate on which Purchaser may rely that it and any Assigning Subsidiary, if applicable, owns 100% of the Partnership Interests in those entities and those Partnership Interests are not encumbered by any Lien other than Permitted Encumbrances.

         1.2. Excluded Assets. In no event will the Purchased Assets include any of the assets described on Schedule 1.2 ("Excluded Assets").

         1.3. No Assumption of Certain Liabilities. Purchaser will purchase the Purchased Assets free and clear of all Liens other than Permitted Encumbrances and will assume no liabilities or obligations (direct or indirect) of Seller or its Affiliates other than those liabilities Purchaser expressly agrees in writing to assume at Closing, which are set forth on Schedule 1.3 attached hereto ("Assumed Liabilities"). Except (i) for the Assumed Liabilities,
(ii) that Purchaser is acquiring the Partnership Interests in CenterAmerica Venture and Keegan's and Inwood (or in New Inwood and New Keegan's, if Seller makes the election in Section 7.19(a)) subject to the JV Indebtedness and the PPM Indebtedness, all Contracts of the CenterAmerica Venture Entities and any other obligations or liabilities related to the CenterAmerica Venture Entities, and (iii) as otherwise expressly provided herein, Purchaser will not assume or agree to pay, perform or discharge or be responsible for any obligation or liability (direct or indirect) related to or arising from the operation of the Real Estate Business arising or accruing before the Closing or any other liabilities, responsibilities or obligations of Seller and its Affiliates, whether accrued, absolute, contingent or otherwise, including without limiting the generality of the foregoing, liabilities or obligations based on, arising out of or in connection with the following:

         (a) defective performance or default of any Contract or any express or implied warranty with respect to such performance prior to the Closing;

         (b) any Contract that is not an Assumed Liability or any agreement or document evidencing or securing any Indebtedness of Seller or any Subsidiary other than the Assumed Indebtedness (provided that this Section 1.3(b) shall not include the obligation to pay the principal balance of the Assumed Indebtedness and PPM Indebtedness as of Closing or any liability or obligation thereunder arising or accruing after the Closing);

         (c) subject to Sections 7.12 and 12.9, any obligation or liability of Seller or the Subsidiaries relating to Taxes, including, without limiting the foregoing, any Tax liability or obligation with respect to the Real Estate Business or otherwise that is attributable to any Pre-Closing Taxable Period, or the Transfer from Seller and the Subsidiaries to Purchaser of the Purchased Assets and the consummation of the transactions contemplated under this Agreement (it being understood that, subject to Sections 7.12 and 12.9, Purchaser will be liable for Taxes with respect to the Real Estate Business and the Purchased Assets attributable to periods subsequent to Pre-Closing Taxable Periods; provided, however, that notwithstanding anything contained in the Agreement, Purchaser shall be liable for Taxes arising from events occurring after the Closing that are outside of the normal course of business operations, including any sales or dispositions by Purchaser or the Partnerships);

         (d) any fees or other expenses of attorneys, accountants, brokers or finders engaged by Seller or the Subsidiaries incurred in connection with this Agreement;

         (e) any liabilities or obligations resulting from or by reason of any event or circumstance occurring prior to the Closing (including without limitation, the improper application of Tenant Deposits), any lawsuit or other proceeding or investigation relating to the Purchased Assets or the Real Estate Business arising from events prior to the Closing, other than costs and expenses incurred by Purchaser to pursue claims against tenants under the tenant litigation assigned to Purchaser or retained by the Partnerships under Section
6.8 and litigation and claims by Wilger Enterprises, Inc. against CenterAmerica Trust relating to the Paseo del Norte Property, or arising out of or by reason of any of the transactions contemplated by this Agreement other than as a result of Purchaser's failure to comply with its obligations under this Agreement; provided, however, this Section 1.3(e) will not include (i) the obligation to pay the principal balance of the Assumed Indebtedness and PPM Indebtedness as of the Closing and the obligations to be performed thereunder on or after the Closing, (ii) liabilities or obligations arising from events after Closing and
(iii) liabilities or obligations resulting from the physical, structural and environmental condition of any Property at or after the Closing (which liabilities and obligations are Assumed Liabilities);

         (f) any liabilities or obligations resulting from or by reason of the employment of any employees or former employees of Seller or any Subsidiary or any employee benefits plan or employment arrangement of Seller or the Subsidiaries (including, but not limited to, 401(k), pension and deferred compensation plans and medical/dental, disability, worker's compensation and life insurance programs, whether or not self-insured and accrued vacation and sick time other than accrued vacation and sick time for the calendar year in which the Closing occurs in respect of Transferred Employees), termination or severance pay due employees or independent contractors of Seller or any Subsidiary or bonus or deferred compensation due employees or former employees of Seller or any Subsidiary or any or all of Seller's or a Subsidiary's obligations to any such employee or under any such plan or employment arrangement;

         (g) any reductions in workforce or other employment terminations, including any "mass layoff" or "plant closing" as those terms are defined by the WARN Act relating to the employees or former employees of Seller or any Subsidiary occurring in connection with or on or before Closing;

         (h) any Indebtedness, liabilities or obligations owed to any Affiliate of Seller and not otherwise an Assumed Indebtedness or an Assumed Liability;

         (i) any collective bargaining agreements, programs and practices, or other employment agreements, employment offer letters or similar agreements with or relating to employees or former employees of Seller or any Subsidiary;

         (j) any liability or obligation of Seller or any Subsidiary not related to the Real Estate Business;

         (k) any breach of any obligation of CenterAmerica Venture REIT under the CenterAmerica Venture Partnership Agreement before the Closing; and

         (l) any breach before the Closing of any obligation of (i) CA Inwood, L.P. under the existing Partnership Agreement of Inwood or (ii) CA Keegan's, L.P. under the existing Partnership Agreement of Keegan's, including any claim that the drop downs described in Section 7.19(a) breach the existing Keegan's and Inwood Partnership Agreements.

All such liabilities or obligations described above (other than the Assumed Liabilities, the JV Indebtedness, the PPM Indebtedness, Contracts of the CenterAmerica Venture Entities, and any other obligation or liability of the CenterAmerica Venture Entities) are referred to as the "Excluded Liabilities." The JV Indebtedness, the PPM Indebtedness, the Contracts of the CenterAmerica Venture Entities, and any other obligation or liability of or to the CenterAmerica Venture Entities are neither Assumed Liabilities nor Excluded Liabilities under this Agreement.

         1.4. No Representations. (a) PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT (i) EXCEPT AS SET FORTH HEREIN OR ON ANY EXHIBIT OR SCHEDULE ATTACHED HERETO (INCLUDING THE COVENANTS UNDER SECTION 6.1 AND SELLER'S REPRESENTATIONS SET FORTH HEREIN), OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, SELLER IS TRANSFERRING THE PURCHASED ASSETS "AS IS, WHERE IS AND WITH ALL FAULTS" AND (ii) EXCEPT FOR THE REPRESENTATIONS EXPRESSLY SET FORTH HEREIN, OR ON ANY EXHIBIT OR SCHEDULE ATTACHED HERETO, OR ANY OTHER CLOSING DOCUMENT REQUIRED HEREIN, PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OF ITS SUBSIDIARIES OR ANY PARTNER, MEMBER, MANAGER, TRUSTEE, DIRECTOR, SHAREHOLDER, CONTROLLING PERSON, AFFILIATE, OFFICER, ATTORNEY, EMPLOYEE, AGENT OR BROKER OF ANY OF THEM, AS TO ANY MATTER, CONCERNING THE PURCHASED ASSETS, OR SET FORTH, CONTAINED OR ADDRESSED IN ANY DUE DILIGENCE (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT
LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of any Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, water and utility systems, facilities and appliances, soils, geology and groundwater, (ii) the dimensions or lot size of any

Property or the square footage of any of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, any Property, or the fitness, suitability, value or adequacy of any Property for any particular purpose, (iv) the zoning or other legal status of any Property or the existence of any other public or private restrictions on the use of any Property, (v) the compliance of any Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Entity or of any other Person (including, without limitation, the Americans with Disabilities Act of 1990, as amended), (vi) the ability of Purchaser or any Subsidiary to obtain any necessary governmental approvals, licenses or permits for the use or development of any Property, (vii) the presence, absence, condition or compliance of any Hazardous Materials on, in, under, above or about any Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements at any Property, (ix) the ownership of any Properties or Partnership Interests or any portion thereof, (x) any leases, permits, warranties, service contracts or any other agreements affecting any Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to any Property or (xi) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operation of, any Property. Without limiting the generality of the foregoing, Purchaser expressly acknowledges and agrees that, except as set forth herein or on any Exhibit or Schedule hereto, or any other closing document required herein, it is not relying on any representation or warranty of Seller or any Subsidiary, or any partner, member, director, trustee, officer, employee, affiliate, attorney, agent or broker of any of them, whether implied, presumed or expressly provided, arising by virtue of any statute, regulation or common law right or remedy in favor of any of them. Purchaser further acknowledges and agrees that except as set forth in the definition of Knowledge of Seller neither Seller nor any Subsidiary is under any duty to make any inquiry regarding any matter that may or may not be known to any partner, officer, employee, attorney, agent or broker of any of them. This Section 1.4 will survive the Closing, or, if the Closing does not occur, the termination of this Agreement. In addition, Purchaser acknowledges and agrees that no property (real, personal or otherwise) owned by any Tenant or any other Person is intended to be conveyed hereunder unless that property is described and purported to be conveyed under this Agreement.

         (b) PURCHASER ACKNOWLEDGES AND AGREES THAT ANY REPORTS OBTAINED BY IT OR ANY OF ITS AFFILIATES ARE THE SOLE RESPONSIBILITY OF PURCHASER SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, AND, EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT, NONE OF SELLER OR ANY SUBSIDIARY HAS ANY OBLIGATION TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY PROPERTY OR ANY PORTION THEREOF OR EXCEPT TO THE EXTENT EXPRESSLY REQUIRED PURSUANT TO THIS AGREEMENT TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY APPROVAL OR PERMIT NECESSARY FOR ACCEPTANCE BY IT OF ANY PARTNERSHIP INTEREST OR ANY PROPERTY DIRECTLY OR INDIRECTLY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE APPROVAL OR PERMIT, ALL AT PURCHASER'S SOLE COST AND EXPENSE.

         1.5.     Release of Seller. (a) Without limiting the provisions of
Section 1.4, Purchaser, for itself and any of its successors and assigns and their Affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, any of Seller or its Subsidiaries or their respective Affiliates or any direct or indirect partner, member, manager, trustee, director, shareholder, controlling person, Affiliate, officer, attorney, employee, agent or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns (each, a "Seller Party", and collectively, the "Seller Parties") with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Entity), including, without limitation, attorneys' and experts' fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the Real Estate Business, any Partnership Interest or any Property or any portion thereof (collectively, "Claims"), including, without limitation, the physical, environmental and structural condition of any Property or any law or regulation applicable thereto, or any other matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any of the Properties; provided, however, the foregoing provision of this
Section 1.5 shall not apply with respect to any Claim by Purchaser against (i) any Seller Party for any act of that Seller Party that constitutes fraud, (ii) Seller or any of its Subsidiaries for any breach of the representations, warranties or covenants set forth in this Agreement, subject to the limitations and conditions provided in Sections 10.2, 11.5 and 11.6, if applicable, or (iii) Seller for its obligations under this Agreement including, without limitation, Sections 2.4 and 11.2. In addition, Purchaser covenants and agrees to, and where applicable hereby does, release, defend, indemnify and hold harmless each of the Seller Parties and their respective Affiliates from and against any Claims to the extent relating to any Hazardous Materials that may be placed, located or released on or at any Property after the Closing Date and during the period of Purchaser's (or any of its Affiliates') ownership. Purchaser's indemnity obligation set forth in the immediately preceding sentence shall be limited to its interest in all of the Purchased Assets. None of Purchaser, its Affiliates or their respective successors or assigns will be required to indemnify, defend or hold harmless any Seller Party from any Claims threatened, asserted or commenced against any Seller Party by any other Person (including, without limitation, any Governmental Entity) to the extent, if any, that such Claim seeks recovery for harm suffered due to Hazardous Materials placed, located or released on or at any Property before the Closing or prior to, from or after the Closing with respect to any "offsite" Hazardous Materials migrating to the Property; provided, however, Purchaser (but not Seller or any Subsidiary) will be responsible for remediating any such Hazardous Materials at the Property to the extent that the owner or prior owner of the Property is responsible for such remediation.

         (b) In connection with this Section 1.5, Purchaser expressly waives the benefits of any provision or principle of federal or state law or regulation that may limit the scope or effect of the foregoing waiver and release.

         (c)      This Section 1.5 shall survive the Closing indefinitely.

         1.6. Indivisible Economic Package. Except as otherwise expressly provided herein, Purchaser shall have no right to purchase, and Seller shall have no right to sell, less than all of the Purchased Assets, it being the express agreement and understanding of Purchaser and Seller that, as a material inducement to Seller and Purchaser to enter into this Agreement, Purchaser has agreed to purchase and Seller has agreed to sell all of the Purchased Assets, subject to and in accordance with the terms and conditions hereof.

         1.7.     Nonassignable Contracts and Permits.

         (a) Nonassignability. If any Contract, License and Permit, or any other Purchased Asset described in Section 1.1(a)(iii)(C), (D), (E), (I)-(L) to be Transferred is not capable of being assigned without the consent, authorization, approval or waiver ("Consent") of a third person or entity (including a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law (each, a "Nonassignable Contract"), nothing in this Agreement shall constitute an assignment or require the assignment or assumption thereof prior to the time at which all Consents necessary for such assignment shall have been obtained and same shall not be an "Assumed Liability". Seller shall not be obligated or entitled to assign to Purchaser (and Purchaser shall not be obligated to assume), or cause any Assigning Subsidiary to assign to Purchaser (and Purchaser shall not be obligated to assume), any rights or obligations in, to or under any Nonassignable Contract without first having obtained all Consents necessary for such assignment.

         (b) If Consents Cannot Be Obtained. To the extent and for so long as all Consents required for the assignment of any Nonassignable Contract shall not have been obtained by Seller after the Closing, at Purchaser's request in respect of Material Contracts, and in respect of all other contracts, Seller shall take such actions as directed by Purchaser to (i) provide to Purchaser the financial and business benefits of such Nonassignable Contract and (ii) enforce, at the request of Purchaser, for the account of Purchaser, any rights of Seller or any Subsidiary arising from any such Nonassignable Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser). Any contract for which Purchaser waives any required consent under Section 9.4(g) will be deemed to be a contract for which Purchaser has requested Seller to perform under the prior sentence. Notwithstanding the foregoing, Seller will not be required to incur any liability or pay any consideration in connection with the foregoing and Purchaser will promptly reimburse Seller for any cost or expense incurred in performing the Non-Assignable Contracts. If Purchaser does not so request Seller to take such actions in respect of a Material Contract, Purchaser will have no responsibility in respect of that Material Contract unless Seller obtains the requisite consent, in which case the Material Contract will be assigned to and assumed by Purchaser provided such contract is not modified. Following the Closing, Seller shall not terminate, modify or amend any Nonassignable Contract for which Purchaser is receiving the benefits under this Section 1.7 without Purchaser's prior written consent but shall do so upon Purchaser's request. The provisions of this Section shall survive Closing and do not affect the Excluded Liabilities with respect to such Non-Assignable Contracts.

                                II. CONSIDERATION

         2.1. Purchase Price. The purchase price for the Real Estate Business will be equal to $653,369,000, as may be adjusted in accordance with this Section 2.1 and the other provisions of this Agreement, including without limitation, Sections 2.4, 2.7, 7.6, 7.14, 7.15, 7.16, 7.19, 8.2 and 10.2
("Purchase Price"). The Purchase Price is payable at Closing by (i) Purchaser paying in cash an amount equal to the Purchase Price, less 100% of the principal amount outstanding of the Assumed Indebtedness and PPM Indebtedness as of the Closing Date, and (ii) Purchaser assuming or taking the Purchased Assets subject to the Assumed Indebtedness, the JV Indebtedness and the PPM Indebtedness. The Purchase Price may be increased by up to $500,000 as set forth in Schedule 2.1. The Purchase Price shall be decreased by all interest and attorney's fees accrued on the Claim of Lien filed by Wilger Enterprises, Inc. relating to the Paseo del Norte Property to the Closing Date unless Seller is able to settle the claims and litigation before Closing and cause the Claim of Lien to be removed with respect to the Paseo del Norte Property in which case such reduction shall not apply and the Purchase Price shall then increase by $431,000. The Deposit plus any interest or other investment income earned thereon will be applied to the Purchase Price in accordance with the Escrow Agreement. As additional consideration, Purchaser shall assume or take the Purchased Assets subject to the Assumed Liabilities. Purchaser shall pay to Seller the cash portion of the Purchase Price in immediately available funds by wire transfer to an account designated by Seller, which account must be designated at least 2 Business Days' prior to the Closing Date.

         2.2. Assumption of Liabilities. (a) At Closing Purchaser will assume from and after the Closing Date and be bound by, and to accept and adopt all the terms, provisions and conditions of each of the following (including all amendments, supplements and modifications thereof and all assignments thereto, collectively, the "Partnership Agreements"):

                  (i) the Limited Liability Company Agreement of CenterAmerica Venture dated as of March 23, 2000 among CenterAmerica Venture REIT, CenterAmerica Property Trust, L.P. and Sunbelt Retail, LLC and the related Capital Support Agreement;

                  (ii) the Agreement of Limited Partnership of CFP dated as of June 9, 2000 between CFP Venture and CFP, Inc.;

                  (iii) the Amended and Restated Agreement of Limited Partnership of CenterAmerica Capital dated as of May 19, 1998 between HHC Finance and HHC Finance, Inc.;

                  (iv) the Amended and Restated Agreement of Limited Partnership of Inwood dated as of October 31, 1997 among CA Inwood, L.P., Ferguson Venture #2 and Gary K. Ferguson or the New Inwood Partnership Agreement if Seller makes the election in Section 7.19(a);

                  (v) the Amended and Restated Agreement of Limited Partnership of Keegan's dated as of March 31, 1998 among CA Keegan's, L.P., GKF, Inc. and Gary K. Ferguson or the New Keegan's Partnership Agreement if Seller makes the election in Section 7.19(a); and

                  (vi) the partnership agreements or operating agreements for the entities formed to acquire Fee Properties pursuant to Section 1.1(b).

         (b) To the extent Purchaser does not make the election set forth in Section 1.1(b) and thereby elects to purchase a Fee Property, as additional consideration for the purchase and sale of that Fee Property, at Closing Purchaser will with respect to such Fee Property:

                  (i) assume and agree to discharge, perform and comply with all of the covenants and obligations of Seller or the applicable Subsidiary and Seller's or the applicable Subsidiary's predecessors in title pursuant to the Assumed Indebtedness encumbering that Fee Property all subject to the limitations of the terms and conditions therein and the Leases and Contracts (to the extent assigned to Purchaser) (including, without limitation, those relating to any Tenant Deposits delivered to Purchaser at the Closing), which are to be performed on or after the Closing Date subject to Section 2.4, including all obligations under the Leases and the Contracts relating to the physical, environmental and structural condition of the Fee Property at or after the Closing Date without limiting Seller's obligation under Section 4.6 and Article XI with respect thereto; and

                  (ii) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller or the applicable Assigning Subsidiary resulting from, arising out of, or in any way related to the Licenses and Permits (to the extent assigned to Purchaser) and arising after the Closing.

         (c) At Closing Purchaser will with respect to the remaining Purchased Assets:

                  (i) assume and agree to discharge, perform and comply with all of the covenants and obligations of Seller and the Assigning Subsidiaries pursuant to the Company Leases and the Contracts (to the extent assigned to Purchaser) relating to the Real Estate Business which are to be performed after the Closing subject to Section 2.4; and

                  (ii) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller resulting from, arising out of, or in any way related to the Licenses and Permits (to the extent assigned to Purchaser) which are to be performed after the Closing.

         (d) At Closing Purchaser will assume and agree to or will take the Partnership Interests subject to and will cause the Partnerships to discharge, perform and comply with the Assumed Liabilities all subject to the terms and conditions thereof.

         2.3. Earnest Money. (a) Within 24 hours of the execution of this Agreement, Purchaser will deposit with the Escrow Holder in immediately available funds by wire transfer $10,000,000 (the "Deposit"), which will be held in escrow by the Escrow Holder pursuant to the terms of this Agreement, and in accordance with the terms and provisions of the Escrow Agreement by and among the Escrow Holder, CenterAmerica Trust and Purchaser dated of even date herewith (the "Escrow Agreement").

         (b) In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 2.3, the "Code"), and any related reporting requirements of the Code, the parties hereto agree as follows:

                  (i) Provided the Escrow Holder executes a statement in writing (in form and substance reasonably acceptable to the parties hereunder) pursuant to which it agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser will designate the Escrow Holder as the Person to be responsible for all information reporting under Section 6045(e) of the Code (the "Reporting Person"). If the Escrow Holder refuses to execute a statement pursuant to which it agrees to be the Reporting Person, Seller and Purchaser agree to appoint another third party, acceptable to Seller and Purchaser in their reasonable discretion, as the Reporting Person.

                  (ii)     Each of Seller and Purchaser will:

                           (A)      provide to the Reporting Person all
                  information and certifications regarding the applicable party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

                           (B)      provide to the Reporting Person the
                  applicable party's taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by the applicable party to the Reporting Person is correct.

                  (iii) Each party will retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request for this Agreement.

                  (iv) The addresses for Seller and Purchaser are as set forth in Section 12.1, and the real estate subject to the transfer provided for in this Agreement is described in Schedule 1.1(a)(i)(A).

         (c) At the Closing, the Escrow Holder will deliver the Deposit, and interest and other investment income earned thereon, to Seller as provided in the Escrow Agreement and Section 2.1.

         2.4. Prorations. Prorations will be made with respect to each Fee Property, the Assumed Liabilities and the Real Estate Business as provided in Sections 2.4(a)-(g), (i)(i), and (j)-(n) without duplication in each case. Prorations as to the Partnerships will be made as provided in Section 2.4(h) and
(i)(ii) without duplication.

         (a) (i) Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the Closing Date (the "Proration Time"), the following (collectively, the "Proration Items"):

                           (A) Real property taxes and assessments as provided in Section 2.4(n);

                           (B) Water rates and charges paid or payable with respect to the Fee Property, except those required to be paid by Tenants directly to the entity imposing the rates or charges;

                           (C) Sewer taxes and rents paid or payable with respect to the Fee Property, except those required to be paid directly by Tenants to the entity or authority imposing the taxes and rents;

                           (D) Accrued interest payable under Assumed Indebtedness and PPM Indebtedness as provided in Section 2.4(m) but not late fees and other costs, charges, and past due interest owing to the lender before the Proration Time, which will be Seller's sole expense;

                           (E) Amounts, if any, payable or cash received by the owner of the Property under the REA Agreements, including prepaid amounts and unpaid amounts;

                           (F) Annual permit, license and inspection fees, if any, on the basis of the fiscal year for which levied;

                           (G) Charges for fuel oil and liquid propane gas, if any, at the cost per gallon or cubic foot most recently charged to the owner of the Property, based on the supplier's measurements thereof, plus sales taxes thereon to the extent applicable;

                           (H) Rentals as provided in Section 2.4(b) (other than payments for Operating Expenses which shall be apportioned as provided in Section 2.4(c)), including prepaid Rentals;

                           (I) Amounts payable by or to Seller or the owner of the Property under a management, development and/or other Contract relating to the Property as provided in Section 2.4(i)(i) (other than a Contract providing for the payment of leasing commissions or brokerage fees, which shall be prorated as provided in Section 2.4(e));

                           (J) Cash reserves and escrow deposits for real property taxes and assessments, insurance premiums and other items, other than the reserves listed on Schedule 2.4(a)(i)(J) for which Seller shall not receive a credit towards the Purchase Price and Purchaser shall have no obligation to refund said amounts, made with, or held by, the lender under any of the Assumed Indebtedness and PPM Indebtedness, net, if appropriate, of any allocation to the same party of the underlying expense for which the reserve is held, together with so much of any interest earned on the reserve or escrow deposit as is properly attributable to the allocated amount thereof, provided however, adjustments for casualty or condemnation proceeds held by the lender under any of the Assumed Indebtedness and PPM Indebtedness will be made in accordance with Article VIII;

                           (K) Rentals and other amounts payable to third parties by the owner of the Property under ground leases, including contingent and/or participating rents;

                           (L)      Prepaid expenses as provided in Section
                  2.4(k);

                           (M) Ground lease deposits as provided in Section 2.4(l);

                           (N)      Tenant Deposits as provided in Section 2.7;

                           (O) Except as otherwise provided in Section 7.12, personal property taxes and assessments that have been levied or assessed with respect to any Purchased Asset, whether or not due and payable, and whether paid or unpaid;

                           (P) Amounts readily determinable that are payable under the Assumed Liabilities and the Company Leases; and

                           (Q) Except as set forth below, all other items customarily apportioned in connection with the transfer of similar properties similarly located.

                  (ii) Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. Seller will prepare in good faith and deliver a statement of estimated Proration Items and other credits and adjustments to the Purchase Price hereunder (including the principal amount outstanding of the Assumed Indebtedness as of the Closing Date) to be submitted to Purchaser no less than 5 Business Days before the Closing Date (the "Closing Statement"). Upon approval by Seller and Purchaser, the preliminary Proration Items and other credits and adjustments reflected in the Closing Statement will be paid at Closing by Purchaser to Seller (if the preliminary Proration Items, credits and adjustments result in a net credit to Seller) or by Seller to Purchaser (if the preliminary Proration Items, credits and adjustments result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing. If the actual amounts of the Proration Items, credits and adjustments are not known as of the Proration Time, the proration of the Proration Items, credits and adjustments will be made at Closing on the basis of the best evidence then available; thereafter, when actual amounts are determined, re-prorations will be made as provided in Section 2.5 on the basis of the actual amounts, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller insurance policies will not be assigned to Purchaser other than any assignment of a claim or proceeds pursuant to Section 7.18 and Article VIII. Final readings and final billings for utilities will be made if possible as of the Proration Time, in which event no proration will be made at the Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. The provisions of this
Section 2.4 will survive the Closing until the Final Closing Adjustment is determined and duly paid and Seller and Purchaser shall cooperate to produce the Final Closing Adjustment in accordance with Section 2.5.

         (b) Rentals shall be prorated at the Closing in accordance with the following provisions:

                  (i) Minimum rent and percentage only rent received for the month in which the Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs. Seller will be entitled to all minimum rent and percentage only rent which accrues before the Proration Time and Purchaser will be entitled to all minimum rent and percentage only rent which accrues on and after the Proration Time.

                  (ii) Monthly or other payments made by each Tenant based upon projected or estimated additional rent received for the month or other relevant period in which the Closing Date occurs will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month or other relevant period during which the Closing occurs. Seller will be entitled to all additional rent for the period before the Proration Time, and Purchaser will be entitled to all additional rent for the period on and after the Proration Time. This Section 2.4(b)(ii) will not include any Proration Item set forth in Section 2.4(c).

                  (iii) Percentage rent (if any) payable by a Tenant under its Lease will be prorated as of the Proration Time between Seller and Purchaser on the basis of the fiscal year set forth in the applicable Lease for the determination and payment of percentage rent. Such fiscal year for determination and payment of percentage rent in which the Closing occurs is hereinafter referred to as the "Applicable Percentage Rent Fiscal Year." Seller will receive the entire amount of percentage rent with respect to any fiscal year ending before Closing. Until the Final Closing Adjustment, (A) Seller will initially retain all monthly or quarterly interim payments of percentage rent made by each Tenant for its Applicable Percentage Rent Fiscal Year before the Closing until the Final Closing Adjustment, and (B) Purchaser will initially retain all monthly or quarterly interim payments of percentage rent made by each Tenant for its Applicable Percentage Rent Fiscal Year on and after the Closing. Seller and Purchaser will prorate the total percentage rent due from each Tenant for the Tenant's Applicable Percentage Rent Fiscal Year as a part of the Final Closing Adjustment pursuant to Section 2.5. Subject to Section 2.4(b)(v), any amounts collected by the owner of a Property from a Tenant after Closing that relate to percentage rents payable with respect to any fiscal year ending before the Closing or any Lease that terminated before the Closing Date will be remitted to Seller promptly upon receipt.

                  (iv) All other types of Rentals other than those listed in Sections 2.4(b)(i)-(iii) and 2.4(c) ("Other Rent") received for the month in which the Closing Date occurs will be prorated based on the actual number of days in the month during which the Closing Date occurs and Seller will be entitled to such Other Rent for the period before the Proration Time, and Purchaser will be entitled to such Other Rent for the period on or after the Proration Time. All Rentals payable by each Tenant whose Lease commences on or after the Closing shall belong entirely to Purchaser.

                  (v) In determining the amounts under Sections 2.4(b)(i)-(iv) and 2.4(c), this Section will be applied. Rentals are "Delinquent" if they were not paid when due. Delinquent Rentals will not be prorated and neither Seller nor Purchaser will receive a credit at Closing for Delinquent Rentals. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or take any other legal action to enforce collection of any such amounts owed to Seller by Tenants of the Property. All Rentals, payments for Operating Expenses and other amounts collected by Purchaser from and after Closing from each Tenant that are not designated for a specific purpose or period will be applied as of the date of receipt first to current amounts owed by that Tenant to Purchaser, then to the amounts owed for the month (or other relevant period) in which the Closing Date occurs, then to all other delinquencies owed by that Tenant to Purchaser, and thereafter, to delinquencies owed by that Tenant to Seller. Any Rentals, payments for Operating Expenses or other amounts designated by the Tenant for a specific purpose or period will be applied as directed. Any payment net of enforcement costs received by Purchaser under a note assigned to Purchaser or held by a Partnership that was made by a Tenant in respect of amounts owed under a Lease, excluding any amount specifically allocated under the note to post-closing periods under such obligations and any net recovery in respect of the litigation against Tenants assigned to Purchaser or retained by the Partnership under Section 6.8, excluding any claim for post-closing rents, will be treated as payment of undesignated Delinquent Rentals for periods before the Closing, but subject to the application of funds under this Section 2.4(b)(v). Notwithstanding the foregoing, Purchaser will be entitled to retain all payments received on account of the note payable by Houston Community College for the Pinemont Property. Seller may not without Purchaser's prior written consent commence a lawsuit against any Tenant after the date of this Agreement to collect Delinquent Rentals and payments for Operating Expenses so long as Tenant occupies the space that is the subject of the Delinquent Rentals and payments for Operating Expenses. The obligations of Seller under the immediately prior sentence will survive Closing indefinitely.

         (c) Seller and Purchaser will prorate payments, including estimated payments, if any, received from Tenants for common area maintenance, real estate taxes, electricity redistribution and HVAC charges, and all other operating expenses and tax escalations (collectively, "Operating Expenses"). For purposes of the Closing Statement, Seller and Purchaser will prorate, as of the Proration Time, Operating Expenses (other than payments for real estate taxes and tax escalations), which Operating Expenses will be prorated on an accrual basis between Seller and Purchaser. If more amounts have been expended for such Operating Expenses through the Proration Time than have been collected from Tenants for such Operating Expenses, Purchaser will pay such difference to Seller. If more amounts have been collected from Tenants through the Proration Time for such Operating Expenses than have been expended for such Operating Expenses, Seller will pay to Purchaser such excess collected amount. Operating Expenses (including payments for real estate taxes and tax escalations) will be reprorated following annual reconciliation with Tenants as part of the Final Statement under Section 2.5 based upon Operating Expenses and collections from Tenants for the entire calendar year in which the Closing occurs with Seller and Purchaser being credited and charged with a pro rata share thereof based upon actual number of days in the year they were owners of the Properties.

         (d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services and which are collected by Purchaser after the Proration Time but relate to the foregoing matters and which are identified on the Tenant's payment as relating to such specific matters, Purchaser shall cause such collected amounts to be promptly paid to Seller.

         (e) Seller will receive a credit for any and all Lease Expenses to the extent that they have been paid by Seller prior to Closing and relate to (x) any new Lease executed by Seller or any Subsidiary on or after the date of this Agreement in compliance with Section 6.2 for which

Purchaser is responsible (except for any new Lease for space set forth on Schedule 2.4(e)) or (y) any renewal and/or expansion of any Lease existing as of the date of this Agreement which is exercised on or after the date of this Agreement. Purchaser will receive a credit to the Purchase Price and at Closing assume liability for any Lease Expenses which remain unpaid at Closing with respect to (i) any Lease executed by Seller or any Subsidiary before the date of this Agreement and (ii) any Lease for space set forth on Schedule 2.4(e) executed on or before Closing (regardless of whether greater or lesser than the amounts set forth on Schedule 2.4(e) for such space). To the extent that Seller has not executed prior to Closing a Lease for any space set forth in Schedule 2.4(e), Purchaser will receive a credit to the Purchase Price for future Lease Expenses to be incurred by Purchaser in the amount allocated to the unleased space as set forth in Schedule 2.4(e) and Purchaser will assume at Closing liability for all Lease Expenses related to such space regardless of the actual amount thereof. Each party will make available to the other all records, bills, vouchers and other data in such party's control verifying Lease Expenses and the payment thereof.

         (f) There will be no proration of any promotional or publicity charges or other costs and expenses paid from any promotional fund or by any merchants' association held by Seller or any Subsidiary or its managing agent on the Closing, except that Seller or any Subsidiary shall be responsible for funding, on or before the Closing, any amounts Seller or any Subsidiary is obligated to fund prior to such date pursuant to any agreements by which Seller or any Subsidiary is bound relating to the Properties. On the Closing Date, Seller shall deliver to Purchaser the balance of any promotional fund and all funds of any merchants' association then held by Seller or any Subsidiary or its managing agent, including funds derived from payments made by Tenants and funds derived from optional or mandatory contributions by Seller or any Subsidiary, or at Seller's election, Seller shall give Purchaser a credit to the Purchase Price therefor.

         (g) Subject to the application of Rentals, payments for Operating Expenses and other amounts under Section 2.4(b)(v), all Rentals and payments for Operating Expenses in respect of the calendar year 2001 and any prior calendar year, and minimum rent and percentage only rent in respect of the calendar year 2002 will be remitted by Purchaser to Seller within 30 days following the last day of the month in which the Closing occurs and thereafter starting in the next calendar quarter not less frequently than quarterly by the last day of each calendar quarter. Any amount due to Seller under Section 2.4(i)(ii) will be remitted by Purchaser to Seller promptly after Seller's receipt of the applicable fee. All other amounts payable to or by Seller under Section 2.4 shall be paid, if applicable, at the Final Closing Adjustment.

         (h) (i) The prorations in respect of the Partnership Properties will be made in accordance with Section 2.4(a)-(g), (i)(i) and 2.4(j)-(n) as if the Partnership Properties were Fee Properties. The prorations will also take into account the cash and cash equivalent assets of the Partnerships (other than arising from items being prorated under this Section 2.4) as of the Proration Time. In the case of Partnership Properties other than the PPM Properties, if such prorations and adjustments with respect to any such Partnership Property result in a net credit to Seller, the amount to be paid by Purchaser on the Closing Date shall be increased by the amount of that credit. If the aggregate prorations and adjustments with respect to any such Partnership Property result in a net credit to Purchaser, the amount to be paid by Purchaser on the Closing Date shall be decreased by an amount equal to such credit. In the case of the PPM Properties,

Purchaser will receive a credit to the Purchase Price for the portion of the cash and cash equivalent items held by Seller or any of its Subsidiaries and attributable to the outside partners' share of any undistributed cash under the Partnership Agreements for Keegan's and Inwood based on their relative share of distributable cash flow under the Keegan's and Inwood Partnership Agreements. In addition, if the proration and adjustments with respect to the PPM Properties result in a net credit to Purchaser, an amount equal to such net credit multiplied by the Assigning Subsidiary's share of distributable cash flow under the Keegan's and Inwood Partnership Agreements shall be credited to Purchaser as a reduction in the Purchase Price. If the prorations and adjustments result in a net credit to Seller, an amount equal to such net credit multiplied by the Assigning Subsidiary's share of distributable cash flow under the Keegan's and Inwood Partnership Agreements shall be credited to Seller as an increase to the Purchase Price. To the extent that apportionments would be revised or adjusted in accordance with Section 2.5, Seller and Purchaser will cause their respective representatives or accountants to prepare a Final Statement which includes a recalculation of the foregoing apportionments. In making the apportionments for the Partnership Properties, any reference in Section 2.4(a)-(g), (i)(i) and
(j)-(n) to the payment, receipt, expenditure or collection of any amount by Seller or Purchaser shall include the payment, receipt, expenditure or collection of such amount by a Partnership or its subsidiaries.

                  (ii)     Except as set forth in this Section 2.4(h)(ii) and
Section 2.4(i)(ii), no prorations will be made in respect of CenterAmerica Venture. Seller will receive a credit at Closing for any amounts contributed from January 1, 2002 by CenterAmerica Venture REIT to CenterAmerica Venture for development of Spring Valley, Windvale, and Wycliffe in excess of $322,000 and Purchaser will receive a credit at Closing to the extent that CenterAmerica Venture REIT contributes less than $322,000. Seller will also receive a credit for any equity contributed by CenterAmerica Venture REIT to CenterAmerica Venture in order to satisfy any covenant under any Indebtedness of CenterAmerica Venture. If a distribution is made to members of CenterAmerica Venture out of any capital transaction proceeds (including without limitation proceeds from the sale or other disposition of any JV Property) or any financings or refinancings of Indebtedness that increase the amount of CenterAmerica Venture's Indebtedness above the amount at Closing which it otherwise would have been if the financing or refinancing had not occurred, Purchaser will receive a credit for the amount of any capital transaction proceeds or any financing proceeds so distributed to CenterAmerica Venture REIT.

         (i) (i) Except as provided below, amounts received or payable under the Contracts will be prorated between Seller and Purchaser as of the Proration Time based on the actual number of days in the month during which the Closing occurs. All amounts received or payable under the Contracts accruing prior to the Proration Time will be credited to or the obligation of Seller. Purchaser shall be credited with or be responsible for all amounts received or payable under the Contracts accruing on and after the applicable Proration Time.

                  (ii) Notwithstanding the foregoing, the fees payable to Seller or its Subsidiaries by CenterAmerica Venture will be prorated as follows:

                           (A) Any property management fee received by Seller prior to Closing and relating to periods prior to the Proration Time will be retained by Seller. Any property management fee relating to the month in which the Closing occurs will be prorated upon receipt between Seller and Purchaser based on the actual number of days in the month during which the Closing occurs. Seller will be entitled to the property management fee which accrues before the Proration Time and Purchaser will be entitled to the property management fee which accrues on and after the Proration Time.

                           (B) Any property acquisition fee or financing fee payable by CenterAmerica Venture in respect of an acquisition or financing currently contemplated in respect of the Compass Bank line will be retained by Seller if paid before Closing and will be promptly remitted to Seller by Purchaser upon receipt if paid after Closing. Any other property acquisition fee and any financing fee paid after the date of this Agreement for any acquisition or financing that is approved before Closing will be paid to Purchaser at Closing by Seller net of any direct costs and expenses incurred by Seller in connection with that acquisition or financing if paid to Seller before Closing and if paid after Closing will be retained by Purchaser but Purchaser will promptly remit to Seller the amount of any direct costs and expenses incurred by Seller in connection with that acquisition or financing. Seller will provide to Purchaser at Closing documentation in reasonable detail of its costs and expenses to be reimbursed or retained. Purchaser will retain any property acquisition fee or financing fee for any acquisition or financing that is approved after Closing.

                           (C) Any leasing fees attributable to any lease in respect of any JV Property executed before Closing will be retained by Seller if paid prior to Closing. If such leasing fees have not been paid before Closing, Seller will receive a credit at Closing for the amount of those fees and Purchaser will receive a credit for any related commissions to be paid in respect of those leases. Seller will assign those leasing fee receivables to Purchaser and Purchaser will assume Seller's obligation for any related commissions. Any leasing fees attributable to any lease in respect of any JV Property executed after the Closing will be retained by Purchaser.

                           (D) Any development fee received by Seller prior to Closing will be retained by Seller. A portion of any development fee received by Purchaser after Closing and attributable to any of the JV Properties or any new development initiated before the Closing will be promptly paid to Seller upon receipt in an amount equal to the portion of the development fee represented by the percentage of the total development budget expended prior to Closing; provided, however, Seller will be entitled to the entire development fee paid in respect of the JV Property known as Flamingo Falls and such fee will be promptly remitted by Purchaser to Seller upon receipt if paid after Closing.

         (j) All amounts and benefits payable to Seller's and any Affiliate's employees providing services to the Properties or Real Estate Business will not be prorated between the parties and shall remain the sole responsibility of Seller other than accrued and unused vacation and sick pay benefits of the Transferred Employees for the calendar year in which the Closing occurs, which will be assumed by Purchaser. All amounts and benefits (other than such accrued and unused vacation and sick pay benefits for the calendar year in which the Closing occurs) payable to the Transferred Employees accruing prior to the applicable Proration Time will be the obligation of Seller. Purchaser will be responsible for all amounts and benefits payable to the Transferred Employees accruing after the Proration Time under Purchaser's benefit plans, programs or arrangements.

         (k) Seller will be credited with an amount equal to all prepaid costs, expenses, charges and fees paid by Seller with respect to any Property and attributable to any period after the applicable Proration Time so long as Purchaser is assigned the benefit of the prepayment.

         (l) Seller will be credited with an amount equal to all security deposits, prepaid rentals and other deposits paid or deposited with any ground lessor of a Property under the applicable ground lease or to any other person on the ground lessor's behalf, together with any interest that has accrued thereon.

         (m) Accrued interest payable under the Assumed Indebtedness and PPM Indebtedness (excluding unpaid late fees and other costs, charges, and past due interest for which Purchaser will receive a credit) for the period in which the Closing Date occurs will be prorated between Purchaser and Seller as of the Proration Time.

         (n) All taxes and assessments for the year in which the Closing Date occurs that are paid prior to the Proration Time will be prorated based upon the amounts actually paid. If taxes and assessments for the year in which the Closing Date occurs or any prior year have not been paid before Closing, Seller will be charged at Closing an amount equal to that portion of such taxes and assessments which relate to the period before Closing and Purchaser will pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and an assessed valuation last fixed. After taxes and assessments are known, adjustments, if needed, will be made between the parties. Purchaser will be responsible for all installments of special assessments due for any period after the Closing.

         2.5. Preparation of Final Statement. On or before 30 days following the last day of the 15th full calendar month following the Closing Date or such later date as is mutually agreed by the Seller and the Purchaser, the Purchaser will prepare and deliver to the Seller a final unaudited statement of Proration Items and other credits and adjustments to the Purchase Price as of the Proration Time (the "Final Statement"), based on information available as of the last day of the 15th full calendar month following the Closing Date or such later date as is mutually agreed by the Seller and the Purchaser (the "Final Adjustment Date"). Seller will afford Purchaser and its representatives and auditors the opportunity at reasonable times and upon reasonable prior notice to review with Purchaser all underlying financial records and work papers pertaining to the preparation of the Final Statement within its control. Subject to Section 2.6, any net adjustment in favor of Purchaser will be paid in cash by Seller to Purchaser no later than 10 days after delivery of the Final Statement. Subject to Section 2.6, any net adjustment in favor of Seller will be paid in cash by Purchaser no later than 10 days after delivery of the Final Statement. The Final Statement may be audited at either party's request as provided in
Section 2.6. The payments made under the Final Statement will be the "Final Closing Adjustment."

         2.6. Audit. If Purchaser and Seller do not agree on the computation of the Proration Items and other credits and adjustments to the Purchase Price in the Final Statement, then each party will prepare its own calculation of the Final Statement and such calculations will be submitted to a firm of independent accountants of nationally recognized standing reasonably satisfactory to Purchaser and Seller (who shall have no material relationship with Seller or Purchaser or MSREF II) promptly to review this Agreement and the disputed items or amounts for the purpose of calculating the Final Statement. In making that calculation, the firm of independent accountants will include the non-disputed items and amounts set forth in each parties' calculation of the Final Statement, and shall consider affirming or adjusting only those items or amounts in the calculation of the Final Statement as to which the parties have disagreed and any items and amounts affected by those disputed items and amounts. The firm of independent accountants will deliver to Purchaser and Seller, as promptly as practicable, a report setting forth its calculation of the Final Statement. That report will be final and binding upon Purchaser and Seller. The cost of the independent accountants' review and report will be borne by (i) Purchaser if the difference between the Final Statement and Purchaser's calculation of the Final Statement delivered pursuant to this Section 2.6 is greater than the difference between the Final Statement and the Seller's calculation of the Final Statement delivered pursuant to Section 2.6, (ii) Seller if the first such difference is less than the second such difference, and (iii) by Purchaser and Seller equally if the first such difference is equal to the second such difference. Purchaser will, and will cause Purchaser's independent accountants to, cooperate and assist Seller in their calculation of the Final Statement and in the conduct of the audits and reviews referred to in this Section 2.6, including without limitation, making available to Seller to the extent necessary of books, records, work papers and personnel. If the Final Statement reflects a net adjustment in favor of Seller, Purchaser will pay to Seller the amount of that adjustment in cash to Seller no later than 10 days after the determination of the Final Statement. If the Final Statement reflects a net adjustment in favor of Purchaser, Seller will pay to Purchaser the amount of that adjustment in cash to Purchaser no later than 10 days after the determination of the Final Statement.

         2.7. Tenant Deposits. The unapplied portion of any Tenant Deposits as of the date of the Rent Roll that have been paid to the owner of each Property or are held by agents of the owner of each Property on its behalf (or that were deposited with any predecessor in interest to the owner to the extent the predecessor has turned over security deposits to the owner or given the owner a credit therefor) by any Tenants or contractors are disclosed on the Rent Roll and all such Tenant Deposits are in the form of cash, except for any letters of credit or other similar instruments set forth in Schedule 2.7. To the extent any Tenant Deposits are held by Seller or a Subsidiary other than a Partnership or its subsidiaries or any security deposit has been applied in violation of Section 6.1(u), Seller shall (a) pay to Purchaser, in cash, or credit against the Purchase Price the aggregate amount of any such Tenant Deposits and the amount applied in violation of Section 6.1(u), or (b) if applicable, assign to Purchaser the bank accounts with respect to, or any letters of credit or other similar instruments comprising, such Tenant Deposits and the amount applied in violation of Section 6.1(u); and to the extent any Tenant Deposits are held by a Partnership, they will be retained by the Partnership. Purchaser hereby indemnifies and agrees to defend Seller and the Seller Parties for, and agrees to defend and hold Seller and the Seller Parties harmless from and against, any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) imposed upon or incurred by Seller and Seller Parties with respect to the Tenant Deposits actually paid over or assigned to Purchaser pursuant to this Section, or with respect to the application thereof by Purchaser subsequent to Closing. Seller will be entitled to retain as its property its percentage of any interest accrued on any Tenant Deposits prior to Closing except to the extent such interest is required to be paid to any Tenants pursuant to their respective Leases or the depositing contractor.

         2.8. Certiorari. Purchaser acknowledges that proceedings for certiorari or other proceedings to determine the assessed value of the Properties or the real property taxes payable with respect to the Properties have been or may be commenced prior to the date hereof and may be continuing as of the Closing Date. Purchaser will be entitled to control the prosecution of any proceeding or proceedings for the years prior to and including the year in which the Closing occurs to completion and to settle or compromise any claim therein. Purchaser will keep Seller informed on a timely basis on all matters with respect to any proceedings and seek Seller's reasonable consent and approval to the extent required in this Section 2.8. The parties hereto agree to cooperate with each other and to execute any and all documents reasonably requested by the other party in furtherance of the foregoing. With respect to any awards for the years prior to the year of the Closing, Purchaser will be entitled to first recover the reasonable costs it has expended in obtaining any awards and thereafter, Seller will be entitled to the remainder of the awards, subject to Seller's obligation to rebate any portion of those amounts to Tenants. With respect to any awards for the year in which the Closing occurs, Purchaser will be entitled to first recover the reasonable costs it has expended in obtaining any awards and Seller shall then be entitled to recover the reasonable costs it has expended in obtaining any awards, and thereafter, Seller and Purchaser will apportion the remainder of any awards between the period before the Closing and the period following the Closing, subject to their obligation to rebate any portion of those amounts to Tenants. In connection with the foregoing, Seller agrees to assign, subject to the provisions of this
Section 2.8, to Purchaser at the Closing all of Seller's right, title and interest to the foregoing certiorari proceedings that are for the year in which the Closing occurs and all refunds relating thereto and cooperate with Purchaser with respect thereto. Purchaser will promptly remit to Seller any monies received which are to be paid to and/or shared by Seller as provided herein. Purchaser will not settle or compromise any proceeding that involves a tax year prior to and including the year in which the Closing occurs, without the consent of Seller, such consent not to be unreasonably withheld. The provisions of this
Section 2.8 will survive the Closing until all proceedings with respect to the tax year of the Closing and prior years are resolved.

         2.9. Effect of Closing. If the Closing occurs, for all legal, accounting and tax purposes, the Closing will be deemed to be effective as of the Proration Time.

                 III. TITLE AND OTHER PROPERTY RELATED MATTERS

         3.1. Purchaser's Inspections and Due Diligence. (a) Prior to the date hereof Purchaser has conducted and after the date hereof will continue to conduct its title, survey, environmental, physical, and structural examinations, inspections, testing, studies and investigations of the Properties (collectively, the "Due Diligence"). Except for any limitations as may be imposed by this Section 3.1 and Section 3.2 below, Purchaser may conduct such Due Diligence as it deems necessary or appropriate, and examine and investigate to its full satisfaction the facts, circumstances, and matters relating to the title, survey, environmental, physical, and structural condition of the Properties (including those matters that would be revealed by an examination of the title and survey of the Properties, such as availability and adequacy of utilities, access, and zoning). The Due Diligence will be at Purchaser's sole cost and expense except as otherwise expressly provided in
Section 12.9.

         (b) Purchaser acknowledges that on the date hereof, Purchaser has completed its review, inspection, examination, analysis and verification of all matters (including, without limitation, review of rent rolls, Leases and Contracts, Licenses and Permits, financial condition and results of operations of Sellers and the Real Estate Business, market conditions, pending litigation, compliance with Laws, the Assumed Liabilities, the environmental condition of the Properties, and the physical and structural condition of the Properties) except new title and survey matters arising since the date of the Title Commitments described in Section 3.4 below, and, that after the date hereof, Purchaser shall have no right to terminate this Agreement except as provided in Sections 3.4, 8.3, 10.1, 10.2(b) and 10.3.

         3.2. Site Visits. (a) Purchaser and its authorized agents, contractors, consultants and representatives (the "Consultants") will have reasonable access to the Properties on at least 2 Business Days' prior notice to Seller during reasonable times as mutually agreed upon by Seller and Purchaser solely for the purpose of inspecting the physical and structural condition of the Properties and conducting non-intrusive physical inspections and tests (physically intrusive shall not mean activities that to a de minimus extent may cause a restoration obligation under this Agreement or involve taking minor sampling of building materials and the roofs and sampling for asbestos); provided, however, that such inspections or tests will not unreasonably disrupt or disturb (x) the ongoing operation of the Properties; (y) any services to the Properties; or (z) the quiet possession of any Tenants under Leases. Such notice shall describe the scope of the Due Diligence Purchaser intends to conduct during Purchaser's access to the Properties. Seller will make reasonable efforts to have an agent available to accompany Purchaser or any Consultants, and in all events Seller shall have the right to have a representative present during any visits to or inspections of any Properties. Purchaser may request any and all publicly available information about the Properties from Governmental Entities but will not disclose to any Governmental Entity the results of any inspection, sampling or testing conducted at any Property without Seller's prior written consent except to the extent required by Laws. If Purchaser desires to conduct any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like, Purchaser will identify in writing exactly what procedures Purchaser desires to perform and request Seller's express written consent. Seller may withhold or condition consent to any physically intrusive Due Diligence in Seller's sole and absolute discretion (other than with respect to roof samples and core samples of the asphalt on parking lots for which Seller's approval shall not be unreasonably withheld or delayed), and in no event will Purchaser be permitted to perform any Phase II environmental inspection of any Property. If Seller objects to the procedures requested by Purchaser, Seller will describe the basis for its objection to Purchaser and may (but will not be obligated to) propose to Purchaser a reasonable alternative for resolving the issue giving rise to the request for intrusive Due Diligence. Upon receipt of Seller's written consent, if granted, Purchaser and all Consultants shall, in performing the Due Diligence, comply with the agreed upon procedures and with any and all Laws applicable to the Properties and will not engage in any activities that would violate any Licenses and Permits or Laws in any material respect. Purchaser and any Consultants will: (a) promptly pay when due the costs of all entry and inspections and examinations done with regard to the

Properties and (b) restore the Properties to the condition in which the same were found before any such entry upon the Properties and inspection or examination was undertaken, but in no event later than 10 days after such damage occurs.

         (b) Purchaser may not communicate or conduct interviews with any employee, lender, partner or joint venturer of Seller or the Subsidiaries or any tenant of any of the Properties without the prior consent of Seller, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Purchaser may communicate with those certain employees of Seller or the Subsidiaries that are designated by Seller, but such communication shall be solely for the purpose of performing the due diligence contemplated herein. If Seller does consent to any such interviews of its or the Subsidiaries' employees, lenders, partners, or joint venturers or the tenants of the Properties, such interviews shall not unreasonably disrupt or disturb (i) the on-going operation of the Properties, Seller, or the Subsidiaries, (ii) any services to the Properties, or (iii) the quiet possession of any Tenants under the Leases. Seller will have the right to have a representative of Seller present at all times during any interviews with any employee, lender, partner or joint venturer or any tenant of any of the Properties.

         3.3. Due Diligence Indemnity. PURCHASER SHALL KEEP THE PROPERTIES FREE FROM ALL LIENS AND DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER AND THE SELLER PARTIES FROM AND AGAINST ALL CLAIMS, ACTIONS, LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES, WHETHER ARISING OUT OF INJURY OR DEATH TO PERSONS OR DAMAGE TO ANY PROPERTY, INCLUDING ANY PROPERTY OF TENANTS UNDER LEASES OR OTHERWISE AND INCLUDING BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND COSTS INCURRED, SUFFERED BY, OR CLAIMED AGAINST SELLER OR ANY SUBSIDIARY CAUSED BY (i) PURCHASER'S OR ANY OF ITS CONSULTANTS ENTRY UPON THE PROPERTIES AND ANY DUE DILIGENCE ACTIVITIES PURSUANT TO SECTION 3.2 INCLUDING BUT NOT LIMITED TO, THE COSTS OF REMEDIATION, RESTORATION AND OTHER SIMILAR ACTIVITIES, MECHANIC'S AND MATERIALMEN'S LIENS AND ATTORNEYS FEES, ARISING OUT OF OR IN CONNECTION WITH THE EXERCISING OF PURCHASER'S RIGHTS UNDER SECTION 3.2; PROVIDED, HOWEVER, THAT PURCHASER SHALL HAVE NO DUTY TO DEFEND OR INDEMNIFY SELLER OR ANY SUBSIDIARY FOR ANY LOSSES ARISING OUT OF CONDITIONS MERELY DISCOVERED, BUT NOT CAUSED OR CONTRIBUTED TO, BY PURCHASER OR ITS CONSULTANTS, AND (ii) ANY BREACH OF THIS AGREEMENT BY PURCHASER OR ANY CONSULTANT OR ANY OF THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, AGENTS, MEMBERS, SHAREHOLDERS, ATTORNEYS OR REPRESENTATIVES. THE PROVISIONS OF THIS SECTION 3.3 SHALL SURVIVE THE CLOSING OR, IF THE TRANSFER IS NOT CONSUMMATED, ANY TERMINATION OF THIS AGREEMENT, AND SHALL NOT BE SUBJECT TO ANY LIMITATION OF LIABILITY SET FORTH HEREIN.

         3.4. Title. (a) Purchaser acknowledges that it has received and approves of, except as set forth on Schedule 3.4(a)(i) and those Liens that Seller is obligated to pay or discharge under Section 3.4(f), all of which will not be Permitted Encumbrances, (i) all matters shown on the title commitments (each a "Title Commitment," and collectively the "Title Commitments") listed on

Schedule 3.4(a)(ii) proposing to insure Purchaser (or the Partnerships) with respect to each of the Properties, (ii) all documents referred to in the Title Commitments, and (iii) all matters shown on the existing surveys (the "Surveys") for the Properties made available to Purchaser and listed on Schedule 3.4(a)(iii).

         (b) Prior to the Closing, Purchaser shall have the right to object in writing to any Material Title Defects disclosed in any revision or update of any Title Commitment or Survey or in any new survey for any Property for which a survey was not provided to Purchaser. Purchaser shall endeavor to provide Seller with notice thereof as soon as practicable. In addition, if Seller has delivered written notice to Purchaser of any Material Title Defect and Purchaser fails to object to that Material Title Defect on or before the 5th Business Day after receipt of such notice from Seller, or at Closing, if less than 5 Business Days remain from receipt of that notice to Closing, time being of the essence, then that Material Title Defect will constitute a Permitted Encumbrance. Unless Purchaser shall object to a Material Title Defect in accordance with this
Section 3.4(b), each such Material Title Defect not so objected to and all other matters which affect the Seller's or applicable Subsidiary's title to the Properties shall be deemed to constitute Permitted Encumbrances other than the items set forth on Schedule 3.4(a)(i) and the Liens that Seller is obligated to pay or discharge under Section 3.4(f). Any Material Title Defects that are objected to by Purchaser in accordance with this Section 3.4(b) shall be herein collectively called the "Title Objections."

         (c) Notwithstanding anything in this Section 3.4(c) to the contrary, prior to Closing, Seller will cure or otherwise satisfy the matters set forth in the "Liens and Other Matters to be Cured at or Prior to Closing" and the "Ownership Discrepancy" columns on Schedule 3.4(a)(i) and the introductory paragraph of Schedule 3.4(a)(i) , and Purchaser reserves the right to treat as a Title Objection under this Section 3.4 any matter set forth in the "Missing Documents" column of Schedule 3.4(a)(i). With respect to any Title Objections, Seller may elect (but shall not be obligated) by notice to Purchaser within 10 days after receipt of Purchaser's notice of Title Objections any one of the options described in the next sentence. In Seller's sole and absolute discretion, Seller may (i) decrease the Purchase Price by the excess of the cost to correct or satisfy any Title Objections over either or both, as applicable, of $2,000,000 (if the Title Objections for all Properties in the aggregate exceed $2,000,000) and $100,000 (if there are Title Objections that relate to any individual Property that exceed with respect to such Property $100,000),
(ii) remove or correct certain Title Objections and/or decrease the Purchase Price such that the sum of the cost to remove or correct the cured Title Objections and such decrease in the amount of the Purchase Price is equal to the excess of the cost to remove or correct any Title Objections over either or both, as applicable, of $2,000,000 (if the Title Objections for all Properties in the aggregate exceed $2,000,000) and $100,000 (if there are Title Objections that relate to any individual Property that exceed with respect to such Property $100,000), (iii) remove or correct certain Title Objections, drop one or more Properties with Title Objections as provided in Section 7.16 and/or decrease the amount of the Purchase Price by the cost to remove or correct such Title Objections such that the sum of the cost to remove or correct the cured Title Objections and the amount of such Purchase Price decrease and the amount of Title Objections relating to the dropped Properties is equal to the excess of the cost to remove or correct any Title Objections over either or both, as applicable, $2,000,000 (if the Title Objections for all Properties in the aggregate exceeds $2,000,000) and $100,000 (if there are Title Objections that relate to any individual Property that exceed with respect to such Property

$100,000) or (iv) elect not to remove or correct one or more Title Objections such that there are still Material Title Defects. If Seller fails to timely deliver a notice regarding its method of cure, it will be deemed to have made the election in clause (iv) for all Title Objections. If a Property is dropped under this Section 3.4(c) or Section 3.4(e), the reduction in Title Objections resulting therefrom will not decrease Title Objections that relate to another individual Property's Title Objections in excess of $100,000, but will decrease the amount of Title Objections that relate to all Properties.

         (d) If there are still Material Title Defects that exceed $2,000,000 for all Properties and Seller elects (or is deemed to elect) not to remove or correct such Material Title Defects, Purchaser may elect, by delivery of notice to Seller within 5 Business Days after receipt of Seller's notice or deemed election, to either (i) terminate this Agreement under Section 10.1(d) and thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections, in which event such Title Objections shall be deemed Permitted Encumbrances, and proceed to Closing without any reduction of or credit against the Purchase Price. If Purchaser fails to deliver notice of termination of this Agreement within 5 Business Days of receipt of Seller's notice or deemed election to remove or correct the Title Objections, Purchaser will be deemed to have made the election in clause (ii).

         (e) If there are still Material Title Defects that exceed $100,000 for each of one or more Properties and Seller elects (or is deemed to elect) not to remove or correct such Material Title Defects, Purchaser may elect, by delivery of notice to Seller within 5 Business Days after receipt of Seller's notice or deemed election, to (i) drop one or more of the Properties affected by any Title Objections that exceed $100,000 as provided in Section 7.16 or (ii) waive such Title Objections, in which event such Title Objections shall be deemed Permitted Encumbrances and proceed to Closing without any reduction of or credit against the Purchase Price. If Purchaser fails to deliver notice making the election in clause (ii) within 5 Business Days of receipt of Seller's notice or deemed election to remove or correct the Title Objections, Purchaser will be deemed to have made the election in clause (i) with respect to all of those Properties.

         (f) Notwithstanding the foregoing and except for any Liens affecting any JV Property, Seller will (i) at Closing cause the release of any Liens securing Indebtedness for borrowed money which is not part of the Assumed Liabilities or PPM Indebtedness, and any other consensual monetary Liens placed upon any Property by Seller or any Partnership other than any JV Property and
(ii) at or before Closing cause the release of or bond off any mechanics' liens placed upon the Properties (except for any JV Properties) by a third party in connection with work performed on the applicable Property on behalf of Seller or any Subsidiary (unless placed upon the Property on behalf of Purchaser or a Tenant, including without limitation, the Claim of Lien made by Wilger Enterprises, Inc. against CenterAmerica Trust or CA New Mexico, L.L.C. relating to the Paseo del Norte Property) and any judgment liens, and such Liens shall not be Permitted Encumbrances. Seller may elect but shall not be obligated to release any other monetary liens that are placed upon the Properties by third parties.

         (g) Seller agrees to deliver upon receipt the new surveys ordered by Seller or a Subsidiary for the Rock Prairie and Flamingo Falls Properties.

                  IV. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         4.1. Organization and Power of Seller. Each of the entities set forth on Schedule 4.1 are corporations, limited partnerships, limited liability companies or real estate investment trusts, as specified on Schedule 4.1, are duly formed and validly existing under the Laws of the corresponding states specified on Schedule 4.1, and each of them has the requisite limited partnership, limited liability company, corporate or real estate investment trust power and authority, as applicable, to carry on its business as now being conducted. Seller and each Subsidiary is duly qualified or licensed to do business as a foreign limited partnership, limited liability company, corporation or real estate investment trust, as applicable, and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing or good standing necessary.

         4.2. Authority; Noncontravention; Consents. (a) Except as set forth in Schedule 4.2(a), Seller and each Assigning Subsidiary, as applicable, has the requisite power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Seller and each Assigning Subsidiary, as applicable, (ii) to perform its obligations hereunder and thereunder and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder. Except as set forth in Schedule 4.2(a), the execution and delivery by Seller and each Assigning Subsidiary, as applicable, of this Agreement and all documents contemplated hereunder to be executed and delivered by Seller and each Assigning Subsidiary, as applicable, and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary company, entity or partnership action, and no other company, entity or partnership proceedings on the part of Seller or the applicable Assigning Subsidiary or their partners, shareholders or members are necessary to authorize any of the foregoing. This Agreement has been, and all documents contemplated hereunder to be executed by Seller and each Assigning Subsidiary, as applicable, when executed and delivered will have been, duly executed and delivered by Seller and each Assigning Subsidiary, as applicable, and shall constitute the valid and binding obligation of Seller and each Assigning Subsidiary, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights and by general principles of equity.

         (b) Except as set forth in Schedule 4.2(b) and assuming receipt of the consents described in Schedule 4.2(a) and Schedule 4.2(c), the execution and delivery by Seller of this Agreement and all documents contemplated hereunder to be executed and delivered by Seller and each Assigning Subsidiary, as applicable, do not, and the consummation of the transactions contemplated hereunder and thereunder and compliance by Seller with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a penalty, or a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the Purchased Assets under (i) the constituent organizational documents, as amended or supplemented, of Seller, any Assigning Subsidiary or any Partnership, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, management or other material agreement or instrument (excluding Licenses and Permits) applicable to the Real Estate Business or the Purchased Assets and constituting Assumed Liabilities but excluding any Liens under the Assumed Indebtedness, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Seller or any Assigning Subsidiary with respect to the Real Estate Business or the Purchased Assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate, would not materially adversely affect the Real Estate Business or impair or interfere in any material respect with the consummation of the Transfer or any other transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder or otherwise prevent Seller and the Assigning Subsidiaries from performing their obligations hereunder in any material respect. Solely for purposes of this Section 4.2(b), the definition of Purchased Assets will not include any reference to the phrase "to the extent assignable or transferable".

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Real Estate Business or the Purchased Assets in connection with the execution and delivery by Seller of this Agreement and Seller and Assigning Subsidiaries of all documents contemplated hereunder or the consummation by Seller of the transactions contemplated hereunder or thereunder, except for (i) any filing required to effect the Transfer of the Purchased Assets or the transactions described in Section 7.5, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 4.2(c) or (B) which, if not obtained or made, would not reasonably be expected to prevent or delay in any material respect the consummation of the Transfer or any other transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder or otherwise prevent Seller and the Assigning Subsidiaries from performing their obligations hereunder in any material respect.

         4.3. Litigation. Except as set forth in Schedule 4.3 and except for routine personal injury litigation arising from the ordinary course of operations of Seller and which are covered by adequate insurance, there is no suit, action, proceeding or investigation pending or, to the Knowledge of Seller, threatened against or affecting the Real Estate Business or the Purchased Assets or that, individually or in the aggregate, if decided adversely to the Real Estate Business, would reasonably be expected to prevent or delay in any material respect the consummation of the Transfer and any other transactions contemplated by this Agreement or otherwise prevent Seller or any Assigning Subsidiary from performing its obligations hereunder in any material respect. Except as set forth on Schedule 4.3, as of the date hereof there is no litigation pending against Tenants commenced by Seller or any Subsidiary. Except as set forth in Schedule 4.3, there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller or any Subsidiary with respect to the Real Estate Business or Purchased Assets that remain unsatisfied or uncured.

         4.4. Partnership Interests. (a) The Partnership Interests have been duly authorized and validly issued in accordance with the constituent organizational documents of the Partnerships and applicable Law. The Assigning Subsidiaries own 100% of the Partnership Interests to be Transferred to Purchaser at Closing, free and clear of all Liens other than as set forth on Schedule 4.4(a) (all of such Liens shall be released at or prior to the Closing) and Permitted Encumbrances. Except with respect to that certain mezzanine debt held by Secore Financial Corporation, or its successors and assigns, which mezzanine debt shall be fully paid and otherwise satisfied at or prior to Closing and as otherwise set forth on Schedule 4.4(a), no Assigning Subsidiary nor any subsidiary of CenterAmerica Venture has pledged its Partnership Interests or interests in any Person it owns or consented to the pledge or encumbrance of any of the Partnership Interests or interests in any of CenterAmerica Venture's subsidiaries other than to secure the Assumed Indebtedness or JV Indebtedness. The interests of the subsidiaries of the Partnerships have been duly authorized and validly issued in accordance with the constituent organizational documents of such applicable subsidiary and applicable Law. The Partnerships own directly or indirectly 100% of the interests in the subsidiaries that own any of the Partnership Properties or JV Properties, free and clear of all Liens other than as set forth on Schedule 4.4(a) (any of such Liens shall be released at or prior to the Closing) and Liens arising pursuant to the Assumed Indebtedness, JV Indebtedness and PPM Indebtedness and the organizational documents of the relevant subsidiary and Permitted Encumbrances.

         (b) All documents comprising the Partnership Agreements and certificates of limited partnership or limited liability company and other constituent organizational documents of CenterAmerica Capital, CFP, CenterAmerica Venture Entities, Inwood and Keegan's are described on Schedule 4.4(b), and, prior to the date hereof, true, correct and complete copies of the Partnership Agreements and the constituent organizational documents listed on
Schedule 4.4(b) have been delivered to Purchaser or its counsel. The Partnership Agreements and constituent organizational documents of the CenterAmerica Venture Entities are in full force and effect and, except as set forth on Schedule 4.4(b), no other documents, instruments, agreements or certificates are in effect that govern the relative rights and obligations of the partners or members in those capacities, as applicable, of any of the Partnerships or their subsidiaries with respect to such Partnerships or subsidiaries. Neither Seller nor any Subsidiary is in material breach of, or material default under, the Partnership Agreements or the constituent organizational documents of the subsidiaries of the Partnerships and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a material default by Seller or the Subsidiaries under the Partnership Agreements or the constituent organizational documents of any of the subsidiaries of the Partnerships, and neither Seller nor any Subsidiary has given written notice to, or received any written notice that, any other partner or member of any Partnership is in material breach of, or material default under, the Partnership Agreement or the constituent organizational documents of the subsidiaries of the Partnerships.

         (c) Except as set forth on Schedule 4.4(c), as of the date hereof none of Seller or any Subsidiary nor to the Knowledge of Seller any other partner or member or other Affiliate of any of the Partnerships has made a loan to such Partnership that is still outstanding and no partner or member has any outstanding capital commitments to any of the Partnerships.

         (d) Except for liabilities and obligations set forth in the Financial Statements, related to a Permitted Encumbrance, or incurred in the ordinary course of business, neither the Partnerships nor any subsidiary thereof has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by the accounting principles utilized by the Partnerships in the preparation of their Financial Statements to be set forth in the Financial Statements or in the notes thereto.

         (e) All of the Partnerships and their subsidiaries are treated as partnerships or as entities disregarded as separate from their owners for federal income tax purposes. Except as disclosed on Schedule 4.4(e), none of the Partnerships or its subsidiaries owns directly or indirectly, or by attribution (in accordance with the attribution rules referred to in Code Section 856(d)(5)) any of the stock of any Person that is treated as a corporation or an association taxed as a corporation for federal income tax purposes or to the Knowledge of Seller of a lessee or sublessee of all or any part of the Properties. The stock described on Schedule 4.4(e) owned by the Partnerships, if any, does not represent more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described on Schedule 4.4(e). The parties agree that this representation shall not be treated as breached or having been breached if any listing of additional stock is added to Schedule 4.4(e) after the date hereof, so long as the stock described in Schedule 4.4(e) does not represent, at the time of Closing, more than 9.9% of the voting power or value of the outstanding stock of any issuer of stock described in Schedule 4.4(e). In addition, at the Closing the Partnerships and their subsidiaries will not own any securities or interest in any other Person, except as set forth in
Schedule 4.4(e) and for funds of the Partnership or its subsidiaries that may be temporarily invested in:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

                  (iii) a bank account of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; and

                  (iv)     a money market fund or a qualified investment fund.

         (f) The outside partners in CenterAmerica Venture, Keegan's and Inwood are set forth on Schedule 4.4(f) and their percentage interests therein are set forth on Schedule 4.4(f).

         4.5. Properties. (a) Except as set forth in Schedule 4.5(a), none of Seller and the Subsidiaries has received any written notice to the effect that any condemnation or involuntary rezoning proceedings are pending or threatened with respect to any of the Properties.

         (b) The rent rolls delivered pursuant to a separate disclosure statement (the "Rent Roll") list each Lease in effect as of the dates of the Rent Roll. The Rent Roll is true, correct and complete as of the date thereof except no representation or warranty is made with respect to the Start Dates and the Commencement Dates set forth therein; provided, further, no representation or warranty is made with respect to any matter on the Rent Roll that was included in the Seller's rent rolls dated September 30, 2001 which were reviewed and approved by Purchaser prior to the date of this Agreement. Except as entered into by Seller pursuant to the express terms of Section 6.2 and except as set forth on Schedule 4.5(c)-1 hereof, no Leases shall exist on the Closing Date other than the Leases listed on the Rent Roll. "Lease" means each lease or other right of occupancy affecting or relating to a Property in which Seller or any Subsidiary that is an owner of a Property is the landlord, either pursuant to the lease agreement or as successor to any prior landlord, but shall not include subleases, franchise agreements, concession agreements or similar occupancy agreements entered into by Tenants or subtenants which by their nature are subject to Leases. Seller has made available to Purchaser true, correct and complete copies of all Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees and supplements, and other occupancy agreements and outstanding default notices sent during the prior 12 calendar months with respect to the Leases, in each case that Seller or its Subsidiaries had in their possession or control related thereto, as of the date hereof except for any temporary leases, month-to-month leases or leases of storage space. To Seller's Knowledge, there are no such Leases that are not in control of Seller or the Subsidiaries as of the date hereof. Each tenant under the Leases is a bona fide tenant in possession or has a right to possession of the premises demised thereunder. Each of the Leases is in full force and effect and to Seller's Knowledge, except as disclosed on the Rent Roll or in the lease files made available to Purchaser, none of the Leases has been modified, amended or rescinded, the rights of each tenant thereunder are as tenants only, and none of the Leases has been assigned by the tenant. The Rent Roll discloses all security and other deposits made by each of the tenants under the Leases which have not been applied as of the date of the Rent Roll. None of Seller and the Subsidiaries has received any advance payment of rent (other than for the current month) on account of any of the Leases except as shown on Schedule 4.5(b). All of the Leases are assignable by Seller or an Assigning Subsidiary as contemplated by this Agreement after giving effect to the repayment of Indebtedness contemplated under this Agreement without the consent of any other party other than the lenders under the Assumed Indebtedness. Except as set forth in Schedule 4.5(b), to the Knowledge of Seller, neither Seller nor any Subsidiary that is an owner of a Property is in material breach or default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by Seller or the Subsidiaries under, other than obtaining the consents contemplated hereunder) any Lease to which it is a party, which breach or default remains uncured, and neither Seller nor any Subsidiary has received written notice that it is in material breach or default under any Lease to which it is a party, which breach remains uncured.

         (c) Schedule 4.5(c)-1 sets forth a complete list, as of the date of this Agreement, of all Leases of the Properties which have been executed, but are either not yet included on the Rent Roll or not yet open for business.
Schedule 4.5(c)-2 sets forth a correct and complete list of Tenants of the Properties for which any Seller or Subsidiary has received as of the date of this Agreement written notice of any moveout, lease termination or lease cancellation.

         (d) Except as set forth on Schedule 4.5(d) or as approved by Purchaser, no Tenants have been granted under their Leases options to purchase the Property of which it is a Tenant or rights of first refusal to purchase the Property of which it is a Tenant.

         (e) Except as set forth on Schedule 4.5(e), as of the date of this Agreement no Tenant has been promised or given a loan by Seller or any Subsidiary which loan, if given, remains outstanding and the loan documents are listed on Schedule 4.5(e).


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
         (f) Schedule 4.5(f) contains a true, correct and complete list of all casualty, commercial liability, employment, professional liability and crime insurance policies maintained by Seller and its Subsidiaries with respect to the Properties as of the date of this Agreement. To the Knowledge of Seller, these policies are in full force and effect as of the date of this Agreement.

         (g) Schedule 4.5(g) contains a true, correct and complete list as of the date of this Agreement of all real properties that were owned at any time by any Partnership, or subsidiary thereof, that are not Properties.

         4.6. Environmental Matters. Seller, to its Knowledge, has made available to Purchaser copies of all environmental studies, investigations, reports, audits, assessments, Licenses and Permits and agreements relating to any of the Properties' or Real Estate Business' compliance with Environmental Laws within Seller's or any Subsidiary's possession or control, and all environmental studies, investigations and reports within Seller's or any Subsidiary's possession or control and made available to Purchaser are listed on
Schedule 4.6. To the Knowledge of Seller, the Real Estate Business complies in all material respects with Environmental Laws except as may be disclosed in said environmental studies, investigations, and reports, so made available to Purchaser and those obtained by Purchaser as of the date of this Agreement.

         4.7. Labor Matters. Seller is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Real Estate Business, nor does Seller know of any activities or proceedings of any labor union to organize any such employees. To the Knowledge of Seller, there are no strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Real Estate Business which would materially adversely affect the Real Estate Business. All employees of the Real Estate Business are employees of CenterAmerica Property Trust, and none of the Partnerships and the subsidiaries of CenterAmerica Venture has employed or employs any employees other than one employee made available by Delaware Management Services.

         4.8. Taxes. (a) Except as set forth in Schedule 4.8 each of the Partnerships and the subsidiaries of CenterAmerica Venture has timely filed all Tax returns required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Seller has caused to be paid on its behalf) all Taxes shown on such Tax Returns as required to be paid by it and all such Tax Returns are complete and accurate in all material respects. No deficiencies for any Taxes have been proposed, asserted or assessed in writing against any of the Partnerships or their subsidiaries and no requests for waivers of the time to assess any such Taxes are pending. No Tax Returns of any of the Partnerships and the subsidiaries of CenterAmerica Venture are currently being audited by any applicable taxing authority. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to all taxing authorities have been so deposited or paid by Seller on or before the applicable due date. No claim is pending or has been proposed in writing by any Governmental Entity in any jurisdiction where any Partnership Subsidiary does not file Tax Returns that any Partnership is or may be subject to taxation by such jurisdiction.

         (b) Seller and its Affiliates have timely paid all Taxes payable by it for the Pre-Closing Taxable period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise materially adversely affect the Real Estate Business or would result in Purchaser becoming liable or responsible therefor.

         4.9. Compliance with Laws. Except as set forth in Schedule 4.9, (i) Seller has not and the Subsidiaries have not received written notice of any violation of Laws affecting any portion of the Properties or the Real Estate Business issued by any Governmental Entity that remains uncured and (ii) to the Knowledge of Seller, Seller has not and the Subsidiaries have not violated in any material respect or failed to comply in any material respect with any Law or License and Permit applicable to the Real Estate Business. To the Knowledge of Seller, the Licenses and Permits constitute all material Licenses and Permits that are required in order to carry on the Real Estate Business as it is presently conducted. To the Knowledge of Seller, all such Licenses and Permits are in full force and effect in all material respects. Notwithstanding the foregoing, Seller makes no representation under this Section as to compliance with the Americans with Disabilities Act of 1990, as amended, and any other "access" Laws, and the representations and warranties in clause (i) above shall apply to, but the representations and warranties in clause (ii) above shall not apply to, any building, health, safety and fire codes, any zoning laws or any other similar Laws.

         4.10. Brokers. No broker, investment banker, financial advisor or other Person, other than Morgan Stanley Realty Incorporated, the fees and expenses of which will be paid by Seller, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller.

         4.11. Assumed Indebtedness. (a) Schedule 4.11(a) lists (i) the Assumed Indebtedness, (ii) all of the Properties encumbered by the Assumed Indebtedness before giving effect to the transactions contemplated by this Agreement, (iii) the principal amount thereof outstanding as of December 31, 2001, (iv) all of the notes, agreements and instruments evidencing and securing the Assumed Indebtedness, as the same may have been amended or supplemented from time to time, including, without limitation, any guaranties and any ancillary documents (collectively, the "Assumed Loan Documents"), and (v) the amount of any escrows or deposits held or established in connection with the Assumed Indebtedness as of December 31, 2001. The Assumed Indebtedness does not encumber any other real property other than the Properties listed on Schedule 4.11(a). Seller has delivered to Purchaser complete and correct copies of the Assumed Loan Documents. Seller or the applicable Subsidiaries are current in all payments of principal and interest due under each Assumed Loan Document through the most recent scheduled payment date.

         (b) Seller has not and the Subsidiaries have not received any written notice that they are in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by Seller and the Subsidiaries under, other than obtaining the consents contemplated hereunder) the Assumed Indebtedness that remains uncured, nor to the Knowledge of Seller does a monetary or other material violation or default by Seller or any Subsidiary exist.

         4.12. JV Indebtedness and PPM Indebtedness. (a) Schedule 4.12(a) lists (i) the Indebtedness of CenterAmerica Venture and its subsidiaries (the "JV Indebtedness") and the PPM Indebtedness, (ii) all of the JV Properties encumbered by the JV Indebtedness and the PPM Properties encumbered by the PPM Indebtedness, (iii) the principal amount outstanding of the JV Indebtedness and PPM Indebtedness as of December 31, 2001, (iv) all of the notes, agreements, and instruments evidencing and securing the JV Indebtedness, as the same may have been amended or supplemented from time to time, including, without limitation, any guaranties and any ancillary documents (collectively, the "JV Loan Documents"), (v) all of the notes, agreements, and instruments evidencing and securing the PPM Indebtedness, as the same may have been amended or supplemented from time to time, including without limitation any guaranties and any ancillary documents (collectively, the "PPM Loan Documents"), (vi) the amount of any escrows or deposits held or established in connection with the JV Indebtedness and the PPM Indebtedness as of December 31, 2001. The JV Indebtedness and the PPM Indebtedness does not encumber any other real property other than the JV Properties and PPM Properties listed on Schedule 4.12(a). Seller has delivered or made available to Purchaser complete and correct copies of the JV Loan Documents and PPM Loan Documents. CenterAmerica Venture and its subsidiaries and Keegan's and Inwood are current in all payments of principal and interest due under the JV Loan Documents and PPM Loan Documents through the most recent scheduled payment date.

         (b) Except as set forth on Schedule 4.12(b), none of the CenterAmerica Venture Entities, Keegan's or Inwood have received any written notice that any such entity is in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by the borrower under, other than obtaining the consents contemplated hereunder) the JV Indebtedness and PPM Indebtedness that remains uncured, nor to the Knowledge of Seller does a monetary or other material violation or default by the CenterAmerica Venture Entities or Keegan's and Inwood exist.

         (c) Schedule 4.12(c) sets forth as of December 31, 2001 all capital contributions made by CenterAmerica Venture REIT and all other members of CenterAmerica Venture, and all capital contributions made by the partners of Keegan's and Inwood.

         4.13. Assumed Liabilities. (a) Seller has not and the Subsidiaries have not received any written notice that they are in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by Seller and the Subsidiaries under, other than obtaining the consents contemplated hereunder or other than in respect of Contracts which may be terminated without penalty upon the sale of the Purchased Assets or upon no more than 30 days' notice) the Assumed Liabilities that remains uncured nor to the Knowledge of Seller does a material violation or default by Seller or any Subsidiary exist.

         (b) There are no contracts or agreements between any Partnership and its subsidiaries on the one hand and Seller, the Subsidiaries (other than the Partnerships and their subsidiaries) or their Affiliates (other than the Partnerships and their subsidiaries) on the other, except for those that are expressly set forth in this Agreement or any Schedule hereto or those that will be terminated without payment or penalty at the Closing, or those that are included as Assumed Liabilities.

         4.14. Contracts. Schedule 4.14 attached hereto lists the following Contracts as of the date of this Agreement relating to the Real Estate Business (collectively, the "Material Contracts"):

         (a) any agreement (or group of related agreements) for the lease of personal property or equipment to or from any Person providing for lease payments in excess of $25,000 per annum or are not terminable by Seller or a Subsidiary without penalty upon 30 days prior written notice or less;

         (b) any agreement (or group of related agreements), including without limitation, letters of intent) for (i) the purchase of or sale of real property (other than those relating to the Excluded Properties), (ii) the purchase or sale of supplies, products or other personal property that involves consideration in excess of $50,000 (other than purchase orders relating to the construction contracts described in subsection (c)), or (iii) the furnishing or receipt of services, including, without limitation, management, operating, listing, brokerage, supply and maintenance agreements, other than agreements that are terminable by Seller or a Subsidiary without penalty upon the sale of the Purchased Assets or upon 30 days prior written notice or less;

         (c) any agreement (or group of related agreements) relating to the development or construction of any Property providing for payment to any Person in excess of $25,000, other than agreements that are terminable by Seller or a Subsidiary without penalty upon 30 days prior written notice;

         (d) any agreement constituting part of the Assumed Liabilities, other than the Partnership Agreements, limiting the right of Seller to conduct any line of business; or

         (e) any agreement relating to a letter of credit issued upon the request of Seller and the Subsidiaries of Seller.

Seller has made available to Purchaser for Purchaser's review a correct and complete copy of each Material Contract (as amended). Neither Seller nor any Subsidiary has received any written notice that it is in violation of or in default under any of the Material Contracts, and to the Knowledge of Seller, neither Seller nor any Subsidiary is in violation of or in default under any of the Material Contracts, and neither Seller nor any Subsidiary have given any written notice to any non-Seller-affiliated party informing it that such party is, and to the Knowledge of Seller, no non-Seller-affiliated party is, in violation of or in default of any material term under any of the Material Contracts. Each Material Contract is in full force and effect.

         4.15. Ground Leases. Neither Seller nor any Subsidiary has received any written notice, and neither Seller nor any Subsidiary is in violation of or in default under any ground lease (including all amendments and supplements thereto) pursuant to which Seller or any Subsidiary leases as the lessee any portion of the Properties (the "Ground Leases"), and as of the date hereof neither Seller nor any Subsidiary have given any written notice to any non-Seller-affiliated party informing it that such party is, and to the Knowledge of Seller, no non-Seller-affiliated party is, in violation of or in default under any of the Ground Leases. Each Ground Lease is in full force and effect as of the date hereof.

         4.16. REAs. Seller has not and the Subsidiaries have not received written notice that they are in violation of or in default under (and to the Knowledge of Seller, there does not exist any condition which upon the passage of time or the giving of notice or both would cause a violation or default of any material term by Seller and the Subsidiaries under, other than obtaining the consents contemplated hereunder) any reciprocal easement agreements or other operating easement agreements relating to the Properties (the "REAs") that remains uncured, nor to the Knowledge of Seller does a material violation or default by Seller or any Subsidiary exist. Neither Seller nor any Subsidiary have given any written notice to any non-Seller-affiliated party informing it that such party is, and to the Knowledge of Seller, no non-Seller-affiliated party is in violation of or in default under any of the REAs.

         4.17. Loans to Employees. There are no agreements in effect pursuant to which any Partnership has advanced or loaned any amount to any of its directors, officers or employees other than in connection with its travel and entertainment and other business expense reimbursement policies.

         4.18. Purchased Assets. The Purchased Assets and the assets to be owned at Closing by the Partnerships and their subsidiaries are all of the assets (other than the Excluded Assets and cash and investment securities) necessary to conduct the Real Estate Business in the manner currently conducted.

         4.19. Intellectual Property. Seller and the Subsidiaries (other than the CenterAmerica Venture Entities) have no Intellectual Property as of the date of this Agreement other than as listed on Schedule 4.19 which are used by Seller or such Subsidiaries with respect to the Purchased Assets. Except as set forth on Schedule 4.19, there is no claim pending or to the Knowledge of Seller, threatened against Seller or such Subsidiaries with respect to any alleged infringement of any patent, trademark or trade name owned by another.

         4.20. Financial Statements. Seller has delivered or caused to be delivered to Purchaser (i) the audited balance sheets at December 31, 2000 and 1999 and the audited schedule of revenues and certain expenses, as defined, of properties for the years ended December 31, 2000 and 1999 of CenterAmerica Capital, (ii) the audited balance sheet at December 31, 2000 and the schedule of revenue and certain expenses, as defined, of properties contributed of CFP, and
(iii) the audited balance sheet at December 31, 2000 and the statement of operations, statement of members' capital and statement of cash flows for the period from inception (March 23, 2000) to December 31, 2000 of CenterAmerica Venture (collectively, the "Audited Financial Statements"). In addition, Seller has delivered or caused to be delivered to Purchaser, (a) the unaudited balance sheet at December 31, 2000 and statement of operations for fiscal year 2000 of Inwood, (b) the unaudited balance sheet at December 31, 2000 and statement of operations for fiscal year 2000 of Keegan's, (c) the unaudited balance sheets at September 30, 2001 and the unaudited schedules of revenues and certain expenses, as defined, of properties for the nine-month period ending September 30, 2001 of CenterAmerica Capital and CFP, (d) the unaudited balance sheet at September 30, 2001 and the statement of operations, statement of members' capital and statement of cash flows for the nine-month period ending September 30, 2001 of

CenterAmerica Venture, (e) the unaudited balance sheet at September 30, 2001 and statement of operations for the nine-month period ending September 30, 2001 of Inwood, and (f) the unaudited balance sheet at September 30, 2001 and statement of operations for the nine-month period ending September 30, 2001 of Keegan's (collectively, the "Unaudited Financial Statements," and together with the Audited Financial Statements referred to collectively as the "Financial Statements" and the financial statements described in (c)-(f) above are collectively referred to as the "Interim Financial Statements"). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as otherwise provided therein and except that the Unaudited Financial Statements do not contain all of the footnotes required under GAAP), and present fairly, in all material respects, the financial position of CenterAmerica Capital, CFP, CenterAmerica Venture, Inwood and Keegan's as of the dates thereof and the results of operations for the periods then ended (subject, in the case of Interim Financial Statements, to normal and immaterial year-end audit adjustments). Since September 30, 2001, there has not been a material adverse change in the financial condition or results of operations of CenterAmerica Capital, CFP, CenterAmerica Venture, Inwood or Keegan's.

         4.21. Budgets. Seller has delivered or caused to be delivered to Purchaser true, correct and complete copies of the budgets for each of the Properties in effect as of this date for calendar year 2002 (the "Budgets"). Purchaser acknowledges the Seller's and each Subsidiary's actual results may vary from the Budgets and no assurances can be given that Seller or any Subsidiary will meet its Budget.

         4.22. Insolvency. There are no voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, pending or, to the Knowledge of Seller, threatened against Seller or any Subsidiary.

         4.23. United States Person. Seller, the Selling Subsidiaries and the Assigning Subsidiaries are "United States Persons" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

         4.24. ERISA. (a) None of the Partnerships and their subsidiaries sponsor, maintain, contribute to or have any obligation to contribute to any "employee benefit plan," as defined in Section 3(3) of ERISA, or any other employee benefit arrangement, policy or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, stock purchase, stock option, hospitalization, medical insurance, life insurance, tuition reimbursement and scholarship programs.

         (b) Neither Seller nor or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with Seller under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") contributes to, or has any obligation to contribute to, a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"). Neither Seller nor any ERISA Affiliate has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan, or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

         (c)      With respect to any single-employer plan, as defined in
Section 4001(a)(15) of ERISA, that is sponsored by, or to which contributions are required of, Seller or any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived. Neither Seller nor any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Seller or any ERISA Affiliate.

         4.25. Definition of Knowledge of Seller. As used in this Agreement, the phrase to the "Knowledge of Seller" (or words of similar import) means the current, actual, conscious (and not constructive, imputed or implied) knowledge of Scott MacDonald, Mike Axelrad, Tex Spear, John Gilluly, Charles Carver and John Buza without having made a review of files or other independent inquiry other than due inquiry of the knowledge of the persons listed on Schedule 4.25. No such designee shall have any personal liability or obligation whatsoever with respect to any of the matters set forth in this Agreement and any other documents, agreements or instruments related thereto or any of the representations made by Seller being or becoming untrue, inaccurate or incomplete in any respect.

         4.26. Schedule References. Any item disclosed in one Section or Schedule shall be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the relevance of the disclosure is clearly apparent.

         4.27. Right to Amend Representations. Seller shall have the right from time to time prior to the Closing by notice to Purchaser to amend or supplement its qualifications to the representations and warranties in this
Article IV, by amendment of the Schedules hereto or otherwise to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies; provided, however, that no such amendment or supplement will be deemed to cure any breach of any representation or warranty made in this Article IV or have any effect on the conditions in Section 9.4(a) or remedies set forth in Section 11.2 with respect to any factual inaccuracy that existed when this Agreement was entered into but will be deemed to cure any breach or inaccuracy for all purposes under this Agreement arising from a change in facts or conditions after this Agreement was entered into so long as the change was not caused by Seller's breach of Articles VI and VII other than Section 6.5.

         4.28. Seller's Representations Deemed Modified. To the extent that Purchaser actually knows at or prior to the Closing that any of Seller's representations and warranties that are required to be made on the Closing Date are inaccurate, untrue or incorrect in any way and fails to notify Seller and make a claim with respect thereto pursuant to Section 10.2(a), such representations and warranties shall be deemed modified to reflect Purchaser's knowledge. Seller shall not have any liability for a breach of representation or warranty by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy is actually known by Purchaser at the time of the Closing and Purchaser nevertheless fails to notify Seller and make a claim with respect thereto pursuant to Section 10.2(a) and proceeds to consummate the Closing. For purposes of this Agreement, knowledge of Purchaser means the current, actual, conscious (and not constructive, imputed or implied) knowledge of Glenn Rufrano, John Roche, Dean Bernstein, and Steven Siegel.

                 V. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         5.1. Organization, Standing and Power of Purchaser. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has the requisite corporate power and authority to carry on its business as now being conducted.

         5.2. Authority; Noncontravention; Consents. (a) Purchaser has the requisite corporate power and authority (i) to enter into this Agreement and all documents contemplated hereunder to be entered into by Purchaser, (ii) to perform its obligations hereunder and thereunder, and (iii) to consummate the Transfer and the other transactions contemplated hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser or its stockholders is necessary to authorize any of the foregoing. This Agreement has been, and all documents contemplated hereunder to be executed by Purchaser when executed and delivered will have been, duly executed and delivered by Purchaser and constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights or articles of incorporation or by laws.

         (b) The execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser do not, and the consummation of the transactions contemplated hereunder and thereunder and compliance by Purchaser with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a penalty, or a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser under (i) its certificate or articles of incorporation or bylaws, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, management or other agreement, instrument or Licenses and Permits applicable to Purchaser or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in subsection (c) below, any Laws applicable to Purchaser or its respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that, individually or in the aggregate, would not reasonably be expected to impair or interfere in any material respect with the consummation of the Transfer or any other transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder, or otherwise prevent Purchaser from performing its obligations hereunder in any material respect.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of this Agreement and all documents contemplated hereunder to be entered into by Purchaser to which it is a party or the consummation by Purchaser of any of the transactions contemplated hereunder or thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in Schedule 5.2(c) attached hereto.

         5.3. Brokers. No broker, investment banker, financial advisor or other Person, other than Salomon Smith Barney, Inc., the fees and expenses of which will be paid by Purchaser, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         5.4. Funding. At Closing Purchaser will have sufficient cash or undrawn lines of credit to perform all of its obligations hereunder.

         5.5. Investment Representation. Purchaser represents that it is purchasing the Partnership Interests for its own account and not with a view to the sale or distribution thereof (within the meaning of the securities laws).

         5.6. Title Commitments. Each title commitment received by Purchaser prior to the date of this Agreement in connection with this Agreement is set forth on Schedule 3.4(a)(ii).

         5.7. Right to Amend Representations. Purchaser shall have the right from time to time prior to the Closing by notice to Seller to amend or supplement its qualifications to the representations and warranties in this
Article V, by amendment of the Schedules hereto or otherwise, to reflect changes in facts or conditions or to correct any immaterial factual inaccuracies; provided, however, that no such amendment or supplement will be deemed to cure any breach of any representation or warranty made in this Article V or have any effect on the conditions in Section 9.3(a) or remedies set forth in Section 11.3 with respect to any factual inaccuracy that existed when this Agreement was entered into but will be deemed to cure any breach or inaccuracy for all purposes under this Agreement arising from a change in facts or conditions after this Agreement was entered into so long as the change was not caused by Purchaser's breach of Sections 3.3 and 6.4 and Article VII.

                                 VI. COVENANTS

         6.1. Conduct of Seller's Business Pending Transfer. Prior to the Closing Date or the earlier termination of this Agreement, except as (i) specifically contemplated by this Agreement, (ii) necessary to effectuate the provisions of Section 7.5, (iii) necessary to comply with fiduciary or other legal duties owed by CenterAmerica Venture REIT to CenterAmerica Venture or the third party partner in CenterAmerica Venture under the CenterAmerica Venture Partnership Agreement or at Law and owed by Seller's Subsidiaries to Keegan's and Inwood or the third party partner in Keegan's and Inwood under the Keegan's and Inwood Partnership Agreements or at Law, (iv) set forth in Section 6.9 or
(v) consented to in writing by one Purchaser representative identified on Schedule 6.1 and one Seller representative identified on Schedule 6.1, Seller will, and will cause each of the Subsidiaries to:

         (a) Conduct the Real Estate Business and continue to operate, manage, lease and maintain the Properties in the usual, regular and ordinary course and in substantially the same manner as heretofore and substantially consistent with the "expense" portions of the Budgets, but with respect to the Properties, subject to ordinary wear and tear;

         (b) To the extent permitted under the CenterAmerica Venture Partnership Agreement and CenterAmerica Venture management agreement, promptly provide Purchaser with any notices received by Seller or CenterAmerica Venture REIT pursuant to the Partnership Agreement or property management agreement for CenterAmerica Venture, and provide Purchaser with all written notices and reports that CenterAmerica Venture REIT provides to CenterAmerica Venture or the third party partner in CenterAmerica Venture at the same time they are sent to CenterAmerica Venture or the third party partner, and CenterAmerica Venture REIT will not take or propose to be taken any action described in Schedule 6.1(b);

         (c) Use reasonable efforts to preserve intact their business organization and goodwill and keep available the services of their officers and key employees;

         (d) Confer on a regular basis with one or more representatives of Purchaser to report operational matters of materiality and any proposals to engage in material transactions, and promptly provide Purchaser with (i) all material notices received and financial statements and operating reports prepared in connection with any of the documents evidencing or securing any loans encumbering the Properties and (ii) all financial statements and operating reports routinely prepared by Seller relating to the Real Estate Business;

         (e) Promptly notify Purchaser of any material emergency or other material change at the Properties;

         (f) Maintain its books and records in accordance with the accounting principles currently utilized by it, consistently applied, and not change in any material manner any of their methods, principles or practices of accounting currently in effect, except as may be required by applicable Law or GAAP;

         (g) Duly and timely file all reports, Tax Returns and other documents required to be filed with federal, state, local and other Governmental Entities, subject to extensions permitted by Law;

         (h) Not (i) acquire (other than as set forth on Schedule 6.1(h) or by CenterAmerica Venture or its subsidiaries) or sell or ground lease, or enter into any option or agreement to acquire (other than by CenterAmerica Venture or its subsidiaries or as set forth on Schedule 6.1(h)) or sell or ground lease, or exercise an option or contract to acquire (other than by CenterAmerica Venture or its subsidiaries or as set forth on Schedule 6.1(h)), sell or ground lease any of the Properties or any additional real property or any part thereof or interest therein, other than the properties identified in Schedule 6.1(h) and leasing in accordance with Section 6.2, (ii) make any loans or advances to any other Person, except loans or advances to employees in the ordinary course of business, (iii) encumber or subject to any Lien any of the

Fee Properties and Partnership Properties or Purchased Assets other than as contemplated in Section 7.5 and 7.16(v) and other than Liens which are incurred in the ordinary course and consistent in all material respects with the existing Budgets with respect to the Redevelopment Properties and JV Properties, (iv) enter into any new agreement or commitment, or amend any existing agreement or commitment, to improve, develop or construct real estate projects or to make any other capital expenditure except to the extent included in the Budgets or not in excess of 10% of the capital expenditure line items therein after the date of this Agreement other than pursuant to the Budgets with respect to the Redevelopment Properties and the JV Properties and pursuant to any Lease or any existing Contract, (v) except to effect the transactions contemplated under this Agreement, modify, amend, supplement, terminate or assign the Assumed Loan Documents, the JV Loan Documents, the documents evidencing the Assumed Liabilities, the Property Management Agreements, the REAs, and the Ground Leases, (vi) permit any of CFP, CenterAmerica Capital, Keegan's or Inwood to incur any Indebtedness other than the Assumed Indebtedness and PPM Indebtedness,
(vii) transfer, sell or assign the Partnership Interests or any Material Contracts, or (viii) enter into any management, operating, listing, brokerage, supply and maintenance agreement that is not terminable by Seller or a Subsidiary without penalty upon the sale of the Purchased Assets or upon 30 days prior written notice or less;

         (i) Not amend any of the Partnership Agreements or other constituent organizational documents of the Partnerships or the Capital Support Agreement without Purchaser's prior written consent except as otherwise provided in Section 9.4(d)(xiii) or to effectuate the provisions of Section 7.19;

         (j) Not amend any material terms of any Material Contract in a manner adverse to the Purchaser without obtaining the prior written consent of Purchaser;

         (k) Keep in full force and effect with respect to the Properties policies of insurance providing coverage at least as extensive as the policies covering the Properties on the date hereof;

         (l) If Purchaser has not made an election under Section 7.14(b) in respect to the Assumed Indebtedness related to CFP, cause CFP to timely exercise its first option to extend the maturity date under that certain Loan Agreement dated as of June 20, 2000 between CFP and Secore Financial Corporation from July 1, 2002 to July 1, 2003 and will consult with Purchaser regarding the purchase of an interest rate cap agreement (or extension of any existing interest rate cap agreement) related thereto;

         (m) Cause all officers, directors and/or managers of the Partnerships designated by Purchaser to resign from such Partnerships effective as of the Closing Date;

         (n) Use commercially reasonable efforts to obtain the consents required to consummate the Transfer and the other transactions contemplated by this Agreement, including those described in Schedule 4.2(b) and Schedule 4.2(c);

         (o) Use commercially reasonable efforts to cause the Assumed Indebtedness to no longer encumber or be secured by the Excluded Properties at the Closing, in accordance with and subject to the terms of the Assumed Indebtedness;

         (p) Provide to Purchaser's title insurance company the form of the affidavits attached as Exhibit 6.1(p) and other customary and commercially reasonable (as determined by Seller) affidavits, documents and information necessary for such title insurance company to insure title to the Properties subject only to the Permitted Encumbrances for the benefit of Purchaser;

         (q) In the event Seller becomes aware that any of Seller's representations and warranties made hereunder are inaccurate, untrue or incorrect in any material respect, Seller shall promptly notify Purchaser with a reasonably detailed description of the inaccuracy;

         (r) Not settle any insurance claims or other litigation that would materially and adversely affect the Properties or Partnerships after the Closing without Purchaser's consent;

         (s) Cooperate with Purchaser to have any letters of credit in respect of any Tenant Deposits assigned to Purchaser or hold any letters of credit of and draw on them at Purchaser's request until a new letter of credit may be issued to Purchaser or its designee. This obligation of Seller will survive Closing;

         (t) Not cause distributions to be made by CenterAmerica Venture or Keegan's and Inwood except if made consistent with past practice and in accordance with the CenterAmerica Venture Partnership Agreement and Keegan's and Inwood Partnership Agreements;

         (u) Not apply any security deposits to delinquent Rentals or other amounts owed by a Tenant while a Tenant is in possession of the space under its Lease without Purchaser's consent;

         (v) Cooperate with Purchaser to change any signatories requested by Purchaser on all bank accounts held by the Partnerships and their subsidiaries effective on the Closing Date (this obligation of Seller will survive Closing);

         (w) Comply in all material respects with the terms and conditions of the Assumed Indebtedness, JV Indebtedness and PPM Indebtedness applicable to Seller and its Subsidiaries;

         (x) Request the holders of the mezzanine debt held by Secore Financial Corporation or its successors and assigns to give notice on the Closing Date to the holders of the Assumed Indebtedness and any Person under an applicable cash management agreement that the mezzanine debt has been satisfied in full on the Closing Date;

         (y) Not increase the outstanding capital commitments of Seller or any Assigning Subsidiary to any of the Partnerships;

         (z) Not enter into a contract or agreement that would be a Material Contract without Purchaser's consent unless the expenditures thereunder are included in the Budgets or are capital expenditures not in excess of 10% of the capital expenditure line items therein or the Material Contract relates to tenant work to be performed under an existing Lease or a new Lease entered into pursuant to Section 6.2;

         (aa) At or prior to Closing deliver notice of termination of the management agreement related to CenterAmerica Venture if Seller is unable to obtain prior to Closing the required member consent to the Transfer of such management agreement to Purchaser; and

         (bb) To the extent permitted under the Keegan's and Inwood partnership agreements and management agreements, promptly provide Purchaser with any notices received by Seller or any Subsidiary pursuant to the partnership agreements and management agreements, and provide Purchaser with all written notices and reports that Seller or its Subsidiaries provide to Keegan's and Inwood or the third party partners in such partnerships at the same time they are sent to the partnerships or the third party partners. Keegan's and Inwood will not take or propose to be taken any action described in Schedule 6.1(bb).

         6.2. Leasing. Seller will, and will cause its applicable Subsidiaries to, conduct their leasing activities consistent with past practices subject to changes consistent with prevailing market practices. Seller or the Subsidiaries may enter into any new lease, or amend, modify or terminate any Lease that falls within the guidelines provided in Schedule 6.2 (the "Leasing Guidelines"). Seller will apprise Purchaser of leasing activities with respect to the Properties, including notice of any loans made by Seller or any Subsidiary to any Tenant. Seller will not, and will cause its Subsidiaries not to, enter into any new lease, or otherwise amend, modify or terminate any Lease, that does not fall within the Leasing Guidelines without Purchaser's prior written consent in each instance, which consent will not be unreasonably withheld, delayed or conditioned and shall be subject to the deemed approval provisions of the Leasing Guidelines. Any notice from Purchaser rejecting a proposed new lease or amendment, modification or termination of any Lease that does not fall within the Leasing Guidelines must include a description of the reasons for Purchaser's rejection. Purchaser will be provided with monthly leasing reports and permitted to attend all leasing meetings. Notwithstanding anything herein to the contrary, Seller will not, and will cause its Subsidiaries not to, enter into any new lease, or otherwise amend, modify or terminate any Lease, that is over 20,000 square feet (taking into account all expansion options), whether or not same falls within the Leasing Guidelines without Purchaser's prior written consent in each instance, which consent will not be unreasonably withheld, delayed or conditioned. If Purchaser fails to object to such lease, amendment, modification or termination within 3 Business Days, Purchaser will be deemed to have approved that lease, amendment, modification or termination.

         6.3. Tenant Estoppels. Seller will use commercially reasonable efforts to obtain and deliver to Purchaser estoppel certificates from the Tenants identified on Schedule 6.3 and at Seller's discretion Seller may obtain other estoppel certificates. Each estoppel certificate will be in the form of
Exhibit 6.3-1 or in the form prescribed in the applicable Tenant's Lease. If any Tenant identified on Schedule 6.3 fails to deliver an estoppel certificate before Closing, Seller will deliver an estoppel certificate in the form of
Exhibit 6.3-2 in respect of that Tenant's Lease. If Seller obtains an estoppel certificate from any Tenants, Seller's representations and warranties made in
Section 4.5(b) and (d) and (e) will terminate and be null and void with respect to all matters represented that relate to the applicable Tenants if such estoppel certificates contain no exceptions noted by the Tenant, and if such estoppel certificate contains exceptions noted by the Tenant then such representations and warranties will terminate and be null and void only with respect to those matters represented that relate to the applicable Tenant and that are confirmed without exception by such estoppel certificate, and if the matter to which the Tenant takes exception in the estoppel certificate is not a matter included in the Seller's rent rolls dated September 30, 2001 and is not a matter relating to the physical (but not uninsured damages relating to the Tenant's property) or environmental condition of the Property and is not already covered by a Seller representation in Section 4.5(b), (d) and (e) and is a matter included in the form of Seller estoppel attached as Exhibit 6.3-2, then Seller may but shall not be required to deliver a Seller estoppel with respect to such Tenant for the excepted matter. If the Tenant estoppel includes exceptions and Seller elects not to deliver a Seller estoppel with respect to such Tenant for the excepted matter then such exception (including matters included in the Seller's rent rolls dated September 30, 2001) shall be considered in determining the occurrence of a Seller Material Adverse Effect pursuant to clause (iv) of the definition thereof. If Seller provides an estoppel certificate in respect of any Tenant's Lease and the Tenant delivers an estoppel certificate after Closing, Seller's estoppel certificate in respect of that Lease will be null and void as if the Seller estoppel certificate had not been delivered at Closing if the estoppel certificate from the Tenant contains no exceptions noted by the Tenant, or if such estoppel certificate contains exceptions noted by the Tenant, then the Seller's estoppel certificate will be null and void only with respect to those matters represented that are confirmed without exception by the Tenant's estoppel certificate.

         6.4. Assumption of Obligations. Seller will use its commercially reasonable efforts and cooperate with Purchaser to cause the holders of the Assumed Indebtedness, JV Indebtedness and PPM Indebtedness to permit the assumption thereof by Purchaser as contemplated by this Agreement or consent to the Transfers as applicable (including taking subject to such Indebtedness). Seller will cooperate with Purchaser in requesting from the applicable lender of any Assumed Indebtedness, JV Indebtedness and PPM Indebtedness the modifications to the Assumed Indebtedness set forth on Schedule 6.4-1 but failure to obtain such modifications shall not be a condition to Closing or to the assumption of the Assumed Indebtedness by Purchaser. At the Closing, Purchaser agrees to assume all obligations of Seller and each Subsidiary (other than the Partnerships and their subsidiaries), and any partner of Seller or other Person (each such Person, a "Guarantor") accruing from and after the Closing Date pursuant to each guaranty and other indemnity agreement identified on Schedule 6.4-2 (each, a "Continuing Loan Guaranty") on such terms and pursuant to such documentation as the lender or other beneficiary thereof may reasonably require. Purchaser and Seller will use commercially reasonable efforts to cause the lender under each Assumed Indebtedness, JV Indebtedness and PPM Indebtedness to fully release and discharge each Guarantor other than CenterAmerica Venture and the other members of CenterAmerica Venture or their direct and indirect owners from all obligations under each Continuing Loan Guaranty to which it is a party or by which it is bound, including Purchaser executing documents reasonably requested by the lenders, and, if any lender is unwilling to release and discharge any Guarantor from a Continuing Loan Guaranty, Purchaser will indemnify the Guarantor against any liability accruing from and after the Closing Date under the Continuing Loan Guaranty pursuant to an indemnity agreement in the form of Exhibit 6.4. Purchaser will cooperate with Seller to cause the lender of each Assumed Indebtedness to permit the assumption thereof and Purchaser and Seller will each use commercially reasonable efforts to satisfy the requirements applicable to it imposed by the lender for the assumption thereof, and to cause the lenders under the JV Indebtedness and PPM Indebtedness to consent to the Transfers.

         6.5. Other Actions. Each of Seller and Purchaser will not, and will use commercially reasonable efforts to cause its respective subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue as of the Closing Date, (ii) any of the representations and warranties of such party that are not so qualified becoming untrue in any material respect as of the Closing Date, or (iii) any of the conditions to the Closing set forth in
Article IX not being satisfied.

         6.6. No Solicitation. Seller agrees that it will not, directly or indirectly, and it will not authorize or direct any of its representatives to, solicit or negotiate to sell or otherwise dispose of, or deliver non-public information designed to facilitate a potential bid to acquire, any Purchased Assets or any direct or indirect interest in any Purchased Assets or the Real Estate Business in any transaction except as contemplated in this Agreement without Purchaser's prior written consent until such time as this Agreement has been terminated. Seller agrees to notify Purchaser in writing promptly upon receipt by Seller or Subsidiary of any offer or proposal to acquire any Purchased Asset or any direct or indirect equity interest in any Purchased Assets or the Real Estate Business (including the terms and conditions thereof and the identity of the person making the offer or proposal).

         6.7. Discharge of Indebtedness. At or prior to the Closing, Seller shall repay or cancel or cause to be repaid or cancelled all Indebtedness (including intercompany payables) of the Partnerships (excluding the CenterAmerica Venture Entities and any of their intercompany payables) that is not an Assumed Indebtedness or an Assumed Liability, including without limitation any Indebtedness owing to Seller or any Subsidiary or any Affiliate. In addition, at or prior Closing Seller will repay or cancel all other liabilities or obligations (excluding the CenterAmerica Venture management agreement and any items to be prorated hereunder) of the Partnerships (excluding the CenterAmerica Venture Entities) owing to Seller or its Affiliates (other than the Partnerships or CenterAmerica Venture Entities).

         6.8. Tenant Litigation. (a) All litigation initiated by the Seller and its Subsidiaries (other than the Partnerships and CenterAmerica Venture Entities) against any Tenant shall be assigned to Purchaser as a Purchased Asset except such litigation which Purchaser elects not to accept by notice to Seller delivered no later than 5 Business Days prior to the Closing. In the case of litigation initiated by any Partnership against any Tenant in possession on the Closing Date, the Purchaser shall acquire the Partnership Interests in such Partnerships subject to any such pending litigation. Any net recoveries related to the foregoing shall be treated as collections of Delinquent Rentals and shall be apportioned between Purchaser and Seller as provided in Section 2.4(b)(v). In the event any counterclaims are asserted against Seller or any Subsidiary in such litigation, Purchaser will not settle any such litigation without Seller's prior written consent, which consent shall not be unreasonably withheld.

         (b) All litigation initiated by the Seller and its Subsidiaries (other than the Partnerships) against any Tenant which Purchaser elects not to accept under Section 6.8(a) shall be retained by Seller as an Excluded Asset and not assigned to Purchaser as a Purchased Asset. In the event of any such litigation initiated by any Partnership, such litigation shall be assigned to Seller immediately prior to the Closing. Any recoveries related to the foregoing shall be retained by Seller and shall not be apportioned under Section 2.4.

         6.9. No Application to Excluded Properties or Assets. Notwithstanding anything to the contrary in Sections 6.1 through 6.8, no provision of this Article VI will apply to the Excluded Properties or Excluded Assets.

                           VII. ADDITIONAL AGREEMENTS

         7.1. Access to Information; Confidentiality. (a) Subject to the Confidentiality Agreement dated as of April 3, 2001, as modified by Section 7.1(b) hereof, between Purchaser and Seller (as so modified, the "Confidentiality Agreement"), and subject to the restrictions contained in confidentiality agreements which Seller is subject, Seller will, and will cause each of its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser, reasonable access during normal business hours prior to the Closing to all of its properties, books, contracts, commitments, personnel and records related to the Real Estate Business and, during such period, Seller will, and will cause each of its Subsidiaries to, furnish promptly to Purchaser all other information concerning the Real Estate Business as Purchaser may reasonably request. Purchaser will, and will cause its Subsidiaries to, and will use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the Confidentiality Agreement.

         (b) Notwithstanding anything in the Confidentiality Agreement to the contrary, the obligations of Purchaser set forth in this Section 7.1 and in the Confidentiality Agreement shall not apply to any information that is required, or Purchaser determines based on advice of counsel (including in house counsel) is advisable, to be disclosed by Purchaser (x) to comply with applicable securities laws or regulations or under the rules or policies of the New York Stock Exchange ("NYSE"), including in connection with the filing by Purchaser of a registration statement under the Securities Act of 1933, as amended, (y) in connection with an offering of its securities or (z) as otherwise may be consistent with its past disclosure practices. Without limiting but subject to the foregoing, Purchaser may disclose, (i) a summary description of the material terms of this Agreement, (ii) a copy of this Agreement, (iii) to the extent necessary to comply with applicable securities laws or the rules or policies of the NYSE or as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, historical and pro forma financial information with respect to the Real Estate Business, and (iv) such aggregate portfolio information, including the location of the Properties, that would typically be disclosed in any investor or analyst call or, to the extent necessary to company with applicable securities laws or the rules or policies of the NYSE or as reasonably determined by Purchaser to be advisable in connection with an offering of its securities, in a registration statement or other public filing made under applicable securities laws or otherwise consistent with its past disclosure practices. Purchaser's description of Seller and of MSREF in any press release, filing or other public statement must conform to the descriptions in Exhibit 7.3 unless Seller or MSREF consents; provided, however if Purchaser determines it must otherwise describe Seller or MSREF to comply with applicable securities laws or rules or policies of the NYSE, Purchaser may do so but Purchaser must, to the extent reasonably practicable, first consult with Seller and MSREF in good faith concerning such description.

         7.2. Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, each of Seller and Purchaser will use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transfer and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Transfer or the consummation of the other transactions contemplated by this Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The obligations in clause (iv) of this Section 7.2 will survive Closing.

         7.3. Public Announcements. Purchaser and Seller, to the extent reasonably practicable, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release with respect to the transactions contemplated by this Agreement, including the Transfer, and, to the extent reasonably practicable, will not issue any press release prior to consultation with the other party. The initial press release to be issued jointly by Seller and Purchaser with respect to the transactions contemplated by this Agreement is attached hereto as Exhibit 7.3.

         7.4. Conveyance Taxes. Purchaser and Seller will cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement.

         7.5. Excluded Properties. At or before Closing, Seller will cause the Properties identified in Schedule 7.5 to be subjected to the terms and Liens of the Assumed Indebtedness in substitution for the Excluded Properties identified in Schedule 4.12(a) so that those Excluded Properties will be released from the Liens securing the Assumed Indebtedness and transferred to Seller or a Subsidiary other than a Partnership or CenterAmerica Venture Entities. If Seller elects in its sole discretion to do so, Seller and Purchaser will enter into a definitive agreement relating to the management, sale and administration of any Excluded Property in the form of the Property Management and Leasing Agreement attached as Exhibit 7.5. If Seller has not effected these substitutions before the scheduled Closing Date, Seller and Purchaser will in good faith work towards a mutually acceptable alternative structure or arrangement to accomplish the intent of the parties under this Agreement in accordance with Section 9.3(d).

         7.6. Redevelopment Properties. Seller will and will cause the applicable Subsidiaries to continue to develop and/or renovate the Redevelopment Properties consistent with redevelopment or renovation plans and budgets described in Schedule 7.6 (which includes finishout of the exterior but excludes Lease Expenses other than for the new Publix space at Coconut Creek). If the applicable Subsidiaries do not complete and pay all amounts in respect of the development, redevelopment and/or renovation of one or both of the Redevelopment Properties prior to Closing (the "Incomplete Developments"), Seller will credit to the Purchase Price payable at Closing an amount equal to the excess of the budget amount for the Incomplete

Development over the amount expended by Seller in respect of that redevelopment through the Closing Date (the "Redevelopment Payment").

         7.7. Allocation of Purchase Price. The Purchase Price attributable to the Purchased Assets shall be allocated among the Purchased Assets in accordance with and as provided by Section 1060 of the Code as initially set forth in a separate letter agreement of even date herewith executed by Seller and Purchaser (the "Section 1060 Allocation") and as further supplemented by agreement between Seller and Purchaser prior to Closing. Any Tax Returns shall be prepared and filed consistently with such agreed upon Section 1060 Allocation. To the extent required, Seller and Purchaser will each properly prepare and timely file Form 8594 in accordance with the agreed upon Section 1060 Allocation.

         7.8. Employee Matters. (a) Pursuant to a separate disclosure statement of even date herewith, Seller has furnished to Purchaser a true and complete list and job title of each individual who is employed by Seller on the date hereof in connection with the Real Estate Business (the "Employees"), along with his or her date of hire, position, base salary or wage rate and most recent annual bonus. Prior to February 4, 2002, Purchaser will make offers of employment, to a majority of the Employees who are active employees of the Real Estate Business on that date, such offers to be effective as of the Closing Date. The Employees who accept such offers of employment from Purchaser will be referred to herein as "Transferred Employees" and Seller will terminate its employment relationship with each Transferred Employee as of the Closing Date. Except as otherwise provided herein, the terms and conditions of the Transferred Employees' employment with Purchaser will be determined at the sole discretion of Purchaser; provided that the Transferred Employees will be provided with the same (or substantially comparable) employee pension and benefit plans, programs and arrangements that are available to similarly situated employees of Purchaser on the Closing Date without regard to Seller's pension and benefit plans, programs and arrangements. In determining a Transferred Employee's eligibility to participate in and vesting under Purchaser's employee pension and benefit plans, programs and arrangements, and the level of vacation and sick pay benefits under Purchaser's policies, the Transferred Employees will receive full credit for all service with Seller prior to the Closing but any vacation or sick time taken for the year in which the Closing occurs while employed by Seller will reduce the amount of vacation or sick time that will be available to the Transferred Employee under Purchaser's vacation or sick policy during the year in which the Closing occurs. Purchaser will cause its health care insurers to provide group health insurance coverage to the Transferred Employees without imposing any pre-existing condition exclusions, waiting periods or actively-at-work requirements, except to the extent such requirements were applicable to the Transferred Employee or dependent under Seller's applicable group health plan immediately prior to the Closing Date. Any group health plan made available by Purchaser will provide credit for any deductibles, co-payments and out-of-pocket limits applied or made with respect to each Transferred Employee in the calendar year of the Closing Date.

         (b) On and after the Closing Date, Seller will honor and provide for payment of all obligations and benefits, if any, of Transferred Employees under Seller's employee benefit plans in accordance with the terms of such plans (taking into account the Transferred Employees' termination of employment). To the extent that any Transferred Employee is not fully vested in his or her accrued benefit under any employee benefit plan maintained by Seller that is intended to be qualified under Section 401(a) of the Code (including any 401(k) plan), Seller will cause such plan to be amended to provide for full and immediate vesting of the Transferred Employee's accrued benefit.

         (c) Seller will be responsible in accordance with its applicable welfare plans in effect prior to the Closing for all medical and dental claims for expenses incurred prior to the Closing Date by Transferred Employees and other employees, former employees and their dependents, including claims which are filed after the Closing Date. Reimbursement of employees and their dependents for medical and dental expenses associated with such claims (including claims submitted on behalf of disabled employees and their dependents) shall be determined in accordance with the terms of Seller's medical and dental programs. With respect to Employees who are not Transferred Employees, Seller will be responsible for providing severance and termination benefits, if any, to those Employees under the applicable plans and arrangements of Seller consistent with past practice and the terms of such plans and arrangements, including providing COBRA coverage under its medical and dental plans to the extent required by Law.

         (d) Other than as expressly provided in this Section 7.8, neither Purchaser nor its Affiliates shall assume or have any direct or indirect obligation or liability of any nature, whether matured or unmatured, accrued or contingent, due or to become due or otherwise, to any Transferred Employee or other present or former employee of Seller or its Affiliates, or to any dependent, survivor or beneficiary thereof, arising out of or in relation to such person's employment with Seller or its Affiliates or the termination of such employment. Notwithstanding anything here in to the contrary, no provision of this Section 7.8 will create any third party beneficiary or other rights in any employee or former employee, including any dependent, survivor or beneficiary thereof, of Seller or its Affiliates in respect of continued employment (or resumed employment) with either Purchaser or its Affiliates and no provision of this Section 7.8 shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement which may be established or made available by Purchaser or its Affiliates to the Transferred Employees. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any employee benefit plan or arrangement of Purchaser or its Affiliates.

         (e) Purchaser will make offers of employment to at least 35 Employees in the Houston office of Seller.

         7.9. Release of Seller. Purchaser agrees on behalf of itself and on behalf of the Partnerships and their successors and assigns (the "Releasing Parties") that from and after the Closing all Releasing Parties will not seek recovery from Seller or any Subsidiary or their successors and assigns under any covenants or warranties of title contained in any deeds or other instruments of conveyance by Seller or any Subsidiary of any of the Properties to the Partnerships and shall rely solely upon any title insurance policies obtained by the Partnerships with respect to the condition of title of any Properties owned by the Partnerships.

         7.10. Transitional Services. Purchaser and Seller agree to execute and deliver at Closing the Transitional Services Agreement attached hereto as
Exhibit 7.10.

         7.11. Litigation Support. In the event and for so long as Seller actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand involving any Person (other than Purchaser or any permitted designee of Purchaser under Section 12.6 under this Agreement) in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction related to the period of Seller's and the Subsidiaries' operation and ownership of any of the Real Estate Business, the Purchased Assets or the Excluded Assets, Purchaser will cooperate with Seller and its counsel in the contest or defense, make available Purchaser's personnel (including former employees of Seller), and provide such testimony and access to Purchaser's books and records as shall be reasonably necessary in connection with the contest or defense. Seller will reimburse Purchaser for its direct out-of-pocket expenses incurred in complying with this Section. In the event and for so long as Purchaser actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand involving any Person (other than Seller under this Agreement) in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction related to the period of Purchaser's operation and ownership of any of the Real Estate Business, the Purchased Assets or the Excluded Assets, Seller will cooperate with Purchaser and its counsel in the contest or defense, make available Seller's personnel, and provide such testimony and access to Seller's books and records as shall be reasonably necessary in connection with the contest or defense. Purchaser will reimburse Seller for its direct out-of-pocket expenses incurred in complying with this Section.

         7.12.    Tax Matters.

         (a) Closing of the Books. For purposes of determining the allocation of income and loss (and items thereof) that under relevant law are made to the transferor and transferee with respect to Transfers of the Partnership Interests, unless Section 708(b) of the Code (or an analogous provision of state of local law) applies to close the books of the entity at the time of Closing with respect to such allocation, the parties hereto will utilize the "interim closing of the books" method (as described in Treasury Regulation section 1.706-1(c)) which shall close the books of the Partnership for purposes of determining the allocation of income and loss (and items thereof) as of the time of Closing.

         (b)      Filing Tax Returns.

                  (i) Straddle Periods. With respect to Taxes for which a Partnership (other than CenterAmerica Venture) is liable ("Entity Level Tax"), if the Transfer does not end the taxable period with respect to that Entity Level Tax, then that taxable period shall constitute a "Straddle Period." With respect to each Straddle Period, Purchaser will prepare all returns relating to Entity Level Tax for the Straddle Period in a manner consistent with past practices of the Partnership and will submit a copy of the returns to Seller no later than 30 days prior to filing for Seller's approval which will not be unreasonably withheld. Seller will pay to Purchaser at least 5 Business Days prior to the date on which Entity Level Taxes are paid with respect to such periods an amount equal to the portion of the Entity Level Taxes required to be paid by Seller pursuant to this Agreement which properly relate to the Straddle Period . Any refunds of Taxes received that properly relate to portions of taxable periods to which Seller is responsible for Taxes as provided in this
Section 7.12 will be promptly paid to Seller or its designee.

                  (ii) Tax Periods Ending on or Before Closing Date. For any entities or interests therein (other than the interest in the CenterAmerica Venture) that have taxable periods relating to an Entity Level Tax that end on or before the Closing Date but for which returns of Entity Level Taxes are not due until after the Closing Date, Purchaser will prepare and timely file such Tax returns in a manner consistent with past practices of the entity. The entity will submit a copy of such returns to Seller no later than 30 days prior to filing for Seller's approval which will not be unreasonably withheld and Seller will pay to Purchaser, at least 5 Business Days prior to the date on which the Entity Level Taxes are paid with respect to such taxable periods an amount equal to the portion of the Entity Level Tax which properly relates to such periods that are required to be paid by Seller pursuant to this Agreement. Any refunds of Taxes received that properly relate to periods to which Seller is responsible for Taxes as provided in this Section 7.12 will be promptly paid to Seller or its designee.

         (c) Cooperation. Each of the parties hereto agrees to fully cooperate as and to the extent reasonably requested by the other party, in connection with the filing of Tax returns and any audit, litigation or other proceeding with respect to Taxes, including making available employees and such information and records which are reasonably relevant to any such filing, audit, litigation or other proceeding. In connection therewith, Purchaser shall provide to Seller reasonable written notice prior to transferring, destroying or discarding any books and records, and if requested by Seller or Seller's transferee, shall transfer any such books and records to Sell or its transferee.

         7.13. Post-Closing Access. After the Closing, Purchaser will from time to time, upon reasonable notice and during normal business hours, afford Seller access to all books and records of the Real Estate Business that relate to the period of Seller's ownership, including without limitation all accounting records and employment and compensation data relating to employees employed by Seller, for tax, accounting or other legal purposes. Purchaser will afford Seller reasonable access to former employees of Seller or other Persons to assist Seller in its review of those records. Purchaser will maintain all records relating to the Real Estate Business for the maximum time period required to comply with all applicable federal and state audit periods.

         7.14. Matters Relating to Assumed Indebtedness, JV Properties and PPM Indebtedness.

         (a) John Hancock Loans. If Seller is unable to obtain prior to the Closing the consent of John Hancock Mutual Life Insurance Company with respect to the Assumed Indebtedness relating to the Hancock Properties ("Hancock Indebtedness"), Purchaser may elect, in its sole discretion and by written notice to Purchaser, to either (i) delay the closing for the Hancock Properties as described below or (ii) drop the Hancock Properties as provided in Section
7.16. If Purchaser elects to delay the closing of the Hancock Properties, the sale and purchase of the Hancock Properties and the assumption of the liabilities relating thereto will be delayed until the consent of John Hancock Mutual Life Insurance Company can be obtained (but not later than April 30,
2002), and at the Closing the transactions contemplated hereby other than with respect to the Hancock Properties shall be consummated and the Purchase Price payable at Closing shall be reduced by the allocable purchase price of the Hancock Properties as set forth on Schedule 7.7 and the Assumed Indebtedness at Closing will not include the Hancock Indebtedness. Subject to the conditions set forth in Sections 9.2, 9.3 and 9.4, as they relate to the Hancock Properties the closing of the sale and purchase of the Hancock Properties and the assumption of the liabilities relating thereto will take place no later than 10 Business Days following the date consent of John Hancock Mutual Life Insurance Company is obtained and the purchase price to be paid by Purchaser for the Hancock Properties will be equal to the allocable purchase price set forth in the letter agreement referred to in
Section 7.7. If the consent of John Hancock Mutual Life Insurance Company is not obtained by April 30, 2002, then the Hancock Properties will be dropped Properties as provided in Section 7.16. If Purchaser elects to drop the Hancock Properties, upon Seller's notice to Purchaser of its election, this Agreement will be deemed amended, without any further action on the part of any party, to revise the definition of Assumed Indebtedness to exclude the Hancock Indebtedness.

         (b) Purchaser Election Not to Assume. Purchaser may elect by written notice to Seller no later than 45 days before Closing to not assume CFP's Assumed Indebtedness and to request Seller to prepay CFP's Assumed Indebtedness so long as Seller has the right to make its notice of prepayment to the lender conditioned upon the occurrence of the Closing or has the right to withdraw such notice if the Closing fails to occur. Any fee, penalty, premium or other amount owed in order to prepay CFP's Assumed Indebtedness will be at Purchaser's expense. If Purchaser elects to require Seller to prepay CFP's Assumed Indebtedness, this Agreement will be deemed amended, without any further action on the part of any party, to revise the definition of Assumed Indebtedness to exclude any such Assumed Indebtedness.

         (c) CenterAmerica Venture and PPM. If for any reason Seller is unable to obtain prior to Closing the required lender consents to transfer CenterAmerica Venture REIT's interest in CenterAmerica Venture and CenterAmerica Trust's interest in the management agreement related to CenterAmerica Venture described on Schedule 4.2(b) or if for any reason Seller is unable to obtain prior to the Closing the consent of Jackson National Life Insurance Company with respect to the Indebtedness relating to the PPM Properties (the "PPM Indebtedness"), this Agreement will be amended as follows effective immediately prior to the Closing:

                  (i) to delete the items described in Sections 1.1(a)(ii)(A) and (B) and/or (G) and (H), as applicable, from the definition of Purchased Assets, except to the extent that any provision that is stated to survive the termination of this Agreement would be applicable thereto and with respect to this Section 7.14(c) to the extent necessary to implement this
Section 7.14(c);

                  (ii) neither Seller nor any Subsidiary will have any obligations with respect to those Purchased Assets, nor will any covenant, representation or warranty be deemed made with respect to those Purchased Assets, CenterAmerica Venture, the CenterAmerica Venture Entities, or the PPM Properties, as applicable, except to the extent that any such covenant, representation or warranty is stated to survive the termination of this Agreement, and Purchaser will not have any rights or obligations under this Agreement with respect to those Purchased Assets;

                  (iii) those Purchased Assets shall be deemed to be Excluded Assets for purposes of this Agreement;

                  (iv) the Purchase Price will be reduced by the allocable purchase price of those Purchased Assets as set forth in the letter agreement referred to in Section 7.7; and

                  (v) those Purchased Assets consisting of CenterAmerica Venture REIT's interest in CenterAmerica Venture and CenterAmerica Trust's interest in the management agreement related to CenterAmerica Venture will be deemed to constitute one dropped Property for purposes of Section 10.1(e), and those Purchased Assets consisting of the Partnership Interests in the PPM Properties will be deemed to constitute one dropped Property for purposes of
Section 10.1(e).

         7.15. Violations. Seller shall, subject to Seller's and any applicable Subsidiary's right to contest by appropriate proceedings, be responsible for and comply with or remedy all notices of violation of law or municipal ordinances, orders or requirements that have been noted in or issued by any federal, state or municipal department having jurisdiction over the Fee Properties and Partnership Properties (excluding any JV Properties) prior to the date of this Agreement and there shall be a credit against the Purchase Price for the reasonable estimate of the cost to comply with or remedy the same to the extent not cured prior to Closing. Purchaser shall be responsible for and shall reimburse Seller for the costs to comply or remedy all notices of violation of law or municipal ordinances, orders or requirements that have been noted in or issued by any federal, state or municipal department having jurisdiction over the Fee Properties and Partnership Properties on or after the date of this Agreement.

         7.16. Dropped Properties. If Seller elects to drop a Property or not to sell a Property to Purchaser under Sections 3.4, 7.14(c), 8.3 or 10.2 or Purchaser elects to drop a Property under Sections 3.4, 7.14(a) or 10.2, upon Seller's notice to Purchaser of its election or Purchaser's notice to Seller of its election, this Agreement will be deemed amended, without any further action on the part of any party, with respect to each affected Property, as follows:

                  (i) the definition of Properties will not include that Property, except to the extent that any provision that is stated to survive the termination of this Agreement would be applicable to a Property, as applicable, and with respect to this Section 7.16 to the extent necessary to implement this
Section 7.16;

                  (ii) neither Seller nor any Subsidiary will have any obligations with respect to the affected Property, nor will any covenant, representation or warranty be deemed made with respect to the affected Property except to the extent that any such covenant, representation or warranty is stated to survive the termination of this Agreement, and Purchaser will not have any rights or obligations under this Agreement with respect to the affected Property;

                  (iii) such affected Property shall be deemed to be an Excluded Property for purposes of this Agreement and, if applicable, the definition of Assumed Indebtedness will be deemed amended to exclude any Indebtedness relating to such Property;

                  (iv) the Purchase Price will be reduced by the allocable purchase price of the that Property, as applicable, as set forth in the letter agreement described in Section 7.7; and

                  (v) if any dropped Property is a Partnership Property, then in connection with the requirements of the Assumed Indebtedness of the Partnership, Seller and Purchaser will promptly agree upon the identity of another Property that is being sold pursuant to this Agreement to substitute into the Partnership and Seller will use commercially reasonable efforts to replace the dropped Property with such substitute Property as soon as reasonably practicable and if necessary the Closing shall be delayed until such substitution can be implemented, but in no event more than 90 days from the date the substitute Property is identified, to permit the substitution of the substitute Property in lieu of the dropped Property under the Assumed Indebtedness related to the Partnership Property and to transfer the dropped property to Seller or another Subsidiary that is not a Partnership. If Seller has not effected that substitution before the scheduled Closing Date, Seller and Purchaser will in good faith work towards a mutually acceptable alternative structure or arrangement to accomplish the intent of the parties under this Agreement, including consideration of the procedures in Section 9.3(d).

         7.17. Delivery of Financial Statements. Seller agrees that, provided Purchaser has executed and delivered any engagement letter as may be required by PricewaterhouseCoopers LLP ("PWC"), Seller will commission and cause PWC, its independent accountants, to provide Purchaser, at Purchaser's expense, with (a) a combined statement of operations for the Purchased Assets for the year ended December 31, 2000, together with the related balance sheet as of December 31, 2000, audited by PWC, (b) a combined statement of operations for the Purchased Assets for the nine month period ended September 30, 2001, together with the related balance sheet as of September 30, 2001, reviewed by PWC, (c) if requested by Purchaser, (i) a combined statement of operations for the Purchased Assets for the year ended December 31, 1999, together with the related balance sheet as of December 31, 1999, audited by PWC, (ii) a combined statement of operations for the Purchased Assets for the year ended December 31, 2001, together with the related balance sheet as of December 31, 2001, audited by PWC, and (iii) a combined statement of operations for the Purchased Assets for the period ending on the Closing Date (or March 31, 2002 if earlier), together with the related balance sheet as of such date, reviewed by PWC, and (d) a "management's discussion and analysis" section comparing and explaining specific line items in the foregoing statements. Such financial statements and related information may be included in public filings made by Purchaser, with the requisite consent of PWC, at the times required by, and to the extent required by, applicable securities laws or rules or policies of the NYSE or, as reasonably determined by Purchaser to be advisable in connection with an offering of its securities.

         7.18. Insurance and Other Matters. (a) From and after the Closing, Seller will cause its Affiliates to cooperate with Purchaser to permit CFP, CenterAmerica Capital, the CenterAmerica Venture Entities, Inwood and Keegan's to pursue any claim under the liability insurance policies for those entities existing before the Closing in respect of matters covered by those policies that were incurred before the Closing and Seller will execute such documents and other instruments and take such other actions reasonably requested by Purchaser in connection therewith. Seller will not be obligated to make any payment to Purchaser under Section 11.2 in respect of any such incurred matter (other than in respect of any deductible applicable to the relevant policy or losses excluded from coverage under the relevant policy) until Purchaser has submitted the claim under the relevant insurance policy and the insurer under that policy has denied coverage for that matter. If the insurer denies coverage, Purchaser will assign its coverage claim to Seller in connection with any claim under
Section 11.2. From and after Closing, Purchaser will cause each of CFP, CenterAmerica Capital, Inwood and Keegan's to cooperate with Seller in connection with any claim under any insurance policy related to any Excluded Liability and will execute such documents, pleadings, affidavits and other instruments reasonably requested by Seller in connection with defending against any claim that is an Excluded Liability.

         (b) To the extent Seller and any Subsidiary have made claims under their property casualty insurance policies relating to casualties occurring before the date of this Agreement that have not been restored fully or fully paid for before Closing, Seller and the applicable Subsidiary will deliver to Purchaser promptly after receipt of any insurance proceeds the amount of those proceeds less any reasonable costs of collection and any amounts expended by Seller or the Subsidiary to restore the casualty not previously reimbursed under the relevant insurance policy and Purchaser will assume the obligations to restore and pay for work not fully paid before Closing. To the extent Seller has previously collected insurance proceeds in respect of a casualty but has not expended same or all of these proceeds to restore the casualty before closing, Seller will deliver the remaining unspent proceeds (net of any reasonable costs to collect the proceeds) to Purchaser and Purchaser will be deemed to have assumed any contracts or agreements relating to the restoration of that casualty and will perform Seller's obligations thereunder from and after the Closing. The provisions of Section 7.18 shall survive Closing.

         7.19. Keegan's and Inwood. (a) At Seller's election made by notice to Purchaser at any time prior to 10 Business Days before Closing, in lieu of a Transfer of the Partnership Interests described in Section 1.1(a)(ii)(G) and (H) Seller may elect to sell to Purchaser fee simple title to the PPM Properties, in which event the PPM Properties will be deemed Fee Properties for all purposes of this Agreement and the Purchase Price shall be increased by $2.5 million. In addition, at Seller's election made by notice to Purchaser at any time prior to 5 Business Days before Closing, in lieu of a Transfer of the Partnership Interests described in Section 1.1(a)(ii)(G) and (H) Seller may elect to cause each of the PPM Properties (including without limitation the Purchased Assets and Assumed Liabilities related thereto but excluding any Excluded Liabilities) to be contributed by Keegan's and Inwood, subject to the PPM Indebtedness to new subsidiary limited partnerships or limited liability companies ("New Inwood" and "New Keegan's," as applicable) having terms which are the same as the existing partnerships and the interests in which would be distributed to the current partners of Keegan's and Inwood in accordance with their partnership agreements, in which event the partnership interests or limited liability company interests distributed to Seller or its Subsidiaries will be deemed a Partnership Interest and a Purchased Asset for all purposes of this Agreement.

         (b) Unless Seller elects to sell to Purchaser fee simple title to the PPM Properties under Section 7.19(a), Seller will use commercially reasonable efforts to obtain and deliver to Purchaser an estoppel from the outside partner in Keegan's and Inwood confirming the correctness and completeness of the constituent organizational documents of Keegan's and Inwood, that no other documents, instruments, agreements or certificates are in effect that govern the relative rights and obligations of the partners, that such constituent organizational documents have not been amended or modified and are in full force and effect, and that the applicable Assigning Subsidiary is not in breach or default under the Keegan's and Inwood Partnership Agreement, as applicable nor to such outside partner's knowledge has any event occurred that with the giving of notice or the passage of time, or both, would constitute a breach or default by the applicable Seller Subsidiary thereunder. If Seller obtains an estoppel from the outside partner, Seller's representations and warranties made in Section 4.4 will terminate and be null and void but solely with respect to those matters represented that are confirmed without exception by the outside partner's estoppel.

         7.20. License. At Closing, Purchaser will be deemed to have granted under this Section 7.20 for a period of 24 months following the Closing a non-exclusive license to Seller and the Subsidiaries to use "Center America" or derivations thereof in each such entity's name and in connection with owning, managing, developing, redeveloping or marketing the Excluded Properties.

                        VIII. CASUALTY AND CONDEMNATION

         8.1. In General. If, prior to the Closing Date, a Property is destroyed or damaged by fire or other casualty or Seller receives notice of condemnation or sale in lieu of condemnation of a Property, Seller will notify Purchaser of that event and provide Purchaser with details of the extent of the damage or condemnation, which details shall include information as to the Leases that are impacted and Seller's restoration plans.

         8.2. Minor Loss. Purchaser shall be bound to purchase the Purchased Assets for the full Purchase Price as required by the terms hereof without regard to the occurrence or effect of any damage to Properties or destruction of improvements thereon or condemnation of any portion of a Property except as set forth below, provided that a Significant Portion of no more than an aggregate of 5 Fee Properties and Partnership Properties are (a) damaged or destroyed or (b) condemned in whole or part. Seller will not be obligated to repair or restore such damage or destruction or condemned Property, but Seller will either (i) if all insurance or condemnation proceeds have been received, credit to Purchaser at Closing an amount equal to the amount of casualty insurance proceeds and condemnation proceeds collected by Seller as a result of such damage or destruction or condemnation plus the amount of any deductible payable under Seller's insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any "aggregate limits" under the insurance policies less any sums expended by Seller toward the restoration or repair of the Properties or in collecting insurance or condemnation proceeds, or (ii) credit to Purchaser at Closing an amount equal to the amount of casualty insurance proceeds and condemnation proceeds collected by Seller plus the amount of any deductible payable under Seller's insurance policies (not to exceed the amount of loss not covered by insurance) and the amount of insurance proceeds that would have been collected by Seller but for the application of any "aggregate limits" under the insurance policies less any sums expended by Seller toward restoration or repair of the Properties or in collecting insurance or condemnation proceeds and give Purchaser an assignment of Seller's right to receive insurance or condemnation proceeds if any portion of the insurance or condemnation proceeds are not collected before the Closing less, to the extent not previously deducted from the proceeds credited to Purchaser at Closing, any sums expended before the Closing to repair or restore the Properties or to collect insurance or condemnation proceeds. The proceeds of any rent insurance paid in respect of any casualty will be apportioned between Seller and Purchaser as if the same were Rentals, as and when received.

         8.3. Major Loss. If a Significant Portion of more than an aggregate of 5 Fee Properties and Partnership Properties are damaged or destroyed or condemned (a "Major Loss"), then within 20 days after receipt of notice of the damage or destruction or condemnation of a Significant Portion of more than an aggregate of 5 Fee Properties and Partnership Properties, Purchaser must give notice to Seller of its intention to close the transaction in accordance with
Section 8.2 as if a Major Loss had not occurred and receive the benefits of
Section 8.2 or request

Seller to drop one or more of the affected Properties as set forth below. In no event will Seller be obligated to repair or restore such damage or destruction or condemnation. If Purchaser requests Seller to drop one or more Properties, Seller will give notice to Purchaser within 10 days of receipt of Purchaser's request of Seller's intention to: (a) drop one or more Properties of which a Significant Portion is damaged or destroyed or condemned as provided in Section
7.16 (and Seller shall be required to drop Properties that are not Partnership Properties securing the Assumed Indebtedness before dropping Properties that are Partnership Properties securing the Assumed Indebtedness, and subject to the foregoing shall be required to drop the Properties based on the highest percentage of gross leaseable area which is damaged, destroyed or condemned with the Property having the highest percentage of damaged, destroyed or condemned gross leaseable area being dropped first, the Property having the second highest percentage of damaged, destroyed or condemned gross leaseable area being dropped second, and so on) until there are no more than an aggregate of 5 Fee Properties and Partnership Properties of which a Significant Portion is damaged or destroyed or condemned and receive the benefits of Section 8.2 or (b) elect not to drop any Properties as set forth above such that a Major Loss will still exist. If Seller fails to provide notice to Purchaser within such 10-day period, Seller will be deemed to have elected to proceed in accordance with (b) above. Within 5 days of receipt of Seller's notice or deemed election, if Seller elects (or is deemed to have elected) to proceed in accordance with (b) above, Purchaser may elect, by written notice to Seller, to either (x) terminate this Agreement in whole, whereupon Purchaser shall be entitled to receive the Deposit together with any interest and investment income earned thereon and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except for such obligations that expressly survive the termination hereunder or (y) drop one or more Properties of which a Significant Portion is damaged or destroyed or condemned as provided in Section 7.16 (and Purchaser shall be required to drop the Properties subject to the same limitations and on the same basis as Seller is required to drop them as provided in clause (a) above) until there are no more than an aggregate of 5 Fee Properties and Partnership Properties of which a Significant Portion is damaged or destroyed or condemned and receive the benefits of Section 8.2 or (z) elect to close the transaction in accordance with Section 8.2 as if a Major Loss had not occurred. If Seller does not receive Purchaser's election within 5 days of Purchaser's receipt of Seller's notice (or within 5 days of Seller's deemed election) then Purchaser will be deemed to have elected to close the transaction under clause (z) above in accordance with Section 8.2 as if a Major Loss had not occurred.

         8.4. Additional Matters. With respect to any Fee Property and Partnership Property that Purchaser will acquire subject to the benefits of
Section 8.2:

         (a) Restoration Plans. Seller will obtain Purchaser's approval, which will not be unreasonably withheld, delayed or conditioned, concerning any restoration, repair or re-construction plans for the Property. Notwithstanding the foregoing or Section 6.1(h), Seller will be permitted to incur or enter into an agreement to incur any amount necessary to effect emergency or necessary repairs related to preservation of the Property or health and safety matters or which are required by the terms of any lease, REA, loan document, or other agreement to which Seller or any Subsidiary is a party.

         (b) Settlement of Claims. Seller will allow Purchaser to participate in the negotiations regarding the settlement of any claim for insurance and condemnation proceeds and


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
will not settle or compromise any claims related to the damage, destruction or condemnation under the relevant insurance policies or against a Governmental Entity effecting the condemnation without Purchaser's consent, which consent will not be unreasonably withheld, delayed or conditioned. Seller will provide to Purchaser copies of any correspondence relating to any such claims and will advise Purchaser of all material developments concerning such claims.

         (c) Cooperation. Seller will cooperate with Purchaser to effect the assignment of the right to receive insurance or condemnation proceeds to Purchaser and will execute and deliver all such instruments as are reasonably necessary to complete that assignment. This obligation will survive the Closing.

                                  IX. CLOSING

         9.1. Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article IX hereof, the closing of the Transfer (the "Closing") will take place at a date and time to be specified by the parties (the "Closing Date"), which will be no later than the later of March 7, 2002 or the fifth Business Day after satisfaction or waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at Seller's election either the Houston, Texas or New York City office of Jones, Day, Reavis & Pogue, unless another time, date or place is agreed to in writing by the parties.

         9.2. Conditions To Each Party's Obligation To Effect the Transfer. The respective obligations of each party to effect the Transfer will be subject to the satisfaction or waiver by each of Purchaser and Seller at or prior to the Closing Date of the following conditions:

         (a) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with, and notices to, any Governmental Entity required by Purchaser, Seller or any of the Assigning Subsidiaries to consummate the Transfer and the other transactions contemplated by this Agreement, shall have been obtained or made.

         (b) Third Party Consents. Seller and Purchaser have obtained the consents of third parties set forth on Schedule 9.2(b).

         (c) No Injunction or Restraint. No judgment, order, decree or Law entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Transfer; provided, however, that the terminating party shall have used its reasonable best efforts to prevent the entry of and to remove any such Restraints.

         (d) Substitution of Dropped Properties. Any Partnership Property dropped under Section 7.16 will have been replaced under the Assumed Indebtedness with another Property as set forth in Section 7.16.

         (e) Assumed Indebtedness. Subject to the delayed closing mechanism for the Hancock Properties under Section 7.14(a), all conditions required by the holders of the Assumed Indebtedness for Purchaser to assume the Assumed Indebtedness shall have been satisfied,


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
including delivery of all legal opinions, rating agency confirmations, subordination of management agreements, and other instruments required by the holders of the Assumed Indebtedness to be delivered by Purchaser.

         9.3. Conditions To Obligations of Seller. The obligation of Seller to effect the Transfer is further subject to satisfaction or waiver by Seller of the following conditions:

         (a) Representations and Warranties of Purchaser. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects and Seller will have received a certificate (which may be qualified by knowledge to the same extent as the representations and warranties of Purchaser are so qualified) signed on behalf of Purchaser by an authorized officer of Purchaser, in that capacity, to that effect.

         (b) Performance of Covenants of Purchaser. Purchaser shall have performed in all material respects all covenants required to be performed by it under Section 3.3 hereof prior to the Closing. Purchaser shall have executed and delivered all documents and instruments required to be executed and delivered by it under this Agreement at the Closing, Purchaser shall have delivered payment of the Purchase Price, and Purchaser shall not have breached in any material respect any covenant that prevents Seller from fulfilling its obligations under this Agreement or otherwise frustrates the closing of the transactions contemplated under this Agreement.

         (c) Closing Deliveries of Purchaser. Seller will have received from Purchaser the following items:

                  (i) the Purchase Price (after application of the Deposit plus any interest and other investment income thereon as provided in Section 2.1), after all adjustments are made at the Closing in accordance with this Agreement including without limitation Section 2.4;

                  (ii) a counterpart original of the Lease Assignment and Tenant Loan Assignment, duly executed by Purchaser;

                  (iii) a counterpart original of the Contract Assignment, duly executed by Purchaser;

                  (iv)     a written notice, in the form attached hereto as
Exhibit 9.3(c)(iv), executed by Purchaser and to be addressed and delivered to the Tenants of the Fee Properties (including the Properties transferred under Section 1.1(b)) by Purchaser and Seller or the applicable Assigning Subsidiary,
(i) acknowledging the sale of the applicable Fee Property to Purchaser (or the transferee of the Fee Property if Purchaser makes the election in Section 1.1(b)), (ii) acknowledging that Purchaser has received and that Purchaser is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the "Tenant Notice Letters");


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
                  (v) a counterpart original of the Ground Lease Assignment, if any, duly executed by Purchaser;

                  (vi) a counterpart original of the Partnership Interest Assignment, duly executed by Purchaser;

                  (vii) a counterpart original of the Partnership Amendments, duly executed by Purchaser;

                  (viii) if applicable, a counterpart original of the Indemnity Agreement in the form of Exhibit 6.4, duly executed by Purchaser;

                  (ix) any certificates or similar documents, if any, required by a Governmental Entity in connection with the sale of the Purchased Assets;

                  (x) a counterpart original of the Closing Statement duly executed by Purchaser;

                  (xi) a counterpart original of the Transitional Services Agreement, duly executed by Purchaser;

                  (xii) a counterpart original of the Closing Escrow Agreement, duly executed by Purchaser; and

                  (xiii) a counterpart original of the Property Management and Leasing Agreement duly executed by Purchaser.

Any such closing deliveries will be made with respect to the Fee Properties and the Partnerships, or both, as applicable, in order to effect the Transfer.

         (d) Substitution of Excluded Properties. The Properties described in Schedule 7.5 will have been substituted for the Excluded Properties under the Assumed Indebtedness provided the foregoing shall not be a condition to the obligations of Seller to effect the Transfer if Purchaser has entered into agreements reasonably satisfactory to Seller and Purchaser providing Seller with all of the rights and benefits and burdening Seller with the related obligations relating to the Excluded Properties remaining in the Partnerships at Closing until such time as such substitution can be implemented.

         9.4. Conditions To Obligations of Purchaser. The obligations of Purchaser to effect the Transfer is further subject to satisfaction or waiver by Purchaser of the following conditions:

         (a)      Representations and Warranties of Seller. Subject to Section
9.4 (f), the representations and warranties of Seller set forth in this Agreement shall be true and correct at and as of the Closing Date, as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all respects and Purchaser will have received a certificate (which may be qualified by knowledge to the same extent as the representations and warranties of Seller are so qualified) signed on behalf of Seller by an


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
authorized officer of Seller, in that capacity, to that effect which shall be deemed a representation and warranty of Seller as of the Closing Date.

         (b)      Performance of Covenants of Seller. Subject to Section 9.4
(f), Seller shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) Absence of Seller Material Adverse Effect. There shall not have occurred a Seller Material Adverse Effect.

         (d) Closing Deliveries of Seller. Purchaser will have received from Seller the following items:

                  (i) one or more special warranty deeds, as applicable, substantially in the form attached hereto as Exhibit 9.4(d)(i) (the "Deed"), duly executed and acknowledged by the Seller or applicable Assigning Subsidiary for all Purchased Assets that are appropriately the subject of sale by such instrument;

                  (ii) one or more bills of sale in the form attached hereto as Exhibit 9.4(d)(ii) (the "Bill of Sale"), duly executed by Seller or the applicable Assigning Subsidiary for all Purchased Assets that are appropriately the subject of sale by such instrument;

                  (iii) one or more assignments of Seller's or the applicable Assigning Subsidiary's interest, as lessor, in the Leases and the Tenant Deposits in the form attached hereto as Exhibit 9.4(d)(iii) (the "Lease Assignment"), duly executed by Seller or the applicable Assigning Subsidiary for all Purchased Assets that are appropriately the subject of assignment by such instrument;

                  (iv) one or more assignments of Seller's or the applicable Assigning Subsidiary's interest in the Contracts and the Licenses and Permits in the form attached hereto as Exhibit 9.4(d)(iv) (the "Contract Assignment"), duly executed by Seller or the applicable Assigning Subsidiary for all Purchased Assets that are appropriately the subject of assignment by such instrument;

                  (v) the Tenant Notice Letters, duly executed by Seller or the applicable Assigning Subsidiaries;

                  (vi) a certificate in the form attached hereto as Exhibit 9.4(d)(vi) certifying that Seller or the applicable Subsidiary is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, as well as any other document required under applicable laws to be executed by Seller or the applicable Assigning Subsidiary in connection with any recordation and/or transfer tax applicable to the transaction contemplated by this Agreement, duly executed by Seller or the applicable Assigning Subsidiary;

                  (vii) a counterpart original of the Closing Statement, duly executed by Seller;

                  (viii) the Tenant Deposits, either (x) as part of an adjustment to the Purchase Price, or (y) in the form of letters of credit from Tenants of which Purchaser is the beneficiary;


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
                  (ix) a schedule showing any changes as of 5 Business Days prior to the Closing Date, to the Rent Roll and Schedule 4.5(c)-1;

                  (x) an assignment, if necessary, in form and substance reasonably satisfactory to Purchaser of all rights to condemnation awards or insurance proceeds, if any, relating to any Property and of the right to prosecute and adjust all proceedings and claims in connection therewith, duly executed by Seller or the applicable Assigning Subsidiary in accordance with Sections 7.18 and Article VIII;

                  (xi) the Transitional Services Agreement, duly executed by Seller;

                  (xii) an assignment and assumption of Partnership Interests (the "Partnership Interest Assignment") in the forms attached hereto as Exhibits 9.4(d)(xii)(1), 9.4(d)(xii)(2), and 9.4(d)(xii)(3), duly executed by Seller or the applicable Assigning Subsidiary;

                  (xiii) unless included in the Partnership Interest Assignment and except as otherwise provided in Schedule 9.2(b), amendments of the Partnership Agreement of each Partnership in form and substance reasonably acceptable to Purchaser reflecting the assignment by Seller or applicable Assigning Subsidiary of its Partnership Interest, the withdrawal of Seller or the applicable Assigning Subsidiary as a partner or member, and the substitution of Purchaser as a partner or member in the place and stead of Seller or the applicable Assigning Subsidiary (and with any other references to CenterAmerica Trust being changed to Purchaser) (the "Partnership Amendments"), duly executed by Seller or the applicable Assigning Subsidiary;

                  (xiv) if applicable, an assignment and assumption of any Ground Lease in form and substance reasonably acceptable to Purchaser, duly executed by Seller or the applicable Assigning Subsidiary;

                  (xv) IRS Form 1099 duly executed by Seller or the applicable Assigning Subsidiary;

                  (xvi) corporate resolutions authorizing the transactions contemplated hereunder and execution of the closing documents, and certificates of incumbency certifying the titles and signatures of the corporate officers authorized to consummate the sale on behalf of Seller and the Assigning Subsidiaries, or such other reasonable evidence of Seller's or the Assigning Subsidiaries' power and authority;

                  (xvii) all original Leases, Contracts, Property Management Agreements, Assumed Loan Documents, Assumed Liability Documents, Ground Leases, Partnership Agreements, Licenses and Permits, Records and Plans, and all other documentation relating to the Purchased Assets or the Real Estate Business in Seller's or any Assigning Subsidiary's possession (which shall be made available to Purchaser at Seller's principal office);

                  (xviii) the title affidavits attached hereto as Exhibit 6.1(p) and the other affidavits, documents and information set forth in Section 6.1(p);

                  (xix) any transferable bonds, warranties or guaranties which are in any way applicable to the Properties, and are in Seller's or its Subsidiaries' possession or control, together


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
with an assignment thereof duly executed by Seller or the applicable Assigning Subsidiary in form and substance reasonably acceptable to Purchaser;

                  (xx) an assignment of lease or documents of title for all Vehicles duly executed by Seller or the applicable Assigning Subsidiary;

                  (xxi) any certificates or similar documents, if any, required by any Governmental Entity in connection with the sale of the Purchased Assets;

                  (xxii) an assignment of Seller's or the applicable Assigning Subsidiary's interest in any loans to tenants (including all loan documents related thereto) in the form of Exhibit 9.4(d)(xxii) (the "Tenant Loan Assignment") duly executed by Seller or the applicable Assigning Subsidiary for all Purchased Assets that are appropriately the subject of assignment by such instrument;

                  (xxiii)  the Closing Escrow Agreement duly executed by Seller;

                  (xxiv) UCC termination statements and release of lien documents related to the Pledge of Partnership Interests reasonably satisfactory to Purchaser with respect to the mezzanine debt held by Secore Financial Corporation or its successors and assigns;

                  (xxv) a copy of the notice from CFP and CenterAmerica Capital, to the extent required, to the holders of their Assumed Indebtedness and any Person under a related cash management agreement that the mezzanine debt held by Secore Financial Corporation or its successors and assigns has been satisfied in full;

                  (xxvi) the Tenant estoppel certificates and Seller estoppel certificates provided for in Section 6.3;

                  (xxvii) a certificate of Seller stating the principal balance of the Assumed Indebtedness as of the date of Closing;

                  (xxviii) a certificate of Seller identifying the documents evidencing each Lease (and all amendments and modifications thereto) for each Tenant identified on Schedule 6.3 that failed to deliver an estoppel certificate pursuant to Section 6.3;

                  (xxix) an updated list of Material Contracts as of a date no more than 3 Business Days before the Closing Date;

                  (xxx) a letter from Seller directing its attorneys and accountants who are in possession of any Records and Plans and any partnership agreements and loan documents relating to the Partnerships to deliver copies thereof to Purchaser upon request of Purchaser and at Purchaser's expense;

                  (xxxi) the Property Management and Leasing Agreement duly executed by Seller; and

                  (xxxii) all other documents reasonably required by Purchaser in order to perfect the conveyance, transfer and assignment of the Properties or of the other Purchased Assets, including without limitation, any assignments of tax certiorari claims that are required pursuant to this Agreement and any notices to third parties under REAs and Material Contracts.

Any such closing deliveries shall be made with respect to the Fee Properties and the Partnership Interests, or both, as applicable to effect the Transfer after giving effect to Purchaser's election under Section 1.1(b).

         (e) Exercise of Option. CFP shall have timely exercised its first option to extend the maturity date under that certain Loan Agreement dated as of June 20, 2000 between CFP and Secore Financial Corporation or its successors and assigns from July 1, 2002 to July 1, 2003 unless Purchaser has elected not to assume CFP's Assumed Indebtedness pursuant to Section 7.14(b);

         (f)      Pre-Closing Threshold. For purposes of Sections 9.4(a) and
(b), the representations and warranties of Seller (other than the representations in Section 4.4(a) and 4.4(e) as to which this Section 9.4(f) shall not apply) will be deemed true and correct in all respects and Seller will be deemed to have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Closing Date unless the dollar amount of the Losses resulting from the breaches of representations and warranties (without giving effect to any materiality qualification but excluding any Individual Item) and covenants is more than $5,000,000.

         (g) Third Party Consents. Seller has obtained the consents of third parties set forth on Schedule 9.4(g).

         (h) Substitution of Excluded Properties. The Properties described on Schedule 7.5 will have been substituted for the Excluded Properties under the Assumed Indebtedness.

                 X. TERMINATION, DEFAULT, AMENDMENT AND WAIVER

         10.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

         (a) by mutual written consent of the parties at any time prior to Closing, whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser;

         (b) by either Purchaser or Seller, if any Restraint having the effects set forth in Section 9.2(c) shall be in effect and shall have become final and nonappealable whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser, provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall have used its reasonable best efforts to prevent entry of and to remove such Restraint;

         (c) by either Seller or Purchaser, if the Transfer is not consummated by March 31, 2002 or such later date as extended under Section 7.16 or to which the parties may agree in their respective sole discretion (the "Drop Dead Date") whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser; provided, in the case of termination pursuant to this Section 10.1(c), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section;

         (d) by Purchaser as provided in Sections 3.4, 8.3, 10.2(b) and 10.3, whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser;

         (e) by either Seller or Purchaser, if more than 10 Properties have been dropped from the Transfer under Sections 3.4, 7.14, 7.16, 8.3 and 10.2, whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser; and

         (f) by either Purchaser or Seller, if the number of Properties that are dropped from the Transfer under Sections 3.4, 7.14, 7.16, 8.3 and 10.2 that are owned by CFP and CenterAmerica Capital, as applicable, exceed the number of Properties that may be substituted under the Assumed Indebtedness of CFP and CenterAmerica Capital, as applicable, whereupon Seller shall return the Deposit, including any interest and other investment income earned thereon, to Purchaser.

         10.2. Pre-Closing Breaches. (a) Purchaser will promptly provide written notice to Seller upon having knowledge of any breach by Seller prior to Closing of its representations and warranties set forth in this Agreement (without giving effect to any materiality qualification but excluding any Individual Item) and any of its covenants, but excluding in each case matters constituting Material Title Defects or otherwise the subject of Section 3.4, and any matter related to the physical, structural and environmental condition (except a breach of Section 4.6) of the Properties (collectively "Pre-Closing Breaches"). If quantifiable, such notice shall state Purchaser's reasonable estimate of the dollar amount of Losses to Purchaser resulting from Pre-Closing Breaches. If the aggregate amount of any Losses attributable to Pre-Closing Breaches is equal to or less than $5,000,000, then Purchaser shall be required to proceed to Closing without any reduction in, abatement of or credit against the Purchase Price on account of the Pre-Closing Breaches, but the Pre-Closing Breaches shall be deemed to survive Closing and the Losses related thereto shall be subject to indemnification by Seller subject to the provisions of Article XI. If the aggregate amount of Losses resulting from Pre-Closing Breaches is greater than $5,000,000, Seller may, in its sole discretion by notice to Purchaser, elect any one of the following:

                  (i) drop one or more of the Properties which are affected by the Pre-Closing Breaches such that after dropping such Properties the Losses resulting from any remaining Pre-Closing Breaches is equal to or less than $5,000,000;

                  (ii) reduce the Purchase Price by the excess of (x) the aggregate amount of Losses resulting from Pre-Closing Breaches over (y) $5,000,000, and proceed to the Closing;


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
                  (iii) cure prior to Closing one or more Pre-Closing Breaches such that the aggregate amount of Losses resulting from all remaining uncured Pre-Closing Breaches is equal to or less than $5,000,000; or

                  (iv) cure prior to Closing certain of the Pre-Closing Breaches and/or reduce the Purchase Price and/or drop one or more Properties affected by the Pre-Closing Breaches such that the sum of the cost to cure such Pre-Closing Breaches plus such decrease in the Purchase Price plus the Losses resulting from Pre-Closing Breaches and which are attributable to such dropped Properties equals the amount by which the Losses resulting from such Pre-Closing Breaches exceeds $5,000,000.

         (b) If the aggregate amount of Losses resulting from Pre-Closing Breaches greater than $5,000,000 and Seller does not make any of the elections described in Section 10.2(a)(i)-(iv) prior to Closing, Purchaser will have the right to elect any one of the following: (i) drop one or more Properties which are affected by the Pre-Closing Breaches such that after dropping such Properties the Losses resulting from any remaining Pre-Closing Breaches is equal to or less than $5,000,000 (in which event the remaining Pre-Closing Breaches shall be deemed to survive the Closing and the Losses related thereto shall be subject to indemnification by Seller subject to the provisions of Article XI),
(ii) terminate this Agreement pursuant to Section 10.1(d), or (iii) proceed to Closing without any reduction in, abatement of or credit against the Purchase Price on account of the Pre-Closing Breaches and Purchaser will be deemed to have waived Pre-Closing Breaches if and only to the extent that such Pre-Closing Breaches cause the aggregate amount of any Losses attributable to Pre-Closing Breaches to exceed $5,000,000 and such Pre-Closing Breaches shall not survive Closing and the Losses related thereto shall not be subject to indemnification by Seller under Article XI.

         (c) Notwithstanding Section 10.2(a), if Seller elects to drop a Property pursuant to Section 10.2(a) then within 5 Business Days of receipt of notice from Seller of such election Purchaser may elect by notice to Seller to waive the dropping of such Property in which case such Property shall not be dropped and any Pre-Closing Breaches relating to such Property will be deemed to have been waived by Purchaser if and only to the extent that such Pre-Closing Breaches when added to all other Pre-Closing Breaches cause the aggregate amount of any Losses attributable to Pre-Closing Breaches to exceed $5,000,000. Any such Pre-Closing Breaches that are waived by Purchaser shall not survive Closing and the Losses related thereto shall not be subject to indemnification by Seller under Article XI.

         (d) In the event Seller or Purchaser has the right to drop more than one Property under this Section, it shall be required to drop Properties that are not Partnership Properties securing the Assumed Indebtedness before dropping Properties that are Partnership Properties securing the Assumed Indebtedness.

         10.3. Defaults and Remedies. (a) Notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur by reason of any Seller default (other than Pre-Closing Breaches with are governed by Section 10.2), Purchaser as its sole remedy may elect any one of the following:


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
                  (i) terminate this Agreement and receive the return of the Deposit, including all interest and other investment income earned thereon, at which time this Agreement will be null and void and neither party will have any rights or obligations under this Agreement, except for the provisions that are expressly stated to survive the termination of this Agreement; or

                  (ii) sue for specific performance of Seller's obligations under this Agreement.

Except as provided in this Section 10.3 and Section 11.2, Purchaser will have no other remedy or right to seek any other damages at law or remedy in equity with respect to such default. It is understood and agreed that Purchaser shall have the right of injunctive relief under Section 12.7 to enforce Seller's or a Subsidiaries' obligations hereunder.

         (b) Notwithstanding anything to the contrary contained in this Agreement, if (i) Purchaser shall have failed to pay the Purchase Price at the Closing or if Purchaser has failed to satisfy Section 9.3(b) or (ii) if any of Purchaser's representations or warranties set forth in this Agreement shall not be true, correct and complete on the Closing Date as if made at and as of that time (except to the extent expressly made as of an earlier date, in which case as of that date), in all material respects, Seller's sole and exclusive remedy will be to terminate this Agreement and to receive the Deposit, together with all interest and other investment income earned thereon, as liquidated damages, at which time this Agreement will be null and void and neither party shall have any rights or obligations under this Agreement, except for such provisions that are expressly stated to survive the termination of this Agreement. Seller and Purchaser acknowledge and agree that (i) the Deposit and any interest and other investment income earned thereon is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Real Estate Business and Purchased Assets from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; (iii) Purchaser seeks to limit its liability under this Agreement to the amount of the Deposit and any interest and other investment income earned thereon in the event this Agreement is terminated and the transaction contemplated by this Agreement does not close due to a default of Purchaser under this Agreement; and (iv) the Deposit and any interest and other investment income earned thereon shall be and constitutes valid liquidated damages; provided, however, Purchaser and Seller agree that the liquidated damages do not apply to any indemnity obligation of Purchaser under this Agreement that survives termination of this Agreement.

         10.4. Effect of Termination. In the event of termination of this Agreement by either Seller or Purchaser as provided in Section 10.1, 10.2(b) or 10.3, this Agreement will forthwith become void and have no further effect, without any liability or obligation on the part of Purchaser or Seller (other than Sections 3.2 and 3.3, the last sentence of Section 7.1, Sections 10.3, 11.2(b) and 11.3(b) and this Section 10.4 and Article XII (including without limitation the obligation to pay for title insurance cancellation fees and the premium for the Environmental Insurance Policy under Section 12.9), which provisions survive such termination).

         10.5. Amendment. This Agreement may be amended by the parties in writing by applicable corporate or partnership action at any time before the Closing Date. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         10.6. Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

                         XI. SURVIVAL; INDEMNIFICATION

         11.1. Survival of Representations and Warranties. The representations and warranties of the parties to this Agreement shall survive the Closing Date for a period of 365 days following the Closing Date except for those in Sections 1.1(b), 4.4(a), 4.10 and 4.24, which shall survive indefinitely.

         11.2. Indemnification by Seller. (a) From and after the Closing Date, Seller shall, subject to the provisions of this Article XI, indemnify, defend and hold harmless Purchaser and its subsidiaries and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnitees"), from and against any and all actions, proceedings, costs, damages (excluding consequential and other indirect damages other than diminution in value of the Purchased Assets resulting from an event subject to indemnification hereunder), claims, losses, liabilities (absolute and contingent), fines, penalties, payments, costs and expenses (including reasonable counsel fees, interest, penalties and disbursements, but excluding any costs, damages, claims, liabilities, fines, penalties, payments, costs and expenses to the extent that an indemnitee recovers with respect thereto pursuant to any insurance policy) (collectively, "Losses"), that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, any breach of any representation or warranty other than the representations and warranties in the last sentence of
Section 1.1(b) and in Sections 4.4(a), 4.10 and 4.24(without regard to any materiality qualification but excluding any Individual Item), covenant or agreement (excluding Seller's obligation to pay Entity Level Taxes under Section 7.12(b) and Seller's obligations under Section 6.7) by Seller made in this Agreement or any document or instrument delivered pursuant hereto (including any Seller estoppel delivered under Section 6.3) or any Excluded Liabilities (excluding those described in Sections 1.3(f), (g), (i) and (l), and excluding any other Excluded Liability related to Keegan's and Inwood). This Section 11.2 will include Pre-Closing Breaches that are not waived or cured and survive Closing pursuant to this Agreement.

         (b) Seller shall indemnify and hold harmless Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Purchaser Indemnitees arising out of, or relating to, all brokers and finders (including Morgan Stanley Realty Incorporated) claiming by, through or under Seller and in any way relating to the sale and purchase of the Purchased Assets pursuant to this Agreement, including, without limitation, reasonable attorneys' fees and disbursements incurred by Purchaser Indemnitees in connection with such Losses. The foregoing indemnification shall not apply to Lease Expenses which shall be governed by Section 2.4.

         (c) Seller shall indemnify and hold harmless the Partnerships (excluding the CenterAmerica Venture Entities) and Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by the Partnerships (excluding the CenterAmerica Venture Entities) and Purchaser Indemnitees arising out of or resulting from all litigation pending against Seller and its Subsidiaries and the Partnerships (but excluding the CenterAmerica Venture Entities) at the Closing (including without limitation the litigations identified on Schedule 4.3 but excluding any claims asserted by Wilger Enterprises, Inc. relating to the Paseo del Norte Property). Seller may assume the defense of those claims pursuant to Section 11.4(b)

         (d) Seller shall indemnify and hold harmless the Partnerships and Purchaser Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by the Partnerships or Purchaser Indemnitees arising out of, or relating to, any breach of Seller's representations and warranties in the last sentence of Section 1.1(b) and in Sections 4.4(a), 4.10 and 4.24, the Excluded Liabilities described in Sections 1.3(f), (g) and (i), any Excluded Liability described in Section 1.3(l) and any other Excluded Liability related to Keegan's and Inwood (unless (x) Seller Transfers fee simple title to the PPM Properties to Purchaser under Section 7.19 or (y) Seller contributed the PPM Properties to new limited partnerships or limited liability companies (however if Seller is able to obtain the partner estoppel described in Section 7.19 then the liability relating to Keegan's and Inwood to be subject to indemnification hereunder shall only be the Excluded Liability described in
Section 1.3(l)), and Seller's obligations to pay Entity Level Taxes under
Section 7.12(b) and Seller's obligations under Section 6.7.

         11.3. Indemnification by Purchaser. (a) From and after the Closing Date, Purchaser, subject to the provisions of this Article XI, shall indemnify, defend and hold harmless Seller and its Subsidiaries and their respective members, partners, managers, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Seller Indemnitees"), from and against any and all Losses that may be asserted against or suffered or incurred by the Seller Indemnitees arising out of, or relating to, any breach of any representation, warranty, covenant or agreement on the part of Purchaser made in this Agreement or any document or instrument delivered pursuant hereto, any Assumed Liabilities, or any action or omission Seller or Subsidiary has taken or omitted at Purchaser's direction under Section 1.7, or any violation or alleged violation of federal or state securities laws resulting from the disclosure of or omission of information in any securities filing or offering document of Purchaser concerning Seller, the Subsidiaries or MSREF.

         (b) Purchaser shall indemnify and hold harmless Seller Indemnitees from and against any and all Losses that may be asserted against or suffered or incurred by Seller Indemnitees arising out of, or relating to, all brokers and finders (including Salomon Smith Barney, Inc.) claiming by, through or under Purchaser and in any way relating to the sale and purchase of the Purchased Assets pursuant to this Agreement, including, without limitation, reasonable attorneys' fees and disbursements incurred by Seller Indemnitees in connection with such Losses. The foregoing indemnification shall not apply to Lease Expenses which shall be governed by Section 2.4.

         11.4.    Notice and Resolution of Claims.

         (a)      Notice. Each Person entitled to indemnification pursuant to
Section 11.2 or 11.3 (an "Indemnitee") shall give written notice to the indemnifying party or parties from whom indemnity is sought (the "Indemnifying Party"), promptly after obtaining knowledge of any claim that it may have under
Section 11.2 or 11.3, as applicable. The notice shall set forth in reasonable detail the claim and the basis for indemnification. Failure to give the notice in a timely manner shall not release the Indemnifying Party from its obligations under Section 11.2 or 11.3, as applicable, except to the extent that the failure materially prejudices the ability of the Indemnifying Party to contest that claim.

         (b) Defense of Third Party Claims. If a claim for indemnification pursuant to Section 11.2 or 11.3 shall arise from any action that would reasonably be expected to result in an indemnifiable claim from a third party (a "Third Party Claim"), the Indemnifying Party may assume the defense of the Third Party Claim, provided the Indemnifying Party proceeds with diligence and in good faith with respect thereto. If the Indemnifying Party assumes the defense of the Third Party Claim, the defense shall be conducted by counsel chosen by the Indemnifying Party, which shall be reasonably acceptable to Indemnitee, provided that the Indemnitee shall retain the right to employ its own counsel and participate in the defense of the Third Party Claim which shall be at its own expense unless (i) the Indemnitee is advised by counsel reasonably satisfactory to the Indemnifying Party, that use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnitee within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding, or (iii) the Indemnifying Party shall authorize the Indemnitee in writing to employ separate counsel at the expense of the Indemnifying Party. In no event shall the Indemnifying Party be obligated to pay the fees and expenses of more than one counsel (other than local counsel) for all Indemnified Parties with respect to any claim indemnified under this Article XI. Notwithstanding the foregoing provisions of this Section 11.4(b) but subject to Section 11.2(c), (i) no Indemnifying Party shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 11.2 or 11.3 without the Indemnitee's prior written consent unless as part of the settlement the Indemnitee is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnitee, adversely affect the Indemnitee's business or require the Indemnitee to admit any wrongdoing, and (ii) no Indemnitee shall be entitled to settle any Third Party Claim for which indemnification is sought under Section 11.2 or 11.3 without the Indemnifying Party's prior written consent unless as part of the settlement the Indemnifying Party is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnifying Party, adversely affect the Indemnifying Party's business or require the Indemnifying Party to admit any wrongdoing.

         11.5. Limitations on Liability. (a) Seller's obligations to indemnify the Purchaser Indemnitees for any Losses pursuant to Section 11.2(a)
(i) shall not be effective unless the
aggregate amount of all Losses (including Losses related to Pre-Closing Breaches, but excluding any Losses related to Pre-Closing Breaches that are cured by Seller prior to Closing or which are cured by a reduction in the Purchase Price or Losses relating to Material Title Defects and the physical and structural condition of the Properties) exceeds $5,000,000 and then only to the extent of such excess (the "Deductible") and (ii) in no event shall Seller's liability, in the aggregate, under Section 11.2(a) exceed in the aggregate $10,000,000 less the sum of the amount of any reduction in the Purchase Price under Section 10.2(a) to cure Pre-Closing Breaches and any amount expended by Seller to cure prior to Closing any Pre-Closing Breaches (the "Cap"). The provisions of this Section 11.5(a) and Section 11.5(b) below shall not apply to Sections 11.2(b), (c) or (d).

         (b) No party shall be entitled to indemnification under Section 11.2(a) unless the indemnification notice is delivered to the Indemnifying Party on or before the date that is 365 days following the Closing Date. Accordingly, on the 366th day following the Closing, Seller and its Subsidiaries on the one hand, and Purchaser on the other hand, shall be fully discharged and released (without the need for any separate release or other documentation) from any and all liability or obligation to the other party or any successor or assign with respect to indemnification under Section 11.2(a), except solely for those matters that are then the subject of a pending notice of claim delivered on or prior to such date.

         (c) Notwithstanding anything in this Agreement to the contrary, Purchaser agrees that it will not make any claim for indemnification hereunder by reason of any breach of the representations and warranties of Seller in
Section 4.6 unless and until (i) Purchaser has timely presented a claim to the insurer under the Environmental Insurance Policy in accordance with the terms and conditions thereof and (ii) if the insurer has rejected such claim, either Purchaser has obtained a judgment against the insurer on such claim in a court of competent jurisdiction and such judgment has not been satisfied by the insurer within 60 days after the entry thereof or there has been a judicial determination that the insurer has no liability for such claim under the Environmental Insurance Policy. If Purchaser recovers any amounts from Seller and thereafter obtains any recovery from the insurer it shall refund such recovery to Seller (in an amount up to, but not in excess of, the amounts paid by Seller if same constituted payment in full of Purchaser's claim).

         11.6. Exclusive Remedy. The provisions of this Article XI shall constitute the sole and exclusive remedy of Purchaser, on the one hand, and Seller, on the other, for any Losses suffered by either of them from and after the Closing on account of any breach by the other of any representations, warranties, covenants or agreements contained in this Agreement or any document or instrument delivered pursuant hereto (including any Seller estoppel delivered under Section 6.3), except with respect to payment obligations under Article II and the indemnity obligations under Sections 1.5, 2.7, 3.3 and 6.4. Notwithstanding the foregoing, the remedy of specific performance will be available in respect of the following covenants that survive Closing: the last sentence of Section 2.4(b)(v) and Sections 1.7, 6.1(s), 6.1(v), 6.7, 7.2(iv),
7.18 and 8.4(c).

         11.7. Closing Escrow. On the Closing Date, as collateral security for the performance of Seller's indemnification obligations under this Article XI, Seller shall deposit into escrow with Escrow Holder cash or a letter of credit in form and substance acceptable to Purchaser in the amount of the Cap to be held in escrow for the period of time beginning on the Closing Date through the period ending on the later of (a) 365 days after the Closing Date or (b) the date on which all claims timely made pursuant to this Agreement have been resolved or otherwise disposed. Seller may substitute a letter of credit in form and substance acceptable to Purchaser for any cash held by the Escrow Holder at any time. The amount held in escrow shall not be reduced by any insurance proceeds received by Seller or any Subsidiary. In connection therewith, Seller and Purchaser will execute an escrow agreement (the "Closing Escrow Agreement") with Escrow Holder, in the form attached as Exhibit 11.7-1. In addition, on the Closing Date to secure the performance of Seller's indemnification obligations under Sections 11.2(c) and (d), Seller or any Subsidiary shall cause MSREF II to deliver to Purchaser a guaranty of MSREF II in the form of Exhibit 11.7-2.

                            XII. GENERAL PROVISIONS

         12.1. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by fax (providing confirmation of transmission) at the following addresses or fax numbers (or at such other address or fax number for a party as will be specified by like notice):

                  if to Seller, to:

                  CenterAmerica Property Trust, L.P.
                  3901 Bellaire Blvd.
                  Houston, Texas  77025
                  Attention:  Michael D. Axelrad
                  Telecopy:  (713) 665-0450

                  with a copy to:

                  The Morgan Stanley Real Estate Fund II, L.P.
                  1585 Broadway, 37th Floor
                  New York, New York  10036
                  Attention:  John Buza
                  Telecopy:  (212) 761-3288

                  and

                  Jones, Day, Reavis & Pogue
                  2727 N. Harwood Street
                  Dallas, Texas  75201
                  Attention:  David J. Lowery
                  Telecopy:  (214) 969-5100
                  if to Purchaser to:

                  New Plan Excel Realty Trust, Inc.
                  1120 Avenue of the Americas
                  New York, New York 10036
                  Attention:  Steven Siegel
                  Telecopy:  (212) 869-3989

                  with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York  10019
                  Attention:  Eugene Pinover
                  Telecopy: (212) 728-8111

All notices will be deemed given only when actually received.

         12.2. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule such reference will be to a Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which such party or its counsel participated in the drafting thereof or by any reason of the extent to which such provision is consistent with any prior draft hereof.

         12.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature.

         12.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Schedules and Exhibits attached hereto and the documents and instruments delivered and to be delivered hereunder constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, including the letter of intent dated November 6, 2001 from Purchaser and accepted by the general partner of MSREF II. Notwithstanding the foregoing, the Confidentiality Agreement and Access Agreement will continue in all respects. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Persons entitled to indemnification hereunder, and in each case their respective successors, heirs, legal representatives and permitted assigns.

         12.5. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

         12.6. Assignment. Neither this Agreement, nor any of the rights, interests or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser shall have the right to designate any Affiliate to take title to any or all of the Purchased Assets by notice to Seller given at least 20 days prior to Closing (45 days if Purchaser intends to designate an Affiliate other than a wholly owned Affiliate to take title to the Partnership Interest in CenterAmerica Venture or Keegan's and Inwood or any Purchased Assets subject to any Assumed Indebtedness or any other Purchased Asset requiring Seller to obtain a third party consent to the transfer thereof) provided there is no increase in the costs borne by Seller under Section 12.9, and provided further Purchaser will remain liable to Seller with respect to all liabilities and obligations to be assumed by the transferee with respect to such Purchased Assets and Purchaser will guarantee the obligations of those Affiliates to the other parties to the Assumed Liabilities and Assumed Indebtedness if so requested if and to the extent Purchaser would have been liable to such other party for the Assumed Indebtedness and Assumed Liabilities had Purchaser not designated an Affiliate to take title to the Purchased Asset under this Section 12.6. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         12.7. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal or state court sitting in Manhattan, New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         12.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         12.9. Expenses. Except as provided in this Section 12.9, each party will bear its own costs and expenses related to negotiation and execution of this Agreement, and obtaining third party consents to the performance of that party's obligations under this Agreement. Purchaser will be responsible for all fees and costs of Salomon Smith Barney and any other financial advisor to Purchaser, and Seller will be responsible for the fees and costs of Morgan Stanley Realty Incorporated and any other financial advisor to Seller. Purchaser will be responsible for all diligence costs and inspection fees, including without limitation the costs of environmental and engineering reviews and audits, appraisals, accounting and other financial reviews. Purchaser will be responsible for any reasonable fees, costs and expenses paid to lenders and their counsel in obtaining consents for any debt assumptions, modifications or waiver related to the Assumed Indebtedness and any required ratings confirmations and the cost of obtaining or extending any interest rate cap agreement related to the Secore Financial Corporation (or its successors and assigns) loan to CFP. Purchaser will be responsible for prepayment penalties, bank fees and other associated costs to prepay CFP's Assumed Indebtedness if Purchaser elects to require Seller to prepay CFP's Assumed Indebtedness under Section 7.14(b). Seller will be responsible for all costs and expenses related to (i) prepayment penalties, bank fees and other associated costs to remove and discharge liens which Seller is obligated to discharge hereunder, (ii) the release of the Excluded Properties from the lien securing the Assumed Indebtedness and the substitution under that financing of the Properties described on Schedule 7.5 for the Excluded Properties and (iii) the receipt of any necessary lender consent relating to the JV Indebtedness and PPM Indebtedness. Seller and Purchaser will each pay one-half of (x) any transfer taxes and recording fees and (y) any premiums and other charges and fees including for endorsements for non-imputation and to remove the survey exception or, if applicable, any cancellation fees for the Title Policies. Purchaser will pay the cost for any Lender's policy of title insurance and Seller will have no responsibility for obtaining or paying for same. Seller will have no responsibility for obtaining or paying for any surveys. Seller will pay or reimburse Purchaser $375,000 towards the cost of the Environmental Insurance Policy. Purchaser will use reasonable efforts to have the Environmental Insurance Policy provide for payment of all or substantially all of the premium for the Environmental Insurance Policy at Closing.

         12.10. No Recordation. Seller and Purchaser agree that neither this Agreement nor any memorandum or notice thereof shall be recorded and Purchaser agrees (a) not to file any notice of pendency or other instrument (other than a judgment or lis pendens filed by Purchaser in connection with its enforcement of its rights hereunder) against any of the Properties or any portion thereof in connection herewith, and (b) to indemnify Seller and the Seller Subsidiaries against all costs, expenses and damages, including without limitation, reasonable attorneys' fees and disbursements incurred by the Seller and Seller Subsidiaries by reason of the filing by Purchaser of such notice of pendency or other instrument.

         12.11. Limitation of Trust Liability. Seller is a Delaware limited partnership whose sole general partner is a Texas real estate investment trust and, in accordance with such general partner's declaration of trust, notice is hereby given that neither the trustees, officers, employees nor shareholders of the general partner of Seller assume any personal liability for obligations entered into by or on behalf of Seller.

                         [REMAINDER OF PAGE LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                      CENTERAMERICA PROPERTY TRUST, L.P.
                                      By: HHC Holdings REIT, its general partner

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Trust Manager
                                             -----------------------------------


                                      CENTERAMERICA DEVELOPMENT COMPANY, INC.

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Authorized Representative
                                             -----------------------------------


                                      CFP, INC.

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Authorized Representative
                                             -----------------------------------


                                      HHC FINANCE, INC.

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Authorized Representative
                                             -----------------------------------


                                      HHC FINANCE, L.P.

                                      By: Center Finance SPC, Inc., its general
                                          partner

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Authorized Representative
                                             -----------------------------------

                                      CFP VENTURE I, L.P.
                                      By: CFP Venture, Inc., its general partner

                                      By:     /s/ John P. Buza
                                             -----------------------------------
                                      Name:   John P. Buza
                                             -----------------------------------
                                      Title:  Authorized Representative
                                             -----------------------------------


                                      NEW PLAN EXCEL REALTY TRUST, INC.

                                      By:     /s/ Steven F. Siegel
                                             -----------------------------------
                                      Name:   Steven F. Siegel
                                             -----------------------------------
                                      Title:  Senior Vice President
                                             -----------------------------------

                                   EXHIBIT A-1

                                   PROPERTIES

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER             SHOPPING CENTER                               CITY                STATE
--------------------------------------------------------------------------------------------------------
CP1                  Antoine Square                                Houston                 Texas
JV1                  Atlantic Plaza                                Satellite Beach         Florida
CP2                  Bay Forest - Clear Lake                       Houston                 Texas
CP3                  Beltway South                                 Houston                 Texas
CP91                 Braes Heights                                 Houston                 Texas
CP4                  Braes Link                                    Houston                 Texas
CP5                  Braes Oaks                                    Houston                 Texas
CP6                  Braesgate                                     Houston                 Texas
CP7                  Brenham Four Corners                          Brenham                 Texas
CP8                  Broadway                                      Houston                 Texas
CP9                  Bryan Square                                  Bryan                   Texas
CP10                 Carmel Village                                Corpus Christi          Texas
CP11                 Cedar Bellaire                                Bellaire                Texas
CP12                 Claremont Village (f/k/a Highland Village)    Dallas                  Texas
CP13                 Clear Lake Camino South                       Houston                 Texas
CP92                 Coconut Creek                                 Coconut Creek           Florida
CP15                 Crossroads                                    Pasadena                Texas
CP16                 Culpepper Plaza Annex                         College Station         Texas
CP17                 Culpepper Plaza I                             College Station         Texas
CP18                 Culpepper Plaza II                            College Station         Texas
CP19                 Downtown Publix                               Stuart                  Florida
CP20                 Eagles Park                                   St. Petersburg          Florida
CP21                 Edgebrook Plaza                               Houston                 Texas
CP22                 El Camino                                     Bellaire                Texas
CP22A                El Camino II                                  Bellaire                Texas
CP23                 Five Points                                   Corpus Christi          Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER             SHOPPING CENTER                               CITY                STATE
--------------------------------------------------------------------------------------------------------
JV2                  Flamingo Falls                                Pembroke Pines          Florida
CP24                 Fondren                                       Houston                 Texas
CP25                 Forest Hills                                  Fort Worth              Texas
CP26                 Friendswood Square                            Friendswood             Texas
JV3                  Harwood Central Village                       Bedford                 Texas
CP27                 Hearthstone Corners                           Houston                 Texas
CP28                 Highland Village Town Center                  Highland Village        Texas
CP29                 Huntington Village                            Houston                 Texas
CP30                 Iberia Plaza                                  New Iberia              Louisiana
CP67                 Inwood Forest                                 Houston                 Texas
CP31                 Jacksonian Plaza                              Jackson                 Mississippi
CP32                 Jeff Davis                                    Dallas                  Texas
CP33                 Jefferson Park                                Mount Pleasant          Texas
CP34                 Jester Village                                Houston                 Texas
CP35                 Jones Plaza                                   Houston                 Texas
CP36                 Jones Square                                  Houston                 Texas
CP37                 Keegan's Meadow                               Stafford                Texas
CP94                 Kenworthy Crossing                            El Paso                 Texas
CP38                 Klein Square                                  Spring                  Texas
JV4                  Ladera                                        Albuquerque             New Mexico
CP39                 Lamar Plaza                                   Rosenberg               Texas
CP39A                Lamar Plaza II                                Rosenberg               Texas
CP40                 Lazybrook                                     Houston                 Texas
CP41                 League City                                   League City             Texas
CP95                 Long Point Square                             Houston                 Texas
JV5                  Mableton Walk                                 Mableton                Georgia
CP42                 Maplewood Mall                                Houston                 Texas
JV6                  Marketplace at Wycliffe                       Lake Worth              Florida
CP43                 Meadowbrook                                   Fort Worth              Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER             SHOPPING CENTER                               CITY                STATE
--------------------------------------------------------------------------------------------------------
CP44                 Merchants Park                                Houston                 Texas
CP45                 Merchants Park North                          Houston                 Texas
JV7                  Mint Hill Festival                            Charlotte               North Carolina
CP46                 Morse Shores                                  Fort Myers              Florida
CP47                 Mount Houston Square                          Houston                 Texas
CP48                 North 45 Plaza (f/k/a Moore Square)           Houston                 Texas
CP49                 North Hills Village                           Haltom City             Texas
CP50                 Northgate                                     Houston                 Texas
CP51                 Northshore East                               Houston                 Texas
CP52                 Northshore West                               Houston                 Texas
CP53                 Northtown Plaza                               Houston                 Texas
CP54                 Northwood                                     Houston                 Texas
JV13                 Odessa - Winwood                              Odessa                  Texas
CP93                 Old Egypt                                     Conroe                  Texas
CP55                 Orange Grove                                  Houston                 Texas
CP56                 Palm Plaza                                    Aransas Pass            Texas
CP57                 Parktown Center                               Deer Park               Texas
CP58                 Parktown East                                 Deer Park               Texas
CP59                 Parkview East                                 Pasadena                Texas
CP60                 Parkview West                                 Pasadena                Texas
CP61                 Pasadena Park                                 Pasadena                Texas
CP96                 Paseo del Norte                               Albuquerque             New Mexico
CP62                 Pearland Plaza                                Pearland                Texas
CP63                 Pinemont                                      Houston                 Texas
CP65                 Plantation Plaza                              Clute                   Texas
CP66                 Randall's Center - Baytown                    Baytown                 Texas
JV8                  Raymond Road I & II                           Jackson                 Mississippi
CP68                 Rice Bellaire                                 Bellaire                Texas
CP97                 Rock Prairie Crossing                         College Station         Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER             SHOPPING CENTER                               CITY                STATE
--------------------------------------------------------------------------------------------------------
JV9                  Sarasota Village                              Sarasota                Florida
CP69                 Sharpstown Office Building                    Houston                 Texas
CP70                 Silver Hills                                  Orlando                 Florida
CP71                 Socorro                                       Socorro                 New Mexico
CP72                 Spencer Square                                Pasadena                Texas
CP73                 Spencer Square II                             Pasadena                Texas
JV10                 Spring Valley Crossing                        Dallas                  Texas
CP74                 Stella Link                                   Houston                 Texas
CP75                 Stevens Park Village                          Dallas                  Texas
CP76                 Tanglewilde                                   Houston                 Texas
CP77                 Texas City Bay                                Texas City              Texas
CP14                 The Crossing at Fry Road                      Katy                    Texas
CP64                 The Pines                                     Pineville               Louisiana
CP78                 Tidwell Plaza                                 Houston                 Texas
CP79                 Tomball Parkway Plaza                         Tomball                 Texas
CP98                 Townshire                                     Bryan                   Texas
CP98A                Cavitt Office Building                        Bryan                   Texas
JV11                 Ventura Downs                                 Kissimmee               Florida
CP99                 Victoria Crossing                             Victoria                Texas
CP81                 Village Plaza                                 Garland                 Texas
CP80                 Village Professional Building                 Victoria                Texas
CP82                 Washington Square                             Kaufman                 Texas
CP83                 Webb Royal                                    Dallas                  Texas
CP84                 Westcliff                                     Fort Worth              Texas
CP85                 Westcrest Long Point                          Houston                 Texas
CP86                 Westheimer Commons                            Houston                 Texas
CP87                 Westmoreland Heights                          Dallas                  Texas
CP88                 Windsor Village                               Austin                  Texas
JV12                 Windvale                                      The Woodlands           Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER             SHOPPING CENTER                               CITY                STATE
--------------------------------------------------------------------------------------------------------
CP89                 Wynnewood Village (incl. Professional and     Dallas                  Texas
                     Annex)
CP90                 Yarbrough                                     El Paso                 Texas

                                   EXHIBIT A-2

                               EXCLUDED PROPERTIES

--------------------------------------------------------------------------------
PROPERTY NUMBER            SHOPPING CENTER            CITY             STATE
--------------------------------------------------------------------------------
SP1                 1960 / Kuykendahl              Houston             Texas
SP3                 Gessner                        Houston             Texas
SP2                 Gessner I                      Houston             Texas
SP4                 Long Point Plaza               Houston             Texas
SP5                 Park Plaza I                   Houston             Texas
SP6                 Park Plaza II                  Houston             Texas
SP7                 Red Bluff Mall                 Pasadena            Texas
SP8                 Rosemeade Plaza                Carrollton          Texas
SP9                 Telephone Road                 Houston             Texas
SP10                Wheatland Plaza                Duncanville         Texas

                                   EXHIBIT A-3

                                 FEE PROPERTIES

----------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER                  CITY                  STATE
----------------------------------------------------------------------------------------------
CP1                   Antoine Square                     Houston                 Texas
CP3                   Beltway South                      Houston                 Texas
CP92                  Coconut Creek                      Coconut Creek           Florida
CP19                  Downtown Publix                    Stuart                  Florida
CP20                  Eagles Park                        St. Petersburg          Florida
CP21                  Edgebrook Plaza                    Houston                 Texas
CP22A                 El Camino II                       Bellaire                Texas
CP26                  Friendswood Square                 Friendswood             Texas
CP31                  Jacksonian Plaza                   Jackson                 Mississippi
CP94                  Kenworthy Crossing                 El Paso                 Texas
CP39A                 Lamar Plaza II                     Rosenberg               Texas
CP95                  Long Point Square                  Houston                 Texas
CP44                  Merchants Park                     Houston                 Texas
CP45                  Merchants Park North               Houston                 Texas
CP51                  Northshore East                    Houston                 Texas
CP54                  Northwood                          Houston                 Texas
CP93                  Old Egypt                          Conroe                  Texas
CP55                  Orange Grove                       Houston                 Texas
CP61                  Pasadena Park                      Pasadena                Texas
CP96                  Paseo del Norte                    Albuquerque             New Mexico
CP63                  Pinemont                           Houston                 Texas
CP66                  Randall's Center - Baytown         Baytown                 Texas
CP68                  Rice Bellaire                      Bellaire                Texas
CP97                  Rock Prairie Crossing              College Station         Texas
CP69                  Sharpstown Office Building         Houston                 Texas
CP72                  Spencer Square                     Pasadena                Texas
CP73                  Spencer Square II                  Pasadena                Texas
CP14                  The Crossing at Fry Road           Katy                    Texas

----------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER                  CITY                  STATE
----------------------------------------------------------------------------------------------
CP98                  Townshire                          Bryan                   Texas
CP98A                 Cavitt Office Building             Bryan                   Texas
CP99                  Victoria Crossing                  Victoria                Texas
CP80                  Village Center/Prof                Victoria                Texas
CP85                  Westcrest Long Point               Houston                 Texas
CP88                  Windsor Village                    Austin                  Texas

                                   EXHIBIT A-4

    PROPERTIES OWNED BY THE PARTNERSHIPS (EXCLUDING RODEO VENTURE PROPERTIES)

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER                             CITY                  STATE
--------------------------------------------------------------------------------------------------------
CP2                   Bay Forest - Clear Lake                       Houston                 Texas
CP91                  Braes Heights                                 Houston                 Texas
CP4                   Braes Link                                    Houston                 Texas
CP5                   Braes Oaks                                    Houston                 Texas
CP6                   Braesgate                                     Houston                 Texas
CP7                   Brenham Four Corners                          Brenham                 Texas
CP8                   Broadway                                      Houston                 Texas
CP9                   Bryan Square                                  Bryan                   Texas
CP10                  Carmel Village                                Corpus Christi          Texas
CP11                  Cedar Bellaire                                Bellaire                Texas
CP12                  Claremont Village                             Dallas                  Texas
CP13                  Clear Lake Camino South                       Houston                 Texas
CP15                  Crossroads                                    Pasadena                Texas
CP16                  Culpepper Plaza Annex                         College Station         Texas
CP17                  Culpepper Plaza I                             College Station         Texas
CP18                  Culpepper Plaza II                            College Station         Texas
CP22                  El Camino                                     Bellaire                Texas
CP23                  Five Points                                   Corpus Christi          Texas
CP24                  Fondren                                       Houston                 Texas
CP25                  Forest Hills                                  Fort Worth              Texas
CP27                  Hearthstone Corners                           Houston                 Texas
CP28                  Highland Village Town Center                  Highland Village        Texas
CP29                  Huntington Village                            Houston                 Texas
CP30                  Iberia Plaza                                  New Iberia              Louisiana
CP32                  Jeff Davis                                    Dallas                  Texas
CP33                  Jefferson Park                                Mount Pleasant          Texas
CP34                  Jester Village                                Houston                 Texas
CP35                  Jones Plaza                                   Houston                 Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER                             CITY                  STATE
--------------------------------------------------------------------------------------------------------
CP36                  Jones Square                                  Houston                 Texas
CP38                  Klein Square                                  Spring                  Texas
CP39                  Lamar Plaza                                   Rosenberg               Texas
CP40                  Lazybrook                                     Houston                 Texas
CP41                  League City                                   League City             Texas
CP42                  Maplewood Mall                                Houston                 Texas
CP43                  Meadowbrook                                   Fort Worth              Texas
CP46                  Morse Shores                                  Fort Myers              Florida
CP47                  Mount Houston Square                          Houston                 Texas
CP48                  North 45 Plaza                                Houston                 Texas
CP49                  North Hills Village                           Haltom City             Texas
CP50                  Northgate                                     Houston                 Texas
CP52                  Northshore West                               Houston                 Texas
CP53                  Northtown Plaza                               Houston                 Texas
CP56                  Palm Plaza                                    Aransas Pass            Texas
CP57                  Parktown Center                               Deer Park               Texas
CP58                  Parktown East                                 Deer Park               Texas
CP59                  Parkview East                                 Pasadena                Texas
CP60                  Parkview West                                 Pasadena                Texas
CP62                  Pearland Plaza                                Pearland                Texas
CP65                  Plantation Plaza                              Clute                   Texas
CP70                  Silver Hills                                  Orlando                 Florida
CP71                  Socorro                                       Socorro                 New Mexico
CP74                  Stella Link                                   Houston                 Texas
CP75                  Stevens Park Village                          Dallas                  Texas
CP76                  Tanglewilde                                   Houston                 Texas
CP77                  Texas City Bay                                Texas City              Texas
CP64                  The Pines                                     Pineville               Louisiana
CP78                  Tidwell Plaza                                 Houston                 Texas
CP79                  Tomball Parkway Plaza                         Tomball                 Texas

--------------------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER                             CITY                  STATE
--------------------------------------------------------------------------------------------------------
CP81                  Village Plaza                                 Garland                 Texas
CP82                  Washington Square                             Kaufman                 Texas
CP83                  Webb Royal                                    Dallas                  Texas
CP84                  Westcliff                                     Fort Worth              Texas
CP86                  Westheimer Commons                            Houston                 Texas
CP87                  Westmoreland Heights                          Dallas                  Texas
CP89                  Wynnewood Village (incl. Professional and     Dallas                  Texas
                      Annex)
CP90                  Yarbrough                                     El aso                  New Mexico
CP67                  Inwood Forest                                 Houston                 Texas
CP37                  Keegan's Meadow                               Stafford                Texas

                                   EXHIBIT A-5

                                  JV PROPERTIES

--------------------------------------------------------------------------------------------
PROPERTY NUMBER              SHOPPING CENTER               CITY                  STATE
--------------------------------------------------------------------------------------------
JV1                   Atlantic Plaza                  Satellite Beach         Florida
JV2                   Flamingo Falls                  Pembroke Pines          Florida
JV3                   Harwood Central Village         Bedford                 Texas
JV4                   Ladera                          Albuquerque             New Mexico
JV5                   Mableton Walk                   Mableton                Georgia
JV6                   Marketplace at Wycliffe         Lake Worth              Florida
JV7                   Mint Hill Festival              Charlotte               North Carolina
JV13                  Odessa - Winwood                Odessa                  Texas
JV8                   Raymond Road I & II             Jackson                 Mississippi
JV9                   Sarasota Village                Sarasota                Florida
JV10                  Spring Valley Crossing          Dallas                  Texas
JV11                  Ventura Downs                   Kissimmee               Florida
JV12                  Windvale                        The Woodlands           Texas

                                                                       EXHIBIT B


                                   DEFINITIONS

         Certain Definitions. As used in this Agreement, the following terms have the following meanings when used herein with initial capital letters:

         "Access Agreement" means that certain Access Agreement by and between Purchaser and Seller dated as of December 17, 2001.

         "Affiliate" (or words of similar import) has the same meaning as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

         "Agreement" means this Purchase Agreement by and among Purchaser and Seller.

         "Applicable Percentage Rent Fiscal Year" shall have the meaning set forth in Section 2.4(b)(iii).

         "Assigning Subsidiary" means any Subsidiary that has a direct ownership interest in any of the Purchased Assets.

         "Assumed Indebtedness" means the Indebtedness described on Schedule 4.11(a).

         "Assumed Liabilities" shall have the meaning set forth in Section 1.3.

         "Assumed Loan Documents" shall have the meaning set forth in Section 4.11(a).

         "Audited Financial Statements" shall have the meaning set forth in
Section 4.20.

         "Bankruptcy" means the commencement of any proceeding under any applicable bankruptcy, reorganization, liquidation, insolvency, creditor's rights, or similar law now or hereafter in effect or commencement of a proceeding in which a receiver, liquidator or trustee is sought to be appointed.

         "Bill of Sale" shall have the meaning set forth in Section 9.4(d)(ii).

         "Budgets" shall have the meaning set forth in Section 4.21.

         "Business Day" means a day other than Saturday, Sunday or any day on which commercial banks in New York, New York or Houston, Texas are authorized or obligated to close.

         "Cap" shall have the meaning set forth in Section 11.5(a).

         "Capital Support Agreement" shall have the meaning set forth in Section 1.1(a)(ii)(B).

         "CenterAmerica Capital" means CenterAmerica Capital Partnership, L.P., a Delaware limited partnership.

         "CenterAmerica Trust" means CenterAmerica Property Trust, L.P.

         "CenterAmerica Venture" means CenterAmerica Venture Fund, LLC, a Delaware limited liability company.

         "CenterAmerica Venture Entities" means CenterAmerica Venture and its subsidiaries.

         "CenterAmerica Venture REIT" means CenterAmerica Venture REIT, a Texas real estate investment trust.

         "CFP" means CFP I, L.P., a Delaware limited partnership.

         "CFP Venture" means CFP Venture I, L.P., a Delaware limited partnership.

         "CFP, Inc." means CFP, Inc., a Delaware corporation.

         "Claims" shall have the meaning set forth in Section 1.5(a).

         "Closing" shall have the meaning set forth in Section 9.1.

         "Closing Date" shall have the meaning set forth in Section 9.1.

         "Closing Escrow Agreement" shall have the meaning set forth in Section 11.7.

         "Closing Statement" shall have the meaning set forth in Section 2.4(a)(ii).

         "Code" shall have the meaning set forth in Section 2.3(b).

         "Company Leases" means those certain leases described in Schedule 1.1(a)(iii)(A).

         "Confidentiality Agreement" shall have the meaning set forth in Section 7.1.

         "Consents" shall have the meaning set forth in Section 1.7.

         "Consultants" shall have the meaning set forth in Section 3.2.

         "Continuing Loan Guaranty" shall have the meaning set forth in Section 6.4.

         "Contract Assignment" shall have the meaning set forth in Section 9.4(d)(iv).

         "Contracts" means all agreements, contracts, management agreements, leasing agreements, maintenance contracts, equipment leasing agreements, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating to the Real Estate Business or any Property, Improvements or Personal Property and under which Seller or any Subsidiary is currently paying or receiving compensation for services rendered in connection with the Real Estate Business or any Property, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the date hereof.

         "Deductible" shall have the meaning set forth in Section 11.5(a).

         "Deed" shall have the meaning set forth in Section 9.4(d)(i).

         "Delinquent" shall have the meaning set forth in Section 2.4(b)(v).

         "Deposit" shall have the meaning set forth in Section 2.3.

         "Drop Dead Date" shall have the meaning set forth in Section 10.1(c).

         "Due Diligence" shall have the meaning set forth in Section 3.1(a).

         "Employees" shall have the meaning set forth in Section 7.8(a).

         "Entity Level Tax" shall have the meaning set forth in Section 7.12(b)(i).

         "Environmental Law" means any Law or order of any Governmental Entity relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Insurance Policy" means an environmental hazard insurance policy obtained by Purchaser on or after the date of this Agreement and on or before the Closing Date to cover environmental matters affecting the Properties, which policy shall provide coverage for a period of 10 years, include Seller and its Subsidiaries as an additional insured, contain a deductible of no more than $50,000 unless otherwise agreed by Purchaser, and otherwise in form and substance to Purchaser's satisfaction.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall have the meaning set forth in Section 4.24(b).

         "Escrow Agreement" shall have the meaning set forth in Section 2.3(a).

         "Escrow Holder" means Fidelity National Title Insurance Company, 1110
N. Post Oak Blvd., Suite 120, Houston, Texas 77055.

         "Excluded Assets" shall have the meaning set forth in Section 1.2.

         "Excluded Liabilities" shall have the meaning set forth in Section 1.3.

         "Excluded Properties" shall mean the Properties identified on Exhibit A-2 and any dropped Property under Section 7.16.

         "Fee Properties" shall mean the Properties identified on Exhibit A-3.

         "Final Adjustment Date" shall have the meaning set forth in Section
2.5.

         "Final Closing Adjustment" shall have the meaning set forth in Section 2.5.

         "Final Statement" shall have the meaning set forth in Section 2.5.

         "Financial Statements" shall have the meaning set forth in Section
4.20.

         "GAAP" shall have the meaning set forth in Section 4.20.

         "Governmental Entity" shall have the meaning set forth in Section
4.2(c).

         "Ground Leases" shall have the meaning set forth in Section 4.15.

         "Guarantor" shall have the meaning set forth in Section 6.4.

         "Hancock Indebtedness" shall have the meaning set forth in Section 7.14(a).

         "Hancock Properties" means the Properties located in Houston, Texas and Katy, Texas, Harris County, and associated with the shopping centers commonly known as Merchants Park, Merchants Park North and The Crossing at Fry Road.

         "Hazardous Materials" means (i) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants" or words of similar import under any Environmental Law, and
(iii) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Entity under any Environmental Law.

         "HHC Finance" means HHC Finance, L.P., a Delaware limited partnership.

         "HHC Finance, Inc." means the HHC Finance, Inc., a Delaware corporation.

         "Improvements" means all of the buildings, structures, fixtures, facilities, installations and other improvements, of every kind and description now or hereafter located on the Properties, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, security devices, signs and light fixtures.

         "Incomplete Developments" shall have the meaning set forth in Section 7.6.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, whether secured or unsecured, (ii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), and (v) all guarantees of such Person of any such indebtedness of any other Person.

         "Indemnifying Party" shall have the meaning set forth in Section
11.4(a).

         "Indemnitee" shall have the meaning set forth in Section 11.4(a).

         "Individual Item" means any item or series of items relating to a single event or arising out of the same breach for which the Loss does not exceed $5,000.

         "Intellectual Property" means the name "CenterAmerica," and all other copyrights, trademarks, brand names, service marks, the CenterAmerica.com and CenterAmerica.net domain names and rights, if any, to any related website and the business related thereto, trade names, data, telephone numbers, licenses, labels, logos, marketing materials, designs, covenants by others not to compete, rights, privileges and any registrations or applications for registrations of the foregoing used in the conduct of the Real Estate Business, and any right to recovery for infringement thereof (including past infringement) and any and all goodwill associated therewith or connected with the use thereof and symbolized thereby, including, without limitation, all of the items set forth on Schedule 1.1(a)(iii)(D) attached hereto.

         "Interim Financial Statements" shall have the meaning set forth in
Section 3.4.

         "Inwood" means Inwood Shopping Center Limited Partnership-I, a Texas limited partnership.

         "JV Indebtedness" means the Indebtedness described on Schedule 4.12(a).

         "JV Loan Documents" shall have the meaning set forth in Section
4.12(a).

         "JV Properties" means the Properties identified on Exhibit A-5 and any new properties acquired by CenterAmerica Venture after the date of this Agreement.

         "Keegan's" means Keegan's Meadow Shopping Center Limited Partnership-I, a Texas limited partnership.

         "Knowledge of Seller" shall have the meaning set forth in Section 4.25.

         "Laws" shall have the meaning set forth in Section 4.2(b).

         "Lease Assignment" shall have the meaning set forth in Section 9.4(d)(iii).

         "Lease Expenses" means, collectively, any and all leasing commissions, tenant improvements, allowances, and lease buyout costs and expenses actually paid or incurred by Seller or the Assigning Subsidiaries prior to Closing or to be incurred by Purchaser for any space set forth in Schedule 2.4(e) arising out of or in connection with any Leases for space at the Fee Properties and Partnership Properties (excluding the JV Properties). Lease Expenses shall include, without limitation, (a) brokerage commissions and fees payable pursuant to a commission agreement or Lease to effect any such leasing transaction (including, without limitation, any fees owed to an affiliated or third-party property manager or leasing agent), (b) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, and (c) expenses incurred for the purpose of satisfying or terminating the obligations of a Tenant under a new Lease to the landlord under another lease (whether or not such other lease covers space in any Property).

         "Leases" shall have the meaning set forth in Section 4.5(b).

         "Leasing Guidelines" shall have the meaning set forth in Section 6.2.

         "Licenses and Permits" shall mean, collectively, all licenses, registrations, franchises, permits, concessions, orders, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Properties or the Real Estate Business, together with all renewals and modifications thereof.

         "Liens" shall have the meaning set forth in Section 1.1(a).

         "Losses" shall have the meaning set forth in Section 11.2(a).

         "Major Loss" shall have the meaning set forth in Section 8.3.

         "Material Contracts" shall have the meaning set forth in Section 4.14.

         "Material Title Defects" means title matters (other than zoning compliance) relating to any Property other than a JV Property that are disclosed in new title commitments or surveys obtained by Purchaser or in judgment and lien searches, if any, conducted by Purchaser after the date of this Agreement, which matters are not Permitted Encumbrances or Liens securing Indebtedness to be and is paid or discharged prior to or at Closing in accordance with this Agreement, and that individually or in the aggregate have a cost of removal or correction in excess of $100,000 with respect to any individual Property or in the aggregate have a cost of removal or correction in excess of $2,000,000 for all such Properties.

         "MSREF II" means The Morgan Stanley Real Estate Fund II, L.P., a Delaware limited partnership.

         "Multiemployer Plan" shall have the meaning set forth in Section
4.25(b).

         "New Inwood" shall have the meaning set forth in Section 7.19.

         "New Keegan's" shall have the meaning set forth in Section 7.19.

         "Non-Assignable Contracts" shall have the meaning set forth in Section 1.7.

         "NYSE" shall have the meaning set forth in Section 7.1(b).

         "Operating Expenses" shall have the meaning set forth in Section
2.4(c).

         "Other Rent" shall have the meaning set forth in Section 2.4(b)(iv).

         "Partnerships" shall have the meaning set forth in Recital D.

         "Partnership Agreements" shall have the meaning set forth in Section 2.2(a).

         "Partnership Amendments" shall have the meaning set forth in Section 9.4(d)(xiii).

         "Partnership Interest Assignment" shall have the meaning set forth in
Section 9.4(d)(xii).

         "Partnership Interests" shall have the meaning set forth in Recital D.

         "Partnership Properties" means the Partnership Properties identified on Exhibit A-4.

         "Permitted Encumbrances" means and includes all of the following: applicable zoning and building ordinances and land use regulations that do not materially adversely affect the current use of the property; tax liens, mechanics', materialmen's and artisan's liens, special assessment liens and other similar liens, in each case not yet delinquent and are subject to proration under Section 2.4(n) or being contested in good faith in appropriate proceedings (provided that Seller will bond over same at Closing or provide Purchaser with security with respect to same reasonably acceptable to Purchaser) (it being agreed by Purchaser and Seller that if any tax or assessment is levied or assessed with respect to the Properties after the date hereof and the owner of the Properties has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Purchaser); any encumbrances caused by Purchaser, its Consultants or its agents, representatives or employees; the rights of the Tenants under the Leases; any rights of first refusal, restrictions and other encumbrances set forth in the Partnership Agreements and restrictions on transfer under the Partnership Agreements and under federal and state securities Laws; all matters disclosed in the Title Commitments and Surveys; Liens securing the Assumed Indebtedness; and any matters deemed to constitute Permitted Encumbrances under Section 3.4 hereof; provided, however, Liens securing Excluded Liabilities and other Liens that Seller has expressly agreed to remove or discharge under this Agreement and those set forth in Schedule 3.4(a)(i) shall not be Permitted Encumbrances.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "Personal Property" means all tangible personal property, which is located at and used in connection with any of the Properties or the Real Estate Business as of the Closing Date, but specifically excluding (a) any personal property owned, financed or leased by the Tenants (other than any Tenant that is a Seller or Subsidiary) under Leases, (b) any computer software which either is licensed to Seller, or Seller deems proprietary, (c) any tangible personal property owned by any unaffiliated on-site property manager, (d) except for the Partnership Interests, any warrants, stock options or other equity securities related to the Assigning Subsidiaries or any direct or indirect partner of the Partnerships, or (e) any Excluded Assets. Personal Property shall not include any attorney work product or any attorney-client privileged documents.

         "PPM Indebtedness" shall have the meaning set forth in Section 7.14(c).

         "PPM Loan Documents" shall have the meaning set forth in Section
4.12(a).

         "PPM Properties" means the Properties located in Houston, Texas and Stafford, Texas, Harris County, and associated with the shopping centers commonly known as Inwood Forest and Keegan's Meadow.

         "Pre-Closing Breaches" shall have the meaning set forth in Section 10.2(a).

         "Pre-Closing Taxable Period" means with respect to any tax, any applicable taxable period ending on or prior to consummation of the transactions contemplated hereby on the Closing Date or the allocable portion of any applicable taxable period that includes but does not end on the Closing Date.

         "Properties" shall have the meaning set forth in Recital A.

         "Proration Items" shall have the meaning set forth in Section 2.4(a).

         "Proration Time" shall have the meaning set forth in Section 2.4(a).

         "Purchased Assets" shall have the meaning set forth in Recital D.

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "Purchaser" means New Plan Excel Realty Trust, Inc., a Maryland corporation.

         "Purchaser Indemnitees" shall have the meaning set forth in Section 11.2(a).

         "PWC" shall have the meaning set forth in Section 7.17.

         "REAs" shall have the meaning set forth in Section 4.16.

         "Real Estate Business" shall have the meaning set forth in Recital A.

         "Real Property" means those certain parcel(s) of real property comprising the Property described in Schedule 1.1(a)(i)(A), together with the applicable owner's right, title and interest, if any, in and to the appurtenances pertaining thereto, including, but not limited to, the applicable owner's right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface rights, development rights and water rights.

         "Records and Plans" means, collectively: (i) all books and records, including, but not limited to, property operating statements, specifically relating to the Properties and the Real Estate Business; (ii) all structural reviews, architectural drawings and environmental, engineering, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; (iii) all preliminary, final and proposed plans, specifications and drawings of the Improvements or the Real Property or the Properties or any portion thereof; and (iv) with respect to the Properties and the Real Estate Business, the accounting, billing and financial records, personnel records, blueprints, specifications, warranties, plats, maps, surveys, building and machinery diagrams, maintenance and production records, environmental records and reports, sales and property Tax records and Tax Returns for the Partnerships and sales records. The terms "Records and Plans" shall not include (v) any document or correspondence which would be subject to the attorney-client privilege; (w) any document or item which Seller is contractually or otherwise bound to keep confidential; (x) any documents pertaining to the marketing of the Property for sale to prospective purchasers;
(y) any internal memoranda, reports or assessments of Seller, Affiliates or the Subsidiaries relating to Seller's valuation of the Properties; and (z) appraisals of the Properties whether prepared internally by Seller or Seller's Affiliates or Subsidiaries or externally.

         "Redevelopment Payment" shall have the meaning set forth in Section
7.6.

         "Redevelopment Properties" means those certain properties commonly known as Coconut Creek Plaza located in Coconut Creek, Florida and Townshire, located in College Station, Texas.

         "Releasing Parties" shall have the meaning set forth in Section 7.9

         "Rentals" shall mean fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant's proration share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property.

         "Rent Roll" shall have the meaning set forth in Section 4.5(b).

         "Reporting Person" shall have the meaning set forth in Section
2.3(b)(i).

         "Restraints" shall have the meaning set forth in Section 9.2(c).

         "Section 1060 Allocation" shall have the meaning set forth in Section 7.7.

         "Seller" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Seller Indemnitees" shall have the meaning set forth in Section
11.3(a).

         "Seller Material Adverse Effect" means the occurrence of any of the following after the date of this Agreement and prior to the Closing: (i) Bankruptcy of any of the Kroger Co., Randall's Food Markets, Inc., Walgreen, Co., Eckerd Corporation or KMart; (ii) Bankruptcy of any two of Minyards, Publix, Consolidated (Big Lots), Blockbuster and HEB; (iii) 10 or more stores at the Properties containing 50,000 or more square feet of gross leasable area close or cease to operate (regardless of whether or not the Tenant is paying rent), or (iv) there are any exceptions in the Tenant estoppels obtained under
Section 6.3 for which Seller elects not to deliver a Seller estoppel under
Section 6.3 and the dollar amount of any reduction in value of the Purchased Assets resulting therefrom plus the Losses from Pre-Closing Breaches under
Section 10.2 exceeds $5,000,000.

         "Seller Party" and "Seller Parties" shall have the meanings set forth in Section 1.5.

         "Selling Subsidiaries" means those Subsidiaries that own the Fee Properties.

         "Significant Portion" with respect to a Property means any taking by condemnation or destruction or damage by fire or other casualty in excess of 50% of the gross leaseable area of a Property or that deprives the affected Property of any major access to public roads.

         "Straddle Period" shall have the meaning set forth in Section
7.12(b)(i).

         "Subsidiary" means any entity in which Seller has an interest whether directly or indirectly, including without limitation, the Partnerships and their subsidiaries.

         "Surveys" shall have the meaning set forth in Section 3.4(a).

         "Tax Return" or "Tax Returns" means any report, return, or other information required to be supplied to any taxing authority in connection with Taxes.

         "Tax" or "Taxes" means all taxes, fees, levies, or other assessments, imposed by the United States or any state, country, local, or foreign government or subdivision or agency thereof including, without limitation, income, gross receipts, excise, real and personal property, premiums, municipal, capital, value-added, goods and services, consumption, sales, transfer, license, payroll, and franchise taxes, and such term shall include any interest, penalties, or additions to tax attributable to such taxes, fees, levies, or other assessments.

         "Tenant Deposits" means all advance rents and security deposits (whether cash or non-cash) paid or deposited by a Tenant to Seller or any owner of a Property, as landlord, or to any other person on Seller's or such owner's behalf pursuant to a Lease (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenant or as required by law.)

         "Tenant Notice Letters" shall have the meaning set forth in Section 9.4(c)(iv).

         "Tenants" means all persons or entities occupying or entitled to possession of any portion of any Property pursuant to a Lease.

         "Third Party Claim" shall have the meaning set forth in Section
11.4(b).

         "Title Commitments" shall have the meaning set forth in Section 3.4(a).

         "Title Objections" shall have the meaning set forth in Section 3.4(b).

         "Title Policies" means the ALTA or TLTA owner's or leasehold form title policies, which title policies insure the fee simple or leasehold interests, as applicable, of the Purchaser or the Partnerships in the applicable Properties.

         "Transfer" shall have the meaning set forth in Section 1.1(a).

         "Transferred Employees" shall have the meaning set forth in Section 7.8(a).

         "Transitional Services Agreement" means the Transitional Services Agreement substantially in the form of Exhibit 7.10.

         "Unaudited Financial Statements" shall have the meaning set forth in
Section 4.20.

         "Vehicles" shall have the meaning set forth in Section 1.1(iii)(H).

         "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101, et. seq., and any similar provision of any applicable State Law.